Exhibit 10.1

AIRCRAFT OPERATING LEASE AGREEMENT

between

BANK OF UTAH,

not in its individual capacity, but solely as owner trustee,

as Lessor and

GLOBAL CROSSINGS AIRLINES, INC.

as Lessee

Aircraft Type & MSN: one (1) Airbus A321-231 model aircraft

bearing manufacturer’s serial number 1153 with two (2) IAE V2500 model engines

CONTENTS

Clause Page

1.
Agreement to Lease 1
2.
Conditions Precedent 2
3.
Delivery and Acceptance 3
4.
Lease Term and Termination 7
5.
Security Deposit 7
6.
[Reserved] 9
7.
Rent 9
8.
Payments 9
9.
Taxes 12
10.
Waiver and Disclaimer 16
11.
Title and Registration 18
12.
No Liens 20
13.
Operation of Aircraft 21
14.
Subleasing 25
15.
Replacement of Parts 26
16.
Maintenance 31
17.
Maintenance Reserves 36
18.
Indemnification 36
19.
Insurance 39
20.
Events of Loss 43
21.
Other Loss or Damage 45
22.
Redelivery of Aircraft 46
23.
Default 49
24.
Representations and Warranties 55
25.
Information of Lessee 72
26.
Assignment 73
27.
Notices 75
28.
Manufacturer’s Warranties 76
29.
Law and Dispute 78
30.
Miscellaneous 79
31.
Confidentiality Agreement 81

EXHIBIT A: DEFINITIIONS AND INSTRUCTIONS 76

EXHIBIT B: CONDITIONS PRECEDENT AND SUBSEQUENT 92

EXHIBIT C: DELIVERY PROCEDURE AND DELIVERY CONDITION 98

EXHIBT D: CERTIFICATE OF ACCEPTANCE 99

EXHIBIT E: TECHNICAL ACCEPTANCE CERTIFICATE 102

EXHIBIT F: REDELIVERY PROCEDURE AND REDELIVERY CONDITIONS 105

EXHIBIT G: CERTIFICATE OF REDELIVERY 107

EXHIBIT H: MAINTENANCE RESERVES 109

EXHIBIT I: INSURANCE REQUIREMENTS 120

EXHIBIT J: FORM OF DEREGISTRATION POWER OF ATTORNEY 124

EXHIBIT K: STATEMENT OF ACCOUNT LETTER 126

EXHIBIT L: FORM OF MONTHLY REPORT 128

EXHIBIT M: SUBLEASE REQUIREMENTS 132

EXHIBIT N: LEASE SPECIFIC TERMS 133

EXHIBIT O: AIRCRAFT DOCUMENTS 134

EXHIBIT P: LOOSE EQUIPMENT LIST 139

EXHIBIT Q: ENGINE PROTOCOL 140

EXECUTION PAGE 143

AIRCRAFT OPERATING LEASE AGREEMENT

THIS AIRCRAFT OPERATING LEASE AGREEMENT (the "Agreement") is made and entered into as of April 29 , 2024 between:

(1)
GLOBAL CROSSING AIRLINES INC., a Delaware corporation whose registered address is Bldg. 5A, Miami Int’l Airport, 4th floor, 4200 NW 36th Street, Miami, FL 33166 ("Lessee"); and,
(2)
BANK OF UTAH, not in its individual capacity, but solely as owner trustee, a Utah banking corporation whose address and principal place of business is 50 South 200 East, Suite 110, Salt Lake City, Utah 84111 ("Lessor").

(each individually referred to as a "Party" and collectively as the "Parties").

WITNESSETH

(A)
WHEREAS, the subject matter of this Agreement is the operating lease of one (1) Airbus A321-231 model aircraft with manufacturer’s serial number 1153 and more particularly described in Exhibit A (the “Aircraft”); and,
(B)
WHEREAS, Lessee wishes to lease the Aircraft from Lessor and Lessor wishes to lease the Aircraft to Lessee.

NOW THEREFORE, in consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to take on lease from Lessor, the Aircraft, and the Parties further agree as follows:

1.
AGREEMENT TO LEASE
1.1
Subject to and in accordance with the terms and conditions of this Agreement, Lessor agrees to lease the Aircraft to Lessee on an operating lease and Lessee agrees to take the Aircraft on an operating lease from Lessor for the duration of the Lease Term. Notwithstanding any other provision of this Agreement each of Lessor and Lessee agrees that this Agreement is an operating lease of the Aircraft and shall not in any way be construed as a financial arrangement or a finance lease under any applicable Law.
1.2
Lessor will not have to deliver the Aircraft to Lessee if, on the Delivery Date, an Event of Default has occurred and is continuing or will occur as a result of the Delivery.
1.3
Cape Town Convention
1.3.1
For the purposes of the Cape Town Convention, the Airframe is an "airframe" and an "aircraft object" and each Engine is an "aircraft engine" and an "aircraft object".
1.3.2
Subject to the terms and conditions of this Agreement, Lessor may assign the "associated rights" under the Security Assignment (or otherwise in favor of Financier), which "associated rights" consist of all rights to payment or other performance by Lessee (as debtor) under this Agreement and are "associated with" the Airframe and the Engines. Any such assignment shall transfer to the assignee the related "International Interests" of Lessor.

1.3.3
This Agreement constitutes an agreement for the registration of the Aircraft with the Aviation Authority, and such registration will be maintained pursuant to this Agreement.
2.
CONDITIONS PRECEDENT
2.1
Conditions Precedent
2.1.1
Lessor's obligation to deliver and lease the Aircraft to Lessee hereunder is subject to the satisfaction of the Lessor conditions precedent under section A of Exhibit B (Conditions Precedent and Subsequent) hereto on or before the Delivery Date.
2.1.2
Lessee's obligation to take delivery and lease the Aircraft from Lessor hereunder is subject to the satisfaction of the Lessee conditions precedent under section B of Exhibit B (Conditions Precedent and Subsequent) hereto on or before the Delivery Date.
2.2
Waiver and Termination
2.2.1
If any condition precedent specified in Clause 2.1 (Conditions Precedent) is not satisfied upon the date the Aircraft is tendered for Delivery by Lessor in accordance with the terms of this Agreement, the Party who is the beneficiary of such condition precedent may (at its sole option), waive or defer satisfaction thereof on such terms and for such period as it may determine and notify to the other Party in writing. If the Lessor defers any condition precedent set out in section A of Exhibit B (Conditions Precedent and Subsequent) and the Lessee fails to provide such condition precedent within the timeframe stipulated by Lessor when granting the deferral, such failure shall constitute an Event of Default under Clause 23.1(f) (Events of Default).
2.2.2
If any condition precedent(s) specified in Clause 2.1 (Conditions Precedent) is not satisfied upon the date the Aircraft is tendered for Delivery by Lessor in accordance with the terms of this Agreement, the Party who is the beneficiary of such condition precedent(s) may (at its sole option), on fourteen (14) Business Days' prior written notice, terminate, this Agreement with immediate effect.
(a)
Upon such termination by Lessor, neither Party will thereafter have any further liability to the other except for those obligations which survive the termination or earlier cancellation of this Agreement.
(b)
Upon such termination by Lessee, neither Party will thereafter have any further liability to the other except: (i) for those obligations which survive the termination or earlier cancellation of this Agreement and (ii) that Lessor shall, within five (5) Business Days of such termination from Lessee, pay to Lessee an amount equal to the amount of the Security Deposit.

2.3
Conditions Subsequent

Lessor's obligation to continue leasing the Aircraft to Lessee hereunder is subject to the satisfaction of the Lessor conditions subsequent under section C of Exhibit B (Conditions Precedent and Subsequent) hereto on or after the Delivery Date in the time required thereunder.

2.4
Waiver and Termination of Conditions Subsequent

If any condition subsequent specified in Clause 2.3 (Conditions Subsequent) is not satisfied following the Delivery Date within the time required as set forth in such condition subsequent, Lessor may (at its sole option), waive or defer satisfaction thereof on such terms and for such period as it may determine and notify Lessee in writing. If the Lessor defers any condition subsequent set out in section C, Exhibit B (Conditions Precedent and Subsequent) and Lessee fails to provide such condition subsequent within the timeframe stipulated by Lessor when granting such deferral, such failure shall constitute an Event of Default under Clause 23.1(d) (Events of Default).

3.
DELIVERY AND ACCEPTANCE
3.1
Delivery Date
3.1.1
The Delivery of the Aircraft is scheduled to take place at the Delivery Location on or before the Scheduled Delivery Date. Lessor will use good faith efforts to deliver the Aircraft as close to the Delivery Date as possible.
3.1.2
Notwithstanding anything to the contrary herein, Lessor shall not be obliged to hand over to Lessee possession of the Aircraft unless and until: (i) all of the conditions precedent in section A of Exhibit B (Conditions Precedent and Subsequent) shall have been satisfied by Lessee or deferred or waived by Lessor, and (ii) Lessee has complied with all of its obligations under the Agreement and the Transaction Documents in accordance with their terms.
3.1.3
Notwithstanding anything to the contrary herein, Lessee shall not be obliged to take Delivery and possession of the Aircraft unless and until: (i) all of the conditions precedent in section B of Exhibit B concerning both Lessor and Lessee (Conditions Precedent and Subsequent) shall have been satisfied, deferred, or waived by the relevant Party, and (ii) both Lessor and Lessee have complied with all of their obligations under the Agreement and the Transaction Documents in accordance with their terms, but only to the extent such obligations are required prior to Delivery of the Aircraft.
3.2
Delayed Delivery
3.2.1
In the case of a delayed Delivery, neither Lessor nor any of the Lessor Indemnitees will be responsible for any Losses that Lessee suffers resulting from the Delivery taking place after the Scheduled Delivery Date or non- delivery of the Aircraft.
3.2.2
Notwithstanding anything to the contrary herein, if the Delivery of the Aircraft has not taken place on the Final Delivery Date for any reason other than due to an Event of Default by Lessee under this Agreement or an event of default by

Lessee (howsoever defined) which is continuing under the other Transaction Documents, Lessee may terminate this Agreement by serving written notice to the Lessor (i) at which time the obligations of each Party in relation to the leasing of the Aircraft will end from the date of that notice (other than those obligations which survive the termination or earlier cancellation of this Agreement) and Lessor will have no liability to Lessee arising from the non- Delivery of the Aircraft, and (ii) promptly thereafter Lessor shall pay to Lessee an amount equal to the amount of the Security Deposit that Lessor has received from Lessee.

3.2.3
Notwithstanding anything to the contrary herein, if the Aircraft has not been delivered by the Final Delivery Date due to the occurrence of an Event of Default under this Agreement or an event of default (howsoever defined) under the other Transaction Documents, which is continuing, in addition to any other remedies that the Lessor may have under and pursuant to this Agreement, including Clause 3.2.1 and Clause 23 (Default) of this Agreement, and the other Transaction Documents, Lessor may terminate this Agreement and the other Companion Agreements and neither Party will thereafter have any further liability to the other (other than those obligations which survive the termination or earlier cancellation of this Agreement and the other Companion Agreements), except that, as liquidated damages, Lessor will not be obliged to pay Lessee an amount equal to the Security Deposit and the security deposit (howsoever defined) under each of the Companion Agreements. The Parties acknowledge and agree that the amount of the Security Deposit and the security deposit (howsoever defined) under each of the Companion Agreements has been determined taking into account the estimated Losses Lessor is likely to suffer following an Event of Default and as such the relief from obligation to pay an amount equal to the amount of the Security Deposit and the security deposit (howsoever defined) under each of the Companion Agreements following the occurrence of an Event of Default operates as a liquidated damages provision and not as a penalty. Lessee has specifically considered the amount of the Security Deposit and the security deposit (howsoever defined) under each of the Companion Agreements and acknowledges and agrees that it is a reasonable estimation of Losses Lessor is likely to suffer as a result of an Event of Default.
3.2.4
Notwithstanding anything to the contrary herein, Lessor shall not be liable for damages of any kind (including, but not limited to consequential damages) to Lessee or to any third party resulting from the late delivery of the Aircraft.
3.3
Lessee Selection of Aircraft & Delivery Condition
3.3.1
Lessee covenants to Lessor that it has used and is relying solely on its own judgment in selecting the Aircraft. Lessee acknowledges that Lessor is not a manufacturer, repairer or servicing agent of the Aircraft.
3.3.2
The Delivery Condition is set out in Exhibit C (Delivery Procedure and Delivery Condition). The Aircraft will be delivered in the Delivery Condition but otherwise in an “As-is, Where-is” condition with all faults and is subject to each and every disclaimer of warranty and representation as set forth in Clause 10 (Waiver & Disclaimer) hereof, but the Lessee is not obliged to take delivery of the Aircraft unless the Aircraft is materially in compliance with the Delivery Condition.

3.4
Aircraft Inspection
3.4.1
On the Delivery Date, Lessee shall be permitted to perform one (1) general visual inspection on the Aircraft and such inspection shall be less than six (6) hours ground time (the “Delivery Inspection”). The Delivery Inspection shall be performed at Lessee’s cost and expense. Additionally, Lessee shall be entitled to review historical technical records of the Aircraft starting upon the date of the signature of this Lease Agreement. Furthermore, from time to time, Lessee, with Lessor’s support, shall be permitted to conduct visual inspections of the Aircraft while it is undergoing pre-delivery maintenance. A test flight of not less than 2 hours’ duration and complete engine and APU BSI’s shall be performed by Lessor, with Lessee as witness, as part of the Delivery Inspection.
3.4.2
Lessee hereby undertakes to indemnify and hold each of Lessor and the other Lessor Indemnitees harmless from and against all liabilities, damages, losses, costs and expenses in respect to injury to or death or the loss of property of Lessee or any of Lessee’s employees or representatives when such damages, losses, costs and expenses arise due to Lessee’s gross negligence, wilful misconduct during or out of or in connection with the inspection and/or acceptance of the Aircraft.
3.4.3
All representatives designated by Lessee to perform the Delivery Inspection of the Aircraft shall meet occupational health and safety and security requirements as the same are advised by Lessor or any party acting by or through Lessor at the location of such inspections and the same shall not unreasonably interfere with Lessor’s performance of its obligations in connection with the conduct of return inspections conducted pursuant to a prior lease or Lessor’s inspection rights under any sale and purchase agreement (if any).
3.5
Non-conformity
3.5.1
Provided that Lessee notifies Lessor, in writing, promptly (but in no case later than within five (5) Business Days) after the inspection of any reasonable defect or non-conformity with the Delivery Condition, Lessor will correct or procure the correction of all defects and non-conformities as it finds reasonable in its sole discretion as promptly as possible. Lessor (in consultation with Lessee) may postpone the Delivery of the Aircraft (including the Scheduled Delivery Date and the Final Delivery Date) to the date as may be mutually agreed between the Parties, once the Lessor notifies Lessee, in writing, that the defect or non-conformity has been rectified. Lessee shall use its best efforts to provide Lessor with such notice of non-conformity as set out above, however Lessee may identify open items up to the day of Delivery but in doing so acknowledges that any delay in Delivery as a result of such late notification shall not give rise to the right of Lessee to terminate this Agreement nor have any right to compensation for delayed Delivery. Provided however that the time taken by the Lessor for such correction and delivery shall be reasonable and shall be communicated in writing, promptly to the Lessee by the Lessor.

3.5.2
Lessee will be entitled, by written notice to Lessor, to terminate this Agreement if Lessor notifies it that Lessor does not intend to correct any one defect or non- conformity costing more than $1 million USD to rectify, and neither Party will thereafter have any further liability to the other except that, Lessor will pay to Lessee an amount equal to the Security Deposit. The notice of intention not to correct the defect of non-conformity needs to be notified to Lessee in writing by Lessor within five (5) days of such decision being made. Such written notice of termination must be given by Lessee within three (3) Business Days of the date of receipt by Lessee of the notification that Lessor does not intend to correct the defect or non-conformity.
3.6
Acceptance of the Aircraft
3.6.1
Subject to Clause 3.6.4 below, the acceptance by Lessee and the actual Delivery of the Aircraft (the “Certificate of Acceptance”) shall take place at the Delivery Location, and shall be evidenced by the delivery by Lessee to Lessor of the signed Certificate of Acceptance. Subject to any exception items listed in the Certificate of Acceptance, Lessee’s execution of the Certificate of Acceptance is evidence of the non-conditional and irrevocable satisfaction of Lessee with the condition of the Aircraft and the full compliance with the Delivery Condition. Any deficiencies from the Delivery Condition and rectification agreements (if any) shall be recorded in the Certificate of Acceptance between Lessor and Lessee.
3.6.2
The technical acceptance by Lessee of the Aircraft (the “Technical Acceptance”) shall take place at the Delivery Location and shall be evidenced by the delivery by Lessee to Lessor of the signed Technical Acceptance Certificate. Lessee’s execution of the Technical Acceptance Certificate is evidence of the non-conditional and irrevocable satisfaction of Lessee with the condition of the Aircraft and the full compliance with the Delivery Condition. Any deficiencies from the Delivery Condition and rectification agreements (if any) shall be recorded in the Technical Acceptance Certificate and in a letter agreement between Lessor and Lessee.
3.6.3
Following the Technical Acceptance of the Aircraft by Lessee, Lessee shall take

Delivery of the Aircraft. The Delivery acceptance by Lessee of the Aircraft shall be evidenced by the delivery by Lessee to Lessor of the signed Certificate of Acceptance, and the leasing of the Aircraft under this Agreement shall commence.
3.6.4
Lessee's obligation to pay Rent and all other amounts under this Agreement shall commence on the date the Certificate of Acceptance is executed by both parties (the "Rent Commencement Date").
3.7
ELT (Re)coding

Lessee shall (re)code the ELT as soon as the Aircraft has changed the registration and in any case prior to any commercial operation. If the operation will continue on the same registration as when delivered, the registered operator shall be changed with the Aviation Authority prior to any operation of the Aircraft. Lessee may request Lessor to recode ELT post registration at Lessee’s sole cost and expense.

3.8
Total Loss before Delivery

Should the Aircraft suffer a Total Loss prior to the Delivery, this Agreement shall be terminated at which point neither Party will thereafter have any further liability to the other except that Lessor shall pay to Lessee promptly an amount equal to the amount of the Security Deposit, which Lessor has received from Lessee.

3.9
Risk of Loss following Delivery

Upon Delivery of the Aircraft all risk of loss associated with the Aircraft shall pass to the Lessee.

Following signature of the Certificate of Acceptance and acceptance of the Aircraft by Lessee, all risk of loss or damage to the Aircraft shall pass to Lessee for the duration of the Lease Term.

4.
LEASE TERM AND TERMINATION
4.1
Lease Term

The term of the leasing of the Aircraft under this Agreement commences on the Delivery Date and continues for the duration of the Lease Term until the Expiration Date.

Following the Expiration Date, the Aircraft shall be input for conversion to freighter configuration (“Conversion”). Following completion of Conversion and issuance of a certificate of return to service by the conversion facility, Lessee shall accept delivery of the Aircraft pursuant to a second lease for the Aircraft (the “Freighter Lease”), which shall be executed promptly by the Parties after the execution of this Agreement.

4.2
Lease Termination

This Agreement terminates either on the Scheduled Expiration Date or on such other date on which the leasing of the Aircraft under this Agreement may be cancelled, terminated or extended pursuant to the terms of this Agreement (the “Expiration Date”) or mutual agreement of the Parties in writing.

5.
SECURITY DEPOSIT
5.1
Security Deposit
5.1.1
Lessor acknowledges receipt of the First Instalment of the Security Deposit. Lessee shall pay to Lessor the Second Instalment and the Third Instalment of the Security Deposit in cash in accordance with Exhibit N (Lease Specific Terms).

5.1.2
The Security Deposit shall be non-refundable except that the Security Deposit shall be refunded to the Lessee within five (5) business days in the event that (a) Lessee or Lessor does not obtain the final approval of their respective board of directors or other governing body by the Cutoff Date; or (b) notwithstanding good faith efforts, Lessor and Lessee fail to execute this Lease by the Cutoff Date; or (c) [omitted]; or (d) there is a Total Loss of the Aircraft prior to the

Delivery Date or as provided under Section 20.3.4; or (e) Lessor fails to Deliver the Aircraft in the Delivery Condition within ninety (90) days of the Final Delivery Date. Provided no Event of Default has occurred and is continuing, upon expiration of the Lease any part of the Security Deposit that has not been retained by Lessor to pay any outstanding Lessee obligations shall be retained by Lessor and applied to the deposit for the Freighter Lease. Lessee shall not have any right to interest that may accrue on the Security Deposit during the Lease Term. Lessor shall be entitled to commingle the Security Deposit with Lessor's general or other funds, and Lessor will not hold any such funds as agent or on trust for Lessee in any similar fiduciary capacity.

5.1.3
The Security Deposit is the sole, absolute and unconditional property of Lessor and Lessee is not entitled to any lien, charge or encumbrance over any part of the Security Deposit.
5.1.4
The Security Deposit shall be held by Lessor as security for the performance by Lessee of Lessee’s obligations under this Agreement, the Companion Agreements, any Transaction Documents and any other agreement between Lessor and/or Owner, on the one hand, and Lessee, on the other hand. To the extent that in any jurisdiction the Security Deposit would be held to be the property of Lessee, Lessee hereby grants to Lessor a Lien in the same to secure performance of Lessee's obligations under this Agreement and the other Transaction Documents and, thereafter, the obligations of Lessee under any Companion Agreement and Lessee shall, from time to time (except as agreed herein), execute and file with the appropriate Governmental Authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favor of Lessor with respect to the Security Deposit.
5.2
Security Deposit and Event of Default
5.2.1
If an Event of Default by Lessee has occurred and is continuing hereunder, under any of the Companion Agreements, or any of the other Transaction Documents, Lessor may set-off against, use, apply or retain all or any portion of the Security Deposit and the security deposit under each of the Companion Agreements in full or partial payment for sums due to: (i) Lessor by Lessee under and in accordance with the terms and conditions of this Agreement and the other Transaction Documents and/or (ii) the Lessor by Lessee under and in accordance with the terms and conditions of any of the Companion Agreements, to compensate Lessor under this Agreement, the Companion Agreements and/or the other Transaction Documents for any sums it may in its reasonable discretion pay out as a result of an Event of Default, or as liquidated damages apply toward losses or expenses Lessor or any Lessor Indemnitee may suffer or incur under this Agreement, the Companion Agreements and/or the other Transaction Documents as a result of the occurrence of an Event of Default by Lessee hereunder under any of the Companion Agreements or under other Transaction Documents.
5.2.2
If Lessor sets-off, uses or applies all or any portion of the Security Deposit and/or the security deposit (howsoever defined) under each of the Companion Agreements such set-off or application shall be deemed a cure of an Event of

Default upon Lessee’s deposit with Lessor in cash of an amount sufficient to fully restore the Security Deposit and/or the security deposit (howsoever defined) under the Companion Agreements to its original sum required under this Agreement within fifteen (15) Business Days after written demand therefore and the failure of Lessee to do so is a material breach of this Agreement and the Companion Agreements by Lessee.

5.3
[RESERVED]
6.
[RESERVED]
7.
RENT
7.1
Rent Periods
7.1.1
The Lease Term shall be divided into successive periods (each a “Rent Period”)

in respect of which Rent shall accrue and be payable.

7.1.2
The first Rent Period shall commence on the Delivery Date, (the “Rent Commencement Date”) and each subsequent Rent Period shall commence on the date immediately following the last day of the previous Rent Period.
7.1.3
Each Rent Period shall be of one calendar month’s duration except that, with respect to the final Rent Period, if it would not otherwise end on the Expiry Date, it shall end on the Expiry Date. In the case of the final Rent Period, the Basic Rent shall, if necessary, be pro-rated on the basis of a thirty (30) day month.
7.2
Monthly Rent

During the Lease Term, Lessee shall pay the Rent to Lessor for the leasing of the Aircraft.

7.3
Rent Due Date
7.3.1
The Rent is payable monthly in advance and due on the first (1st) day of each calendar month (the “Rent Due Date”). If the Rent Due Date is not a Business Day, the Rent shall be payable on the Business Day immediately preceding such Rent Due Date.
7.3.2
If the Lease Term should commence on a day not being the first (1st) day of the month, Lessee shall pay prorated (on the basis of a thirty (30) day month) as of and including the Delivery Date up to and including the last day in the calendar month in which the Delivery takes place.
8.
PAYMENTS
8.1
Payments
8.1.1
All payments by Lessee under this Agreement (including the Security Deposit, Rent, Maintenance Reserves, Past Due Interest, fees and indemnities) shall be made in full in U.S. Dollars, without any deduction or withholding whether in respect of setoff, counterclaim, duties, or Taxes imposed in the State of

Registration or any jurisdiction from which such payments are made unless Lessee is prohibited by Law from doing so, in which event Lessee shall (i) gross up the payment amount such that the net payment received by Lessor after any deduction or withholding equals the amounts called for under this Agreement and (ii) do all of the following:

(a)
ensure that the deduction or withholding does not exceed the minimum amount legally required under Law;
(b)
pay to the relevant Governmental Authority within the period for payment permitted by Law the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant hereto); and
(c)
furnish to Lessor, within sixty (6) days after each payment, an official receipt of the relevant Governmental Authority involved for all amounts so deducted or withheld, if available.

Subject to Section 9.1, Lessee agrees to indemnify and hold harmless Lessor from any Taxes or related claims, losses, or liabilities arising as a result of Lessee's failure to comply with its obligations under this Section 8.1. In the event that Lessee has paid any additional amount pursuant to this Section 8.1 in respect of Taxes which are excluded from indemnification hereunder pursuant to Section 9.1, Lessor will reimburse Lessee for the amount of such excluded Taxes paid by Lessee, together with such additional amount.

8.1.2
Lessee shall also furnish to Lessor as soon as reasonably possible following a written request from Lessor an official receipt of the relevant Governmental Authorities involved (if applicable) or provide other evidence of the payment for all amounts so deducted or withheld.
8.1.3
Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which such amount is expressed to be payable.
8.2
Net Lease
8.2.1
All amounts payable by the Lessee under this Agreement shall be paid in full in immediately available U.S. Dollars, without any set-off, counterclaim or any deduction or withholding. This Agreement is a net lease and except as otherwise contemplated herein Lessee’s obligation to pay Rent, Maintenance Reserves and make other payments in accordance with this Agreement is absolute and unconditional under any and all circumstances and no amount expressed to be payable by Lessee under this Agreement shall cease to be payable or be suspended or the amount thereof be reduced by reason of any circumstance whatsoever, including the following:
(a)
any right of setoff, counterclaim, recoupment, defence or other right (including any right of reimbursement) which Lessee may have against Lessor, any other Lessor Indemnitee, a prior lessee, any Manufacturer or any other Person for any reason;

(b)
unavailability or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against Lessee’s use, operation or possession of the Aircraft (whether by Law or otherwise) (other than due to a breach by Lessor or anybody lawfully claiming through Lessor of Clause 13.7 (Quiet Enjoyment)), any defect (whether discoverable or not) in airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration under the Laws of any jurisdiction or a Total Loss of the Aircraft (until such time when Lessee is in full compliance with the requirements of Clause 20.3 (Total Loss of Aircraft) hereof);

(c)
insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against Lessor, Owner, Financier, Lessee, a prior lessee, any Manufacturer or any other Person;
(d)
invalidity or unenforceability or lack of due authorization of or other defect in this Agreement;
(e)
failure or delay on the part of the Lessee to perform its obligations under this Agreement; or,
(f)
any other circumstance which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of Lessee hereunder.
8.2.2
Except as provided under Section 16.4.5 of this Agreement, Lessee shall be fully responsible for all costs and expenses associated with the acceptance, lease, use and operation of the Aircraft during the Lease Term, including but not limited to any and all taxes (including withholding taxes, deductions or assessments of any kind and form but excluding any taxes based upon the net or gross income of Lessor and other customary exclusions), fees, duties, maintenance, insurance, import/export clearances, and compliance with all applicable Laws, regulations, and Airworthiness Directives.
8.2.3
Lessor expressly acknowledges and agrees that nothing contained in this Clause

8.2 in any way (i) modifies, limits or diminishes any covenant or obligation of Lessor under this Agreement or (ii) in any way restricts any other rights of Lessee to pursue any remedies which it may have (at law or in equity) against Lessor to seek a recovery of any payment of Rent or any other amount which is not due and payable hereunder or to pursue any rights or remedies it may possess in the event of a failure by Lessor to perform its covenants and obligations under this Agreement.

8.3
Lessor’s Bank Account
8.3.1
All payments by Lessee to Lessor under this Agreement are to be made for value on or before their respective due dates in Dollars and in same day available funds, to the bank account listed below or such other bank account as Lessor shall specify, from time to time, in writing to Lessee.

8.3.2
All payments, including Security Deposit, Rent and Maintenance Reserves, shall be made in Dollars and payments of other amounts shall be made in the currency in which they are denominated or, in the case of any Taxes or Losses, in the currency in which the same are suffered or imposed, to the following:

Bank:

Address:

Account Name:

ABA#:

Account Number:

Swift:

Reference: MSN 1153

8.4
Past Due Interest

If Lessor has not received the Rent, Maintenance Reserves or any other amount on their respective due dates as set out herein, Lessor will suffer loss and damages, the exact nature and amount of which are difficult or impossible to ascertain. Lessee shall pay to Lessor on demand from time to time interest at the Past Due Interest Rate (both before and after judgment) (by way of agreed compensation and not as a penalty) on any due and unpaid amounts payable by Lessee under this Agreement from the due date to the date of payment in full by Lessee to Lessor. All such interest will be calculated on straight line basis of the actual number of days elapsed and a 360-day year.

8.5
Lessor Payments

Where, under any provision of this Agreement, Lessor is obliged to make any payment to Lessee, Lessor may set off, deduct or withhold from such payment any amount then due and payable as set out herein but unpaid by Lessee to Lessor or any of the other Lessor Indemnitees, on a case by case basis, and by so doing does not waive the Net Lease provisions of this Lease. If Lessee has not received the amount due hereunder from the Lessor, Lessor shall pay to Lessee on demand from time to time interest at the Past Due Interest Rate on any due and unpaid amounts payable by Lessor under this Agreement from the due date to the date of payment in full by Lessor to Lessee. All such interest will be calculated on the straight-line basis of the actual number of days elapsed and a 360-day year.

9.
TAXES
9.1
Tax Indemnity
9.1.1
Lessee shall on demand pay and indemnify the Lessor Indemnitees against all Taxes of whatsoever nature (including penalties) levied or imposed against or upon Lessee or the Lessor Indemnitees and relating to or attributable to Lessee, this Agreement and the other Transaction Documents or the Aircraft directly or indirectly in connection with the, maintenance, service, repair, overhaul, delivery, possession, storage, moderation, leasing, subleasing, inspection, refurbishment, replacement, transportation, testing, use, operation, registration or redelivery of the Aircraft, the Airframe, any Engine, any Landing Gear or any Part, but excluding any Taxes to the extent that such Taxes (based on the Laws in force at the date hereof):

(a)
arise as a direct result of the gross negligence, wilful misconduct or fraud of such Lessor Indemnitee;
(b)
are imposed as a result of a Lessor Lien attributable to that Lessor Indemnitee;
(c)
are imposed with respect to any period commencing or event occurring after the Aircraft has been redelivered to Lessor in accordance with Clause 22 (Redelivery) and is no longer subject to this Agreement unless such Tax is attributable to any act, omission, event or circumstance which occurred during the Lease Term;
(d)
arise from the breach by such Lessor Indemnitee of this Agreement but excluding any such breach which has been caused by any Event of Default;
(e)
are imposed or levied on or measured by or with respect to the net income, profits or gains of that Lessor Indemnitee by any Governmental Authority in any jurisdiction of incorporation or tax residence of that Lessor Indemnitee; but excluding any Tax imposed by any government or taxing authority of any jurisdiction if and to the extent that such Tax results from the use, operation, presence or registration of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax;
(f)
are imposed solely as a result of an event having occurred before the commencement of the Lease Term;
(g)
are imposed in connection with the voluntary sale, transfer, assignment (whether legal or equitable) or other disposition by Lessor of any of its rights with respect to the Aircraft, the Airframe, any Engine or any Part pursuant to this Agreement except where such sale, transfer, assignment or other disposition occurs on an Event of Default; or,
(h)
arises as a direct result of such Lessor Indemnitee's delay or failure to file any tax return or similar (including any required associated document), except, in either case, to the extent that any such delay or failure is caused by the negligence or default of Lessee or any breach by Lessee of any of its obligations under the Transaction Documents.

The excluded Taxes under points (a) – (h), shall hereafter collectively be referred to as “Lessor Taxes”.

9.1.2
Nothing in this Clause 9.1 shall interfere with the right of Lessor to arrange its tax affairs in whatever manner it thinks fit and, in particular, but without limitation, Lessor shall not be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar Tax liability in respect of the amount of any such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to Lessor or oblige Lessor or any Affiliates of Lessor to disclose any information relating to its Tax affairs or any computations in respect thereof.

9.2 VAT

Lessee will pay to Lessor or the relevant tax authority (as applicable) the amount of any value added tax and any consumption, goods and services, sales or turnover tax, imposition or levy of a similar nature or any charges of a similar kind made (together “VAT”) in respect of any supply for VAT purposes in any jurisdiction under any of the Transaction Documents. Each amount stated as payable by Lessee under the Transaction Documents is exclusive of VAT (if any) and if VAT is payable in respect of any amount, the Lessee shall pay all such VAT in addition to each amount stated as payable by Lessee hereunder and shall indemnify Lessor against any claims for the same (and where appropriate the Lessee shall increase the payments which would otherwise be required to be made hereunder so that the Lessor is left in the same position as it would have been had not VAT been payable). Lessee shall provide evidence to Lessor, if available, in respect of payment of any such VAT, as well as a copy of all documentation, if any, filed the State of Registration by Lessee in order to comply with any EU VAT reverse charge rule, if applicable.

9.2
After-Tax Basis

Each amount payable by Lessee under and pursuant to this Agreement (including any indemnity payable pursuant to this Clause 9) shall be paid on an After-Tax Basis.

9.3
Tax Credit

If a Lessor Indemnitee has obtained and is entitled to retain a credit against, or relief from, or has received or obtained any other Tax benefit in respect of any Taxes payable by that Lessor Indemnitee for which it has been indemnified against by Lessee or in respect of which an increased payment has been made by Lessee under Clause 9 (Taxes), then Lessor shall procure that the relevant Lessor Indemnitee, using reasonable efforts promptly after realising and retaining the benefit of such credit or relief or Tax benefit, pays to Lessee an amount to be determined by that Lessor Indemnitee (acting reasonably) which, after taking account of any further Tax liability and Tax savings or benefit incurred or realised as a result of the payment thereof, is equal to the amount of such credit, relief or Tax benefit provided that: (a) any such payment shall leave that Lessor Indemnitee in no more and no less favorable a position than it would have been in if the Taxes paid or indemnified against under Clause 9 (Taxes) had not been imposed, assessed, levied or asserted or required to be deducted or withheld and further;

(b) that Lessor Indemnitee shall not be obliged to arrange its Tax or other affairs in any particular way or to claim or to allocate any credit, relief or benefit received by it to any Taxes or liability to Tax referred to above in priority to any other matter which may entitle it to any credit, relief or benefit, or to disclose any records or affairs of Lessee; and (c) that Lessor Indemnitee shall not be under any obligation to take or to continue to take any action under this Clause 9 (Taxes) so long as Event of Default has occurred and is continuing.

9.4
Tax Contest

Lessor will promptly notify Lessee after becoming aware that a claim has been made against any Lessor Indemnitee for Taxes in respect of which Lessee is obliged to indemnify under this Agreement. If Lessee disputes the payment of any Taxes demanded from any Lessor Indemnitee for which Lessee is responsible under this Agreement, Lessor will consider (and will procure that any other Lessor Indemnitee considers) in good faith with Lessee the taking of such action as Lessee may reasonably request (at Lessee's cost and expense) to contest that payment (having regard, in respect of each Financier, to the provisions of the relevant finance documents relating to the Aircraft) and if the relevant Lessor Indemnitee reasonably determines that such action should be taken as aforesaid, Lessor will (and will procure that any other Lessor Indemnitee considers) take such action or, if Lessor so agrees, Lessee shall be entitled to take such action in the name of the relevant Lessor Indemnitee, provided that:

9.4.1
no Event of Default has occurred and is continuing at such time;
9.4.2
that such payment is being contested in good faith and supported by legal opinion of counsel satisfactory to Lessor (acting reasonably) to the effect that a reasonable basis exists for contesting such payment;
9.4.3
that such payment is being contested by appropriate proceedings and the non- payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of any Lessor Indemnitee;
9.4.4
no such action may be taken by Lessee or shall be required to be taken by such Lessor Indemnitee unless adequate provision in respect of the payment and any associated costs or expenses has been made by Lessee; and,
9.4.5
Lessee shall indemnify Lessor in full on demand in respect of any fees, costs or expenses suffered or incurred by Lessor in connection with any action taken by Lessor or Lessee as aforesaid.

Notwithstanding the foregoing provisions of this Clause 9.5, no Lessor Indemnitee will be obliged to take any action as set out in the foregoing sentence if (i) that Lessor Indemnitee considers (acting reasonably) such action may prejudice its interest materially; or (ii) that Lessor Indemnitee considers (acting reasonably) such action does not have a reasonable prospect of success; or (iii) the payment of Taxes by Lessee involves a sum of less than US$20,000 (or any equivalent amount in another currency).

9.5
Survival

The respective obligations of Lessee under this Clause 9 shall remain in full force and effect, for the period that the relevant tax authority has a right to make a claim against Lessee or Lessor Indemnitees in respect of items that Lessee has indemnified Lessor

Indemnitees against herein, notwithstanding the expiration, earlier cancellation or termination of this Agreement.

10.
WAIVER AND DISCLAIMER
10.1
Waiver and Disclaimer
10.1.1
THE AIRCRAFT, THE AIRCRAFT DOCUMENTS, AND ANYTHING ELSE DELIVERED TO LESSEE UNDER THIS AGREEMENT (OTHER THAN TITLE TO THE AIRCRAFT) ARE BEING DELIVERED AND LEASED TO LESSEE "AS-IS, WHERE-IS", WITH ALL FAULTS BUT OTHERWISE IN ACCORDANCE THE WITH TERMS OF THIS AGREEMENT.
10.1.2
SAVE AS OTHERWISE SPECIFIED IN THE CERTIFICATE OF ACCEPTANCE, LESSEE'S EXECUTION AND DELIVERY OF THE CERTIFICATE OF ACCEPTANCE SHALL BE CONCLUSIVE EVIDENCE THAT (i) LESSEE HAS HAD SUFFICIENT OPPORTUNITY TO INSPECT THE AIRCRAFT AND AIRCRAFT DOCUMENTS THOROUGHLY, (ii) LESSEE HAS CONDUCTED SUCH INSPECTION OF THE AIRCRAFT AND AIRCRAFT DOCUMENTS, (iii) THE PRE-DELIVERY PROCEDURE HAS BEEN COMPLETED, (iv) THE AIRCRAFT IS IN THE DELIVERY CONDITION, (v) THE AIRCRAFT, INCLUDING ITS OPERATION, AND AIRCRAFT DOCUMENTS ARE IN ALL RESPECTS SATISFACTORY TO LESSEE, INCLUDING TECHNICALLY, AND FULLY COMPLY WITH ALL REQUIREMENTS OF THIS AGREEMENT AND (vi) LESSEE HAS ACCEPTED DELIVERY OF THE AIRCRAFT FOR THE PURPOSES OF LEASING IT UNDER THIS AGREEMENT.
10.1.3
SAVE WITH RESPECT TO THE REPRESENTATION, WARRANTIES AND COVENANTS SET FORTH IN CLAUSES 24.4 AND THE WARRANTY OF TITLE, LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NONE OF LESSOR OR THE OTHER LESSOR INDEMNITEES HAS MADE OR GIVEN, OR SHALL BE DEEMED TO HAVE MADE OR GIVEN, ANY PROMISE, GUARANTEE, REPRESENTATION, WARRANTY, CONDITION, TERM, COVENANT OR UNDERTAKING, WHETHER EXPRESS OR IMPLIED, ARISING BY WAY OF STATUTE, COURSE OF DEALING, PERFORMANCE, USAGE, TRADE OR OTHERWISE, OR HAS ASSUMED OR SHALL HAVE ANY LIABILITY, HOWSOEVER ARISING, WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, OR THE AIRCRAFT DOCUMENTS, INCLUDING WITHOUT LIMITATION, AS TO:
(a)
THE QUALITY, DESCRIPTION, MERCHANTABILITY, SERVICEABILITY, CONDITION, DESIGN, AIRWORTHINESS, COMPLIANCE WITH SPECIFICATIONS, VALUE, AGE, OPERATION, PERFORMANCE, FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF;
(b)
THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF;

(c)
THE CONFORMITY OF THE AIRCRAFT TO THE DESCRIPTION OR CONDITION SPECIFIED IN THIS AGREEMENT;
(d)
THE ADEQUACY OF ANY AIRCRAFT DOCUMENTS;
(e)
THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE;

(f)
THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT; AND,
(g)
AS TO ANY OTHER MATTER WHATSOEVER RELATING TO THE AIRCRAFT, ENGINES, PARTS AND AIRCRAFT DOCUMENTS.
10.1.4
SAVE AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT AND TO THE EXTENT PERMITTED BY LAW, LESSOR AND ANY OTHER LESSOR INDEMNITEE SHALL HAVE NO LIABILITY (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, HOWSOEVER AND WHENEVER ARISING) TO LESSEE OR ANY PARTY CLAIMING UNDER OR THROUGH LESSEE OR TO ANY OTHER PARTY, FOR:
(a)
THE OPERATION, USE, PERFORMANCE, REPAIR, REPLACEMENT, MODIFICATION, MAINTENANCE OR SERVICING OF THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF;
(b)
ANY COST, LOSS OR DAMAGE (WHETHER DIRECT OR INDIRECT) CAUSED BY OR CONNECTED TO THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, OR ALLEGED TO BE SO CAUSED OR CONNECTED, INCLUDING IN RESPECT OF ITS CONDITION, DESIGN, MANUFACTURE, USE, OPERATION, PERFORMANCE AND ANY OTHER MATTERS MENTIONED IN CLAUSE 10.1.3 ABOVE;
(c)
ANY LOSS OF PROFIT OR REVENUE, OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR ANY KIND OR NATURE; OR,
(d)
ANY LOSS OR SUSPENSION OF CERTIFICATION OF THE AIRCRAFT, GROUNDING OF THE AIRCRAFT OR OTHER INTERRUPTION OF SERVICE,

SAVE THAT, FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS CLAUSE OR IN THIS AGREEMENT SHALL BE CONSTRUED AS EXCLUDING OR RESTRICTING LIABILITY FOR FRAUDULENT MISREPRESENTATION.

10.1.5
SAVE AS EXPRESSLY EXCLUDED IN CLAUSES 10.1.1, 10.1.2, 10.1.3 AND 10.1.4, LESSEE IRREVOCABLY WAIVES AND AGREES NOT TO SEEK TO ESTABLISH OR ENFORCE ANY RIGHTS, REMEDIES OR

CLAIMS (WHETHER ARISING IN CONTRACT OR IN TORT, BY STATUTE OR OTHERWISE) AGAINST ANY OF LESSOR OR THE OTHER LESSOR INDEMNITEES IN RESPECT OF ANY OF THE MATTERS REFERRED TO IN THIS CLAUSE 10.1 (WAIVER AND DISCLAIMER).

10.2
Confirmation

LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 10 AND ACKNOWLEDGES AND AGREES THAT THE RENT AND OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

10.3
Survival

Other than the run-off insurance required pursuant to Exhibit I (Insurance Requirements) of this Agreement, the provisions of this Clause 10 shall remain in full force and effect notwithstanding the expiration, earlier cancellation or termination of this Agreement.

11.
TITLE AND REGISTRATION
11.1
Title to Aircraft

Title to the Aircraft during the Lease Term shall remain vested in Owner. Lessee has no right, title or interest in or to the Aircraft except as provided under this Agreement.

Lessee shall, on all occasions when the ownership of the Aircraft, any Engine or Part is relevant, make clear to third parties that title is held by the Owner subject to the Mortgage and other additional security granted in favor of the Financier.

11.2
Identification Plates
11.2.1
Lessor shall affix, at its expense, and Lessee shall, at its expense, at all times maintain on the Airframe and each Engine an identification plate (of a size no smaller than 2” x 3”) containing the following legends or any other legend requested by Lessor in writing:

(a)

"THIS AIRCRAFT IS OWNED BY BANK OF UTAH, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS OWNER TRUSTEE, AND IS SUBJECT TO A FIRST PRIORITY MORTGAGE IN FAVOR OF INTERNATIONAL BANK OF COMMERCE AS SECURITY TRUSTEE AND SUBJECT TO AN AIRCRAFT LEASE AGREEMENT WITH GLOBAL CROSSING AIRLINES, INC."

(b)

"THIS ENGINE IS OWNED BY BANK OF UTAH, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS OWNER TRUSTEE, AND IS SUBJECT TO A FIRST PRIORITY MORTGAGE IN FAVOR OF

INTERNATIONAL BANK OF COMMERCE AS SECURITY TRUSTEE AND SUBJECT TO AN AIRCRAFT LEASE AGREEMENT WITH GLOBAL CROSSING AIRLINES, INC."

11.2.2
If at any time Lessor or Owner transfers any of its interests in the Aircraft or this Agreement as permitted hereunder or Owner finances or refinances the Aircraft, Lessee shall, at Lessor’s request and cost, promptly affix such identification plates to the Airframe and each Engine as may be required by Lessor.
11.2.3
Additionally, Lessee shall, at its expense, at all times maintain a record in the logbook for each Engine evidencing that the respective Engine is owned by Owner and, if Owner finances or refinances the Aircraft and grants a Mortgage over it, is subject to the Mortgage in favor of the Financier.
11.3
Lessee’s Accounting

Subject to U.S. GAAP standards, the Aircraft may not be entered as Lessee’s asset in its company accounting or annual report nor may the Aircraft be listed as Lessee’s asset in any report of the company. Should the Laws of the country of Lessee require the value of the Aircraft to be entered as asset and the remaining Rent entered as liabilities in the annual accounting or report of Lessee, the annual report must clearly stipulate that the asset of the value of the Aircraft has been entered solely to comply with the Laws of that country with respect to such accounting and that it in no way constitutes any claim of the Aircraft ownership, which shall at all times remain with Owner.

11.4
Aircraft Registration
11.4.1
Aircraft shall be registered in the State of Registration, subject to approval by the Lessor of its ability to perfect a Lessor Lien on the aircraft assets.
11.4.2
During the Lease Term, Lessee shall maintain the registration of the Aircraft on the aircraft register in the State of Registration.
11.4.3
[Reserved.]
11.4.4
Additionally, Lessee shall at its sole cost and expense during the Lease Term (i) maintain registration of the Aircraft in the name of Owner as owner, Lessor as lessor and Lessee as operator of the Aircraft and noting the interests of Lessor, Owner and Financier hereunder at the aircraft register in the State of Registration and (ii) from time to time take all other steps then required by or available under Law to protect the interests of Lessor, Owner and Financier in the Aircraft herein and the other Transaction Documents in the State of Registration and in any other jurisdictions in or over which Lessee may operate the Aircraft. Lessee shall not change the registration in the State of Registration without prior written consent from Lessor.
11.4.5
Lessee shall ensure that the original certificate of registration for the Aircraft is kept on the Aircraft or, where it is permitted to be removed, in safe custody. Lessee shall at all times during the Lease Term ensure the registration of the Aircraft in the State of Registration unless otherwise agreed in writing by Lessor.

11.4.6
Lessee shall ensure that Lessor at all times during the Lease Term is in the possession of a copy of the then current certificate of registration of the Aircraft, the then current Certificate of Airworthiness and the valid ARC (if applicable).
11.4.7
Lessee shall not take or permit any action or omit to take any action that may invalidate any such registration or otherwise prejudice the rights, title and interests of Lessor, Owner and Financier in and to the Aircraft, this Agreement and the other Transaction Documents.
11.4.8
Lessee will provide all authorizations from the Aviation Authority of the State of Registration for the placement of the Aircraft on Lessee’s Air Operator’s Certificate and for the operation of the Aircraft by Lessee’s personnel.
11.5
Mortgage Registration
11.5.1
Lessee shall at Lessor’s cost facilitate the registration or notation of any mortgage with the Aviation Authority or any change in the registration as may be requested by Lessor.
11.5.2
If an alteration of the Mortgage (registration) and/or other security rights is required due to a subleasing or change of registration requested by Lessee, all reasonable expenses and fees in connection with such registration are the sole responsibility of and shall paid by Lessee.
11.6
Cape Town Convention

Lessor shall at its own cost and expense make such registrations and filings and Lessee shall fully cooperate with Lessor in the registration and filings of the respective interests of Lessor, Owner and Financier under the Cape Town Convention, if and when the provisions of the Cape Town Convention which applicable to this Agreement and the leasing of the Aircraft hereunder. Lessor and Lessee shall ensure that they have Transaction User Entity accounts with the International Registry and shall provide all authorizations and consents for the designated Professional User Entity for the registration of Lessee and Lessor interests in the Aircraft and in this Lease on the International Registry. If applicable, Lessee shall file an IDERA with the Aviation Authority and complete all the relevant registrations and filings in the State of Registration with the Aviation Authority in order to protect the respective rights and interests of Lessor, Owner and Financier in connection with the Aircraft under the Cape Town Convention.

11.7
Registration Evidence

To the extent received by Lessee, Lessee shall furnish to Lessor evidence of the registrations and filings required under this Clause 11, for both the filings with the State of Registration and registrations with the International Registry. Lessor shall be responsible for all costs associated with perfecting the Lease in the State of Registration and the International Registry.

12.
NO LIENS

Lessee shall not, directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to this Agreement, the other Transaction Documents, the Aircraft,

any Engine or any other Aircraft Item, title thereto or any interest therein, except Permitted Liens.

If Lessee creates or allows the creation by third parties of a lien other than a Permitted Lien, Lessee shall promptly take such steps as are required to procure the immediate release thereof and if at any time the interests of Lessor, Owner or Financier are jeopardized by such lien, Lessor, Owner or Financier may cause the Lien to be removed. Lessee shall pay any expenses incurred by Lessor, Owner Financier or any other Lessor Indemnitee in connection with such removal.

13.
OPERATION OF AIRCRAFT
13.1
Costs of Operation
13.1.1
Lessee is responsible and shall indemnify the Lessor Indemnitees for all costs in connection with the possession and operation of the Aircraft during the Lease Term and the Redelivery of the Aircraft, (including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, storage, landing and navigation fees, airport charges, and any and all other expenses of any kind or nature, directly or indirectly, in connection with or related to the use, movement and operation of the Aircraft).
13.1.2
The respective obligations of Lessee under this Clause 13.1 shall remain in full force and effect, until twelve (12) months following the Expiration Date for such outstanding obligations, notwithstanding the expiration, earlier cancellation or termination of this Agreement.
13.2
Lawful Operation
13.2.1
Throughout the period of this Agreement, Lessee may, subject to the proper configuration of and/or equipment in the Aircraft, use the Aircraft in lawful operation for:
(a)
use and operate the Aircraft solely for the purposes of passenger transport;
(b)
not use or operate the Aircraft for the carriage of any goods, materials, livestock or items of cargo which could reasonably be expected to cause damage to the Aircraft or which would not be adequately covered by the Insurances, or any item or substance whose possession or carriage is illegal under any applicable law; and comply with any carriage regulations or restrictions from time to time issued by the Aviation Authority;
(c)
other than in the event of an in-flight emergency, not cause or permit the Aircraft to proceed to, or remain at, any location in an Excluded Country;
(d)
ensure that the State of Registration of the Aircraft is at all times:
(i)
in the United States of America;

(ii)
any other state or territory in which the Aircraft is registered pursuant to a permitted sublease Agreement; or
(iii)
any other state or territory that is from time to time approved in writing by the Lessor and the Financier;
(e)
ensure that the habitual base of the Aircraft is at all times:
(i)
in Miami, Florida, USA, or other locale in domestic US or Europe; or, otherwise, subject to prior written consent of Lessor, other bases of Lessee, or other locations affiliated with short- or long- term charter or ACMI operations of Lessee (the “Habitual Base”);
(ii)
any other airport at which the Aircraft is habitually based pursuant to a permitted sublease Agreement; or
(iii)
any other airport that is from time to time approved in writing by the Lessor and the Financier; and
(f)
the occasional training, qualifying or reconfirming the status of cockpit personnel when such personnel meets the requirements set forth in Clause 13.5 (Consents, Licenses and Permissions) hereof. Notwithstanding the foregoing, Lessee shall not utilize the Aircraft for training purposes to a larger extent than it utilizes any other similar aircraft in its fleet for such purposes;
(g)
animals living or dead in the cargo compartments which must be in accordance with I.A.T.A. regulations and consistent with any Law, and except in respect of domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of such animal; and
(h)
no lawful operation shall include Prohibited Uses, which are set forth below in Clause 13.3 (“Prohibited Uses”).
13.3
Prohibited Use
13.3.1
Lessee shall not use the Aircraft for the carriage of:
(a)
acids, toxic, chemicals, other corrosive materials, explosives, nuclear fuels, wastes, or any nuclear assemblies or components, except as permitted by schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled, or any other goods, materials or items of cargo of a hazardous nature or which could reasonably be expected to cause damage to the Aircraft.
13.3.2
Lessee shall not permit or cause the Aircraft to be:
(a)
used in any manner or business, which is illegal, nor knowingly carry illegal or prohibited goods;

(b)
operated in or over any area or in any manner which may render the Aircraft liable either to condemnation, destruction, seizure, requisition or confiscation by any authority and will not abandon any part of the Aircraft at any location;
(c)
proceeded to, or remain at, any location which for the time being is the subject of a Sanction, a prohibition order (or similar order or directive) or sanctions or restrictions by:
(i)
any Governmental Authority of the, state of incorporation, the State of Registration or the Habitual Base;
(ii)
any Governmental Authority of the country in which such location is situated;
(iii)
the United Nations Security Council;
(iv)
the United States of America or the European Union; or
(v)
any Governmental Authority having jurisdiction over any Lessor Indemnitee or the Aircraft,

in each case, unless Lessee complies with any requirements or conditions set out in such prohibition order, Sanction, sanctions or restrictions for the use of, or operation of, the Aircraft to such location;

(d)
used in any manner or business, which is prohibited under any United States of America Law or regulation or any other applicable law or regulation (including a Sanction), provided that if at any time during the Lease Term the leasing of the Aircraft hereunder constitutes a breach of such Law or regulation, Lessee will have the possibility to remedy such breach as soon as practicable and in any event within such time permitted by Law;
(e)
used, operated or located or suffer or permit the Aircraft to be used, operated or located in any manner (i) not covered by the insurances required by or obtained pursuant to Clause 19 (Insurance) hereof or (ii) in any area excluded from coverage by such insurances or (iii) which would prejudice to the interests of the Lessor Indemnitees in the Insurances, the Aircraft, any Engine, or any Part or would subject any such person to any risk or criminal liability;
(f)
not maintain, insure or deal with the Aircraft or any Engine or Part in a manner which discriminates against the Aircraft or such Engine or Part, when compared with the manner in which Lessee maintains, modifies, insures or deals with similar aircraft, engines or parts in Lessee’s fleet; and,
(g)
operated contrary to any applicable Law (including Sanctions), Manufacturer's operating manuals or instructions, or in violation of any applicable airworthiness certificate or registration relating thereto.

13.3.3
Lessee shall not:
(a)
(and no operator of the Aircraft shall) at any time: (i) represent or hold out the Lessor, Owner or Financier as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for lease or reward or gratuitously) which may be undertaken by Lessee; or (ii) inform any person that Lessor, Owner or Financier is responsible for any costs associated with the Aircraft;
(b)
abandon the Aircraft, the Airframe, any Engine or any Aircraft Item;
(c)
attempt, or hold itself out as having any power, to lease (other than as expressly permitted in this Agreement) or otherwise dispose of the Aircraft, the Airframe, any Engine or any Aircraft Item; or,
(d)
use the Aircraft for a purpose (i) involving or for the benefit of any Restricted Party, or (ii) in any other manner that would reasonably be expected to result in Lessee or any Lessor Indemnitee being in breach of any Sanctions (if and to the extent applicable to any of them) or becoming a Restricted Party.
13.4
Qualified Personnel
13.4.1
The Aircraft shall be flown at all times by a cockpit crew with a valid commercial pilot license and instrument rating, a current type rating for the same type as the Aircraft (if required by the Aviation Authority), subject to the requirements of the insurance.
13.4.2
In addition, all other personnel directly or indirectly employed by Lessee in connection with the operation and maintenance of the Aircraft shall have the qualifications and hold the licenses required by the Aviation Authority and applicable Law.
13.5
Consents, Licenses and Permissions
13.5.1
Lessee warrants that throughout the Lease Term it shall maintain at its own expense from all governmental agencies or authorities having jurisdiction over the Aircraft or the operation of the Aircraft, including the State of Registration, all requisite consents, licenses and permissions as are or will be required for or in connection with the Aircraft, this Agreement, the other Transaction Documents and the operation and use of the Aircraft. Without limiting the foregoing, at the request of Lessee, the Lessor shall provide all such reasonable assistance to the Lessee in obtaining all such licenses and consents as may be required in relation to the Aircraft.
13.5.2
Lessee shall, upon Lessor’s request, promptly supply to Lessor a copy of such consents, licenses and permissions.

13.6
Location of the Aircraft

Subject always to Clause 14 (Subleasing) Lessee shall, throughout the Lease Term, ensure that the Aircraft is based at and operated from the Habitual Base.

13.7
Quiet Enjoyment
13.7.1
Neither Lessor, nor any Person claiming by, through or under Lessor will (provided no Event of Default has occurred and is continuing) interfere with the quiet use, possession and quiet enjoyment of the Aircraft by Lessee during the Lease Term and Lessor shall provide, or procure that there is provided, an undertaking to such effect from each of the Owner and Financier, in form and substance similar to the statement made in this Clause 13.7 (Quiet Enjoyment) by Lessor.
13.7.2
The exercise by Lessor or any Lessor Indemnitee of their respective rights under or as permitted by this Agreement or the other Transaction Documents does not constitute such interference.
14.
SUBLEASING
14.1
No Subleasing without Lessor Approval
14.1.1
Lessee shall not sublease or part with the possession, care, custody or control of the Aircraft, any Engine and/or any Aircraft Item at any time without the prior written consent of Lessor.
14.1.2
Any permitted sublease shall be substantially subject to the terms of Exhibit M (Sublease Requirements) hereto unless otherwise agreed to in writing by the parties.
14.2
Wet Leasing and Charter

Notwithstanding the foregoing Clause 14.1 (No Subleasing without Lessor Approval), Lessee does not require Lessor’s permission to enter into agreements regarding the charter or wet lease in respect of the Aircraft for a period not exceeding six (6) months, provided that: (i) such wet lease does not extend or is not capable of extending beyond the period which is two (2) weeks prior to the expiry of the Lease Term, (ii) such agreement contains provisions stating that it is subject and subordinate to rights and interests of Lessor in the Aircraft and this Agreement and the other Transaction Documents, and the parties to such arrangement shall not claim any right or interest in or to the Aircraft or any part thereof, (iii) the Aircraft at all times during such period remains (a) under the responsibility and operational control of Lessee, (b) subject to insurances complying with this Agreement to be pre-approved by Lessor, (c) subject to the Agreed Maintenance Program, and (d) under Lessee’s AOC. Any such wet lease may be extended up to an additional six (6) months upon prior written consent of Lessor.

14.3
Costs of Lessor

In the event Lessor utilizes an external counsel to assess a subleasing proposal and the documentation related to the proposed sublease, Lessee shall upon receipt of an invoice from Lessor, reimburse Lessor for the reasonable legal and out-of-pocket fees and expenses in connection therewith subject to a maximum of US$50,000 or less per sublease proposal (unless such sublease proposal involves a change in registration of the Aircraft in which case, Lessor and Lessee shall use reasonable efforts to agree on the amount of any fees to be incurred in excess of such amount).

15.
REPLACEMENT OF PARTS
15.1
Permanent Replacement
15.1.1
Unless otherwise provided in this Agreement, Lessee shall not without the prior written consent of Lessor permanently replace any of the Engines, APU, or Landing Gear.
15.1.2
In case of a permanent replacement (as permitted under this Agreement) of any of the Engines, such replacement engine shall be free and clear of all Liens (other than Permitted Liens specified in paragraphs (a), (b) and (c) of the definition thereof), have a value and utility at least equal to, and be in as good operating condition as, the replaced Engine, based on but not limited to (i) Cycles accumulated on each Engine LLP, (ii) Flight Hours accumulated since new (and accumulated since completion of the most recent shop visit if a shop visit has previously been accomplished), (iii) the number of previous Overhauls/performance restorations and (iv) modification and build standard assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to such replacement.
15.1.3
Lessor is entitled, on five (5) days' prior written notice, at Lessor’s expense to inspect such candidate for the replacement engine (the “Candidate Engine”), which may include, at the option of Lessor and in Lessor’s presence, (i) a full

360 borescope inspection of the reduction gearbox, accessory gearbox, compressor (cold section), turbine and combustion sections of the replacement engine, as applicable, (ii) maximum power assurance runs on the Candidate Engine and (iii) a full records inspection including review of all Back to Birth documentation relating to the Candidate Engine, and the results of each such inspection shall be satisfactory to Lessor. The Candidate Engine shall have documentation certifying compliance with all applicable requirements stipulated by (i) the OEM, (ii) FAA and (iii) the Aviation Authority. Furthermore, all Life Limited Parts shall demonstrate full ‘back to birth’ traceability, acceptable to Lessor, engine shop visit report from the most recent performance restoration, the last 12 months engine trend monitoring data and technical log showing installation and removal history. Upon Lessor’s full review and inspection of the Candidate Engine, Lessor shall provide Lessee with written notice of its decision within seven (7) days whether to accept the Candidate Engine as the permanent replacement engine and in the event that the Lessor accepts the Candidate Engine, Lessee may proceed with Section 15.1.4 and 15.1.5 of this Agreement. In the event that Lessor shall reject the Candidate Engine, Lessor may either elect an acceptable engine as the next Candidate Engine or allow Lessee to choose the next Candidate Engine itself to be inspected to serve as a permanent replacement engine.

15.1.4
Upon replacement in accordance with the provisions of this Clause 15, such replacement engine shall be deemed to be an "Engine" as defined herein for all purposes hereunder. Lessee shall take such action and execute and deliver such documents, including a bill of sale, a supplement hereto and legal opinions, as Lessor may reasonably request in order that title to any such replacement Engine and any related warranties is duly and properly vested in the name of Owner and leased hereunder to the same extent as any Engine replaced thereby.
15.1.5
In case of a permanent replacement (as permitted under this Agreement) of the APU, Landing Gear or Parts, the replacement APU, landing gear or part shall be free and clear of all Liens (other than Permitted Liens specified in paragraphs (a), (b) and (c) of the definition thereof), have a value and utility at least equal to, and be in as good operating condition as the replaced APU Landing Gear or Part, based on but not limited to (i) Cycles accumulated on each Life Limited Part, (ii) Flight Hours accumulated since new (and accumulated since completion of the most recent shop visit if a shop visit has previously been accomplished) (iii) number of previous Overhauls and (iv) modification and build standard, assuming such replacement APU, landing gear, or part was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to such replacement. The replacement APU, landing gear or part shall have documentation certifying compliance with all applicable requirements stipulated by the OEM, FAA, the state of manufacture and the Aviation Authority. Furthermore, all Life Limited Parts shall demonstrate full ‘back to birth’ traceability, acceptable to Lessor.
15.1.6
Lessor is, on five (5) days' prior written notice, entitled to inspect such APU, landing gear or part (the landing gear inspection only, at Lessor’s expense), which may include, at the option of Lessor, a records inspection, and the results of such inspection shall be satisfactory to Lessor.
15.1.7
Lessee shall not install PMA Parts on the Aircraft at any time, except the following:
(a)
PMA Parts which are manufactured under licence by the OEM as such PMA Parts are deemed acceptable for installation on the Aircraft; and,
(b)
During the Lease Term only,
(i)
low value PMA soft furnishings that do not require burn certificates underFAA guidelines; and,
(ii)
cabin lamps,

may be temporarily installed in the cabin which must be replaced with serviceable OEM parts on or prior to Redelivery.

(c)
Lessee shall not install DER repaired Part without Lessor’s prior written consent, which shall not be unreasonably withheld.

15.1.8
Upon replacement in accordance with the provisions of this Clause 15, such replacement APU, landing gear or part, as the case may be, is deemed to be an

“APU”, "Landing Gear" or "Part", as the case may be, as defined herein for all purposes hereunder. Lessee shall take such action and execute and deliver such documents as Lessor may reasonably request in order that any such replacement APU, landing gear or part, as the case may be, is duly and properly titled in the name of Owner and leased hereunder to the same extent as any APU, Landing Gear or Part, as the case may be, replaced thereby.

15.2
Title to Replaced Aircraft Items

Any Engine, APU, Landing Gear or Part removed from the Aircraft shall remain the property of Owner and subject to this Agreement and the other Transaction Documents, no matter where located, until such time as such Engine, APU, Landing Gear or Part has been permanently replaced by an Engine, APU, Landing Gear or Part which has been incorporated or installed in or attached to the Aircraft pursuant to the requirements for replacement as per this Clause 15, at which time title to such replacement Engine, APU, Landing Gear or part shall be vested in Owner and title to the replaced Engine, APU, Landing Gear or Part removed from the Aircraft shall be vested in Lessee (subject to the rights that any insurer may have), in each case without any further action on the part of Lessee, Lessor or Owner.

15.3
Temporary Replacement of Parts

Notwithstanding the provisions of Clauses 15.1 (Permanent Replacement) and 15.2 (Title to Replaced Aircraft Items) hereof, provided that no Event of Default has occurred and is continuing, at any time during the Lease Term Lessee shall be permitted to temporarily replace any Engine, APU, Landing Gear or Part (whether or not worn out, unserviceable, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use) and install, or permit the installation of, any engine, APU, landing gear or part on the Aircraft by way of replacement to facilitate the maintenance, service, repair, overhaul or testing; provided that Lessee shall as soon as practicable either reinstall or replace such Engine, APU, Landing Gear or Part pursuant to this Clause 15 (Replacement of Parts).

15.4
Alterations, Modifications and Additions
15.4.1
Except as otherwise required or permitted by this Agreement, Lessee shall not make any alteration, modification or addition to the Aircraft (including interior configuration, galleys, lavatories or avionics) other than those:

(a)
that may be required to comply with its obligations under any applicable Airworthiness Directive, Mandatory Service Bulletin or Service Bulletin;
(b)
subject to Clause 15.4.2 below, that may be required from time to time to meet the applicable standards of the Aviation Authority, or to comply with any applicable Law, rule, regulation or order of any Governmental Authority or of the manufacturer of the Aircraft, Engines or Parts; or,
(c)
for which it has obtained the prior written consent of Lessor; provided, however, (notwithstanding Lessor having given such consent) Lessor shall provide prior written notice no less than sixty (60) days’ prior to the Expiration Date to Lessee and at its sole option, to restore the Aircraft to the condition it was in prior to the accomplishment of any such alteration, modification or addition, assuming such condition was in compliance with the terms of this Agreement. However, if the Lease Term ends on a date other than the Scheduled Expiration Date, the Lessor’s option to require such alteration, modification or addition to be removed is exercisable without prior written notice.

15.4.2
Notwithstanding anything to the contrary contained in Clause 15.4.1(b) above, any alteration, modification or addition to the Aircraft as contemplated by Clause 15.4.1(b) above and if conditionally approved by Lessor, shall be reversed (other than those items in Clause 15.4.1(a) above) at Redelivery if Lessor is of the opinion that the modifications impair marketability, value or FAA compliance. Lessor shall notify Lessee in writing ninety (90) days prior to Redelivery of need to reverse any alteration, modification or addition to Aircraft contemplated in Clause 15.4.1(b) above.
15.5
Title to Parts
15.5.1
Subject to the provisions hereof, Lessee shall procure that title to all parts incorporated or installed in or attached or added to the Aircraft as the result of any alteration, modification or addition (but excluding any parts installed on a temporary basis (i) in accordance with this Agreement or (ii) in accordance with the terms of any part/component pooling arrangements between the Lessee and its maintenance performer where such part is installed temporarily for short term requirements) shall, without further act, vest in Owner, free and clear of all Liens (other than Permitted Liens), and shall thereafter be deemed a Part and become subject to this Agreement.
15.5.2
Notwithstanding the foregoing, as long as no Event of Default shall have occurred and be continuing, Lessee may at any time during the Lease Term remove any such Part from the Aircraft, provided that:
(a)
such Part is in addition to and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to the Aircraft at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such original Part;
(b)
such Part is not required to be incorporated or installed in or attached or added to the Aircraft pursuant to the terms hereof so long as any such Parts so removed shall be stored for the Lessor at part of the originally delivered Aircraft.
(c)
such Part can be removed from the Aircraft without diminishing or impairing the value, utility or airworthiness which the Aircraft would have had at such time had such alteration, modification or addition not occurred; and,

(d)
such Part is not required to be installed on or attached to the Aircraft by EASA, the FAA and the Aviation Authority in order to maintain the airworthiness certification of the Aircraft for passenger operation.

15.5.3
Upon the removal by Lessee and replacement of any Part as above provided, title thereto shall, without further act, vest in Lessee so long as the title to any replacement part shall vest in the Lessor. In the event that no replacement part is installed, title in and to all removed parts shall remain in Lessor and any such Part shall be deemed a Lessor Part hereunder. Upon removal of such Part, Lessee shall restore the area where such Part was removed, so that it is in the condition it would have been had such Part not been installed and assuming such condition was in compliance with the terms of this Agreement. Title to any Part not removed by Lessee as above provided prior to the return of the respective Aircraft Item to Lessor hereunder shall remain with Owner.
15.6
Storage

For the duration of the Lease Term, Lessee shall ensure that any Engine or Aircraft Item which is not installed on the Aircraft or another aircraft (where permitted by this Agreement) is stored properly, securely, safely and in accordance with Manufacturer’s recommendations and insured in accordance with the requirements of this Agreement, and kept free from Liens (other than Permitted Liens). Lessee shall further ensure that for the duration of the Lease Term, it shall ensure at its own cost that all Aircraft Documents, along with updates and amendments generated during the Lease Term, are always kept stored in compliance with OEM, Aviation Authority and FAA requirements. If any inconsistencies exist between the OEM, Aviation Authority, FAA in respect of storage requirements, Lessee shall at all times adhere to the Aviation Authority requirements and upon Redelivery Lessee shall ensure that FAA standards are reverted to.

15.7
Documentation

Lessee shall at its own expense take all such steps and execute, and procure the execution of, all such instruments as are necessary and customary to ensure that the title in accordance with the provisions of this Clause 15 so passes to Owner according to all applicable Laws, and Lessor shall (or shall cause Owner) take all such steps and execute, and procure the execution of, all such instruments as are necessary to ensure that the title in accordance with the provisions of this Clause 15 so passes to Lessee according to all applicable Laws. Upon Lessor’s reasonable request, Lessee shall cause all such additional instruments to be kept, filed and recorded and, if necessary, to be re- executed, re-filed and re-recorded in the appropriate office pursuant to applicable Law to perfect, protect and preserve the rights and interests of Lessor, Owner and Financier (if any) in the replaced Aircraft Item. In case of the replacement of an Engine, Lessee shall at all times deliver a duly executed bill of sale to Lessor to evidence the transfer of ownership and shall enter into a supplemental lease, if required by Lessor, and take all steps as shall be required by Lessor to ensure the creation of an “International Interest” in respect of that lease and that Engine, with the Lessor as “creditor” and the Lessee as “debtor” and the registration thereof with the International Registry and more generally to ensure that Lessor, Owner and Financier receive the same protections and benefit under the Cape Town Convention in respect of that Engine as they had under the Transaction Documents and the Mortgage in respect of the engine being replaced.

15.8
Pooling

Lessee shall not enter into, nor permit any pooling agreement or similar arrangement in respect of Engines, Landing Gear or APU, and in respect of any Aircraft Item or Part, without the prior written consent of Lessor.

15.9
Shop Visits

15.9.1
Lessor reserves the right to provide replacement engines, landing gear and APU during the Lease Term for comparable engines, landing gear and APU removed during the term of the lease including but not limited to the following reasons for removal:

Engines: Removed for Life Limited Parts, scheduled shop visits or due to performance deterioration;

Landing Gear: Removed due to calendar, Overhaul, hard time; and

APU: Removed with more than 8,000 airframe flight hours since last shop visit, or such occasions where the APU ceases to perform desired function (exclusion to this provision are FOD, misuse and operation out of limits).

16.
MAINTENANCE
16.1
General Maintenance Obligation
16.1.1
During the Lease Term and until the Aircraft is returned to Lessor in accordance with the provisions of this Agreement, Lessee shall, at the expense of Lessee:
(a)
keep the Aircraft airworthy in all respects and in good repair and condition in compliance with FAA and Aviation Authority regulations;
(b)
maintain a valid Certificate of Airworthiness for the Aircraft issued by the Aviation Authority (except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement) and from time to time provide to Lessor a copy on request or upon renewal thereof;
(c)
maintain or cause to be maintained and repaired the Aircraft in accordance with (i) the Agreed Maintenance Program, (ii) the maintenance inspection program as defined in the MPD, and (iii) the rules and regulations of the Aviation Authority and FAA;
(d)
not change the Agreed Maintenance Program without the written prior consent of Lessor; save that such consent shall not be required for changes to the Agreed Maintenance Program which are mandated by the Manufacturer and/or by the Aviation Authority provided that each such change is notified to Lessor within five (5) days of each relevant change being made;
(e)
comply with all applicable laws and the regulations of the Aviation Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or any Aircraft Item which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or any Aircraft Item;

(f)
advise Lessor no later than thirty (30) days in advance of the commencement of the work scope containing any Qualifying Work, content and commercial terms for such maintenance, provided that in respect of all scheduled Airframe structural inspections (with intervals of fifteen (15) months or more under the Agreed Maintenance Program) such prior notification shall not be given later than forty-five (45) days before commencement of such maintenance; and,
(g)
if required by the Aviation Authority, maintain a current certification as to maintenance issued by or on behalf of the Aviation Authority in respect of the Aircraft and from time to time provide to Lessor a copy on written request of Lessor, provided that all such maintenance issued by the Aviation Authority in respect of the Aircraft shall be approved by the FAA where possible.
16.2
Aircraft Documents and Records
16.2.1
Lessee shall, at its expense, at all times during the Lease Term be responsible for and procure that:
(a)
accurate, complete and current records of Aircraft Documents, including information regarding all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and any Aircraft Item subsequently installed, before the installation) are accurately maintained, updated and retained;
(b)
all Aircraft Documents shall be kept in the English language;
(c)
the Aircraft Documents shall be maintained in such manner as the Aviation Authority and the FAA may from time to time require (whether such requirement is imposed on Owner, Lessor or Lessee); and,
(d)
the Aircraft Documents comply with both the mandatory requirements and the recommendations of the Manufacturers of the Aircraft, any Engine or any Aircraft Item.
16.2.2
For the avoidance of doubt, Lessee shall furthermore ensure that:
(a)
all Life Limited Parts installed on the Aircraft shall have full back to birth traceability to the OEM, showing life consumed prior to and after installation;
(b)
records for any damage repairs made to the Aircraft shall contain FAA, Aviation Authority and/or Manufacturer approval (as appropriate), the original documents shall certify any repairs and dirty fingerprint records; and,

(c)
access to a revision service is maintained (with appropriate revisions in English) in respect of all Aircraft Documents, records, logs and other materials (as required by applicable Aviation Authority and FAA Laws).
16.2.3
The Aircraft Documents shall be the property of Owner and, at the Expiration Date, Lessee shall deliver the same to Lessor (or to such other party nominated by Lessor). Lessee is entitled to take and retain copies thereof.
16.3
Agreed Maintenance Facility

During the term of the Lease, maintenance performed on the Aircraft by a maintenance and repair facility shall be performed by an Agreed Maintenance Facility which shall be FAA or EASA and Aviation Authority certified to perform services on the Airbus A321-200 model aircraft and approved by Lessor.

16.4
Line Maintenance, AD and Mandatory Compliance
16.4.1
Lessee shall be responsible, at its expense, for all line maintenance required for the Aircraft, including but not limited to the airframe, engines, auxiliary power unit and landing gears, during the Lease Term including compliance with all Airworthiness Directives (“ADs”) issued during the Lease Term that could be complied with during normal line maintenance. Line maintenance will be carried out by the Lessee at its facility or any other third-party FAA/EASA and Aviation

Authority approved organization approved by Lessor.
16.4.2
Lessee shall be responsible for compliance with all applicable AD’s issued during the Lease Term and requiring compliance during the Lease Term and during a period of one hundred eighty (180) days following the Expiration Date, including the performance of all Terminating Actions contained therein.
16.4.3
The compliance of any AD shall be accomplished by performing the Manufacturer issued service bulletins (if available).
16.4.4
Airworthiness Directives which do not have a Terminating Action will be accomplished at the highest level of inspection or modification possible without any waivers, alternate means of compliance, dispensations, extensions, deviations or carry-overs.
16.4.5
AD Cost Sharing

If Lessee installs any equipment onto the Aircraft and/or conducts work on the Aircraft in order to comply with an Airworthiness Directive issued by the FAA on a terminating action basis (the “Equipment”) and the cost of buying and installing the Equipment onto the Aircraft is more than US $100,000 (the “Qualifying AD Threshold”) (a “Qualifying AD”), then, provided that Lessee:

(i)
has complied with all of its obligations under the Lease Agreement and no Event of Default has occurred or is continuing; and

(ii)
has consulted and agreed with Lessor the source of the Equipment, the choice of the maintenance facility for the installation of the Equipment and the relevant workscope for the installation of the Equipment; and

(iii)
has provided to Lessor satisfactory evidence (including the relevant costs of labour and materials and Lessee’s payment of those costs) regarding its compliance with the Qualifying AD,

(iv)
then Lessor shall reimburse to Lessee a portion of those, except (i) in the event of an early termination of this Agreement or (ii) as a result of a Total Loss of the Aircraft, in which case Lessor shall not be obliged to make any payment to Lessee. Lessor’s share of the cost to be reimbursed to Lessee shall be calculated using the following formula;

A = (B – C) x (1 – (D /126)

where

A = the amount Lessor shall pay to Lessee,

B = the cost of buying and installing the Equipment to comply with the Qualifying AD less any subsidy, credit, warranty payment or other benefit received by Lessee in respect of the Qualifying AD,

C = the Qualifying AD Threshold amount, and

D = the number of months from (i) the earlier of the date that Lessee complies with the Qualifying AD and the required compliance date for the Qualifying AD, to (ii) the date that is 126 months from the Delivery Date.

16.5
Heavy Maintenance

16.5.1
Lessee shall be responsible for all scheduled heavy maintenance required on the Aircraft, including the airframe, engines (in accordance with the terms of the Engine Protocol), auxiliary power unit and landing gears during the Lease Term meeting the definition of Qualifying Work. All heavy maintenance shall be performed by a Lessor approved FAA and Aviation Authority repair station/maintenance performers, as follows:

(a)
Aircraft scheduled heavy maintenance (as per the approved maintenance program of the Lessee), being the phase C-Checks and including compliance with all ADs, CPCP or heavy maintenance, which cannot be accomplished during normal line maintenance; and will include parts, labor cost, and hangar;

(b)
Scheduled engine maintenance and unscheduled engine maintenance;

(c)
Scheduled landing gear maintenance and unscheduled Landing Gear maintenance; and,

(d)
Scheduled APU maintenance and unscheduled APU maintenance.

16.6
Lessor Inspection
16.6.1
Lessor and any person designated by Lessor, including Owner and the Financier, may (upon giving Lessee at least fifteen (15), but not more than forty-five (45) days written notice, unless an Event of Default has occurred and is continuing in which event no notice will be required) at any time visit, inspect and survey the Aircraft and Aircraft Documents, any Engine or any other Aircraft Item provided such inspection shall not interfere with the normal commercial operation of the Aircraft and for such purpose may, subject to any applicable Aviation Authority regulation, travel on the flight deck as an observer.
16.6.2
The inspections under this Clause 16.6 will be at cost of the Lessor.
16.6.3
Lessor has no duty to conduct any such visit, inspection or survey and, except as otherwise provided in this Agreement, has no liability arising out of any such visit, inspection or survey and so long as no Event of Default has occurred and is continuing, will not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the commercial operations of Lessee.
16.6.4
The right to inspect the Aircraft in accordance with this Clause 16.6 are in the Lessor Indemnitees’ economical interest only, and may not in any way be construed as an obligation on the Lessor Indemnitees to keep the Aircraft airworthy nor shall it in any way inflict an operational liability upon the Lessor Indemnitees.
16.6.5
Lessor hereby undertakes to indemnify and hold Lessee harmless from and against all liabilities, damages, losses, costs and expenses in respect to injury to or death or the loss of property of Lessor, the Owner, or Financier and their respective employees or representatives when such damages, losses, costs and expenses arise due to their gross negligence or wilful misconduct during or out of or in connection with such inspection.
16.7
Removal of Engines

An Engine can only be removed after prior written approval by Lessor other than if an Engine is removed for testing, service, repair, maintenance, overhaul work, alterations, modifications or otherwise in accordance with the terms of this Agreement. Title to such Engine shall at all times remain vested in Owner, and such removal may only be undertaken by personnel of the Lessee qualified to perform such removal or an Agreed Maintenance Facility qualified to perform such removal. All Engine workscopes for removed Engines shall be subject to Lessor written approval in advance of commencement of work.

16.8
Qualifying Maintenance Event Management

Should an Engine require a Qualifying Maintenance Event during the Lease Term, Lessor and Lessee shall follow the Engine Protocol set forth in Exhibit Q.

16.9
Passenger-Related Maintenance

Lessor and Lessee will share the cost of Passenger-Related Maintenance equally (50/50), not to exceed $240,000 for Lessor (the “Passenger-Related Maintenance

Cap”). After the Passenger-Related Maintenance Cap has been reached, any Passenger- Related Maintenance costs shall be for the account of Lessee.

17.
MAINTENANCE RESERVES
17.1
Maintenance Reserves
17.1.1
Lessee agrees to pay to Lessor Maintenance Reserves amounts with respect to the Aircraft during the Lease Term in accordance with Exhibit H (Maintenance Reserves) hereto and as follows:
(a)
with respect to the Fixed Monthly Charges, Lessee shall pay each Fixed Monthly Charge monthly in arrears, within 10 days after the last day of the relevant calendar month, and it shall be pro-rated for any part of a month.
(b)
with respect to the Activity Based Charges, Lessee shall pay the Activity Based Charges in arrears within ten (10) days after the last day of the relevant calendar month in which such charges accrued, subject to timely invoicing by Lessor.
18.
INDEMNIFICATION
18.1
Indemnification
18.1.1
Lessee releases and agrees (for the Lease Term and matters related to the Lease Term) to indemnify, reimburse and hold harmless each Lessor Indemnitee from and against any and all claims, damages, Losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney's fees and other reasonable costs and expenses in connection therewith or in establishing the right to indemnification hereunder, including any of the foregoing arising or imposed under the doctrine of strict or absolute liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to or arise in any manner out of, or are in any manner related to:
(a)
the Aircraft, any Engine and any other Aircraft Item (including any Engine or other Aircraft Item dismounted from the Aircraft and/or installed on another aircraft), this Agreement, the other Transaction Documents or any other related documents, or the breach of any representation, warranty or covenant made by Lessee hereunder;
(b)
the condition, design, lease, subleasing, testing, insurance, performance, transportation, management, pledge, charging, control, replacement, exchange, removal, pooling, interchange, importation, exportation, storage, presence, refurbishment, maintenance, service, repair, overhaul, modification, change, alteration, loss, damage, wet-leasing, acceptance, rejection, possession, Redelivery, disposition, use or operation of the Aircraft, any Engine or any other Aircraft Item either in the air or on the ground, or otherwise in connection with the Aircraft, or any loss or destruction of or damage to any property, or death or injury of, or other loss of whatsoever nature suffered by, any person caused by, relating to, or arising from or out of (in each case whether directly or indirectly) any of the above matters, whether or not any such Claim may be attributable to any defect in the Aircraft or any part of the Aircraft or to the design, testing or use of the Aircraft or otherwise, and regardless of when the same shall arise; and,

(c)
from and after the Delivery Date of the Aircraft, any defect in the Aircraft, any Engine or any other Aircraft Item (whether or not discovered or discoverable by Lessee or Lessor) arising from the material used therein or from the design, testing, or use thereof or from any maintenance, service, repair, Overhaul, or testing of the Aircraft, any Engine or any other Aircraft Item, whether or not the Aircraft, any Engine or any other Aircraft Item is in the possession of Lessee, and regardless of where the Aircraft, Engine or any other Aircraft Item may then be located;
(d)
the accuracy, validity or traceability of any of the Aircraft Documents;
(e)
preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, any Engine or Part or securing its release;
(f)
any design, article or material in the Aircraft or any part of the Aircraft or the operation or use of the Aircraft constituting an infringement of patent, copyright, trademark, design or other proprietary right (excluding Lessee’s intellectual property including all logos and branding) or a breach of any obligation of confidentiality owed to any person if undertaken otherwise than pursuant to the terms of this Agreement;
(g)
any transaction, approval, or document contemplated by this Agreement, the other Transaction Documents or any other related documents or given or entered into in connection herewith or therewith;
(h)
any subleasing, wet leasing, chartering or similar use of the Aircraft hereunder; and
(i)
any breach by Lessee of its obligations under this Agreement or the other Transaction Documents.
18.2
Lessee Release

Lessee hereby waives and releases each Lessor Indemnitee from any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft, any Engine or any other Aircraft Item, either in the air or on the ground, or which may be caused by any defect in the Aircraft, any Engine or any other Aircraft Item from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft, any Engine or any other Aircraft Item regardless of when such defect may be discovered, whether or not the Aircraft, any Engine or any other Aircraft Item is at the time in the possession of Lessee, and regardless of the location of the Aircraft, any Engine or any other Aircraft Item at any such time.

18.3
Payment and Subrogation
18.3.1
Lessee shall pay directly on an After-Tax Basis to each Lessor Indemnitee all amounts due under this Clause 18 within sixty (60) days of the receipt of written notice by Lessee from such Lessor Indemnitee that such payment is due.
18.3.2
Upon payment in full to any Lessor Indemnitee of any indemnities contained in this Clause 18 by Lessee, subject to any rights the insurer may have, Lessee shall be subrogated to all rights and remedies which such indemnified party has or may have against the Manufacturer or any other Person.
18.4
Exclusion
18.4.1
Notwithstanding the foregoing provisions of this Clause 18, Lessee shall not be obligated to make any payment by way of indemnity in respect of any Claim against a Lessor Indemnitee which:
(a)
results from or arises out of the gross negligence or wilful misconduct of such Lessor Indemnitee;
(b)
results from or arises out of any Lessor’s Lien;
(c)
is covered pursuant to another indemnity provision of this Agreement;
(d)
arises as a result of a breach by Lessor of its representations and warranties or covenants contained in this Agreement (but excluding any such breach which is caused by or results in whole or in part from a failure by Lessee to perform any of its obligations under this Agreement);
(e)
comprises the normal administrative costs and expenses of any Lessor Indemnitee;
(f)
arises as a result of acts or events which occurred prior to the Delivery of the Aircraft to Lessee in accordance with Clause 3 (Delivery and Acceptance) hereof, unless any such act or event results in whole or in part from an event which occurred during the Lease Term;
(g)
arises as a result of acts or events which occur after the Aircraft has been redelivered to Lessor in accordance with Clause 22 (Redelivery of Aircraft) hereof, unless any such act or event results in whole or in part from an event which occurred during the Lease Term;
(h)
comprises of costs or expenses for which the Lessor has expressly agreed to be responsible under any other provision of this Agreement; or

(i)
which have resulted from transactions between or activities of, the Lessor Indemnitees which are unrelated to this Agreement or the leasing of the Aircraft to Lessee.
18.4.2
Lessor agrees that it shall not settle or pay any such Claim without Lessee’s prior consent and in the event of immediate legal obligation requiring payment by Lessor, Lessor shall immediately notify Lessee of such requirement and Lessee shall use its best efforts to respond to Lessor as quickly as possible but in no event later than five (5) days, at which time Lessor shall be entitled to settle or pay such Claim.

18.4.3
Lessor agrees to ensure that each Lessor Indemnitee shall take any and all such steps as are reasonably available to it to limit its Claims arising under this Agreement.
18.5
Contest and Mitigation
18.5.1
If Lessor Indemnitee becomes aware of any Claim which may give rise to an indemnity obligation on the part of Lessee under this Clause 18 (Indemnification), Lessor shall as soon as reasonably practicable notify Lessee thereof (but failure to give such notice shall not relieve Lessee of its obligations hereunder), and, if reasonably requested by Lessee and that no Event of Default has occurred and is continuing at such time, shall consult with Lessee to consider what action may properly be taken to defend or otherwise resist or mitigate such Claim. If Lessor considers (having regard, in respect of Financiers, to the provisions of the Finance Documents relating to the Aircraft) that such action should be taken as aforesaid, Lessor will take such action or, if Lessor so agrees, Lessee shall be entitled to take such action in the name of Lessor, provided that:
(a)
no such action may be taken by Lessee or shall be required to be taken by such Lessor Indemnitee unless adequate provision in respect of the Claim and any associated costs or expenses has been made by Lessee to the reasonable satisfaction of such Lessor Indemnitee (having regard to the nature and amount of the Claim); and,
(b)
Lessee shall indemnify Lessor in full on demand in respect of any fees, costs or expenses suffered or incurred by Lessor in connection with any action taken by Lessor or Lessee as aforesaid.
18.6
Survival

The respective obligations of Lessee under this Clause 18 shall remain in full force and effect, following the expiration, earlier cancellation or termination of this Agreement for a period of two (2) years.

19.
INSURANCE
19.1
Insurance
19.1.1
Throughout the Lease Term and until the Expiration Date (and for product liability insurance for a minimum period of two (2) years from Redelivery of the Aircraft), Lessee shall, at its own expense, effect and maintain in full force and effect the types of insurance, conditions and amounts of insurance (including deductibles) required under Exhibit I (Insurance Requirements) hereof through such brokers and with such insurers as may be approved by Lessor, in London or New York or such other insurance markets as may be approved by Lessor.

19.1.2
Pursuant to Exhibit I (Insurance Requirements), Lessee shall cause (i) Loss Payee to be named as loss payee and Lessor, Owner and Financier to be named as additional insured parties for the Agreed Value under the hull and spares insurances required to be maintained by Lessee under this Agreement, and (ii) all Lessor Indemnitees and any other party that the Lessor may reasonably require to be named as additional insured parties under Lessee’s aviation and general third party liability insurance maintained by Lessee under this Agreement (the parties mentioned under points (i) and (ii) shall collectively be referred to as the "Additional Insured"). Lessee acknowledges and agrees that the sections entitled “Contract Parties/Additional Insured” and “Contracts” in Exhibit I reflect an illustration of the Persons and the documents and agreements which need to be included in the insurance certificates hereunder, as known at the date of this

Agreement. Lessee further acknowledges and agrees that on or prior to Delivery of the Aircraft and throughout the Lease Term the Persons and documents to be reflected in the aforementioned sections found in Exhibit I may be amended from time to time for reasons including, to reflect a change in ownership of the Aircraft, a change in Lessor and as a result of any financing or refinancing obtained by Lessor and/or Owner of the Aircraft. Lessor shall advise Lessee of the Persons and the documents and agreements that need to be included in such sections of Exhibit I and, upon such notification, Lessee shall include such Persons, documents and agreements in the relevant sections of the insurance certificates.
19.2
Engine Endorsement
19.2.1
If Lessee installs a third party engine on the Aircraft in accordance with the terms of this Agreement, either (a) Lessee’s hull insurance coverage on the Aircraft must automatically increase to such higher amount as is necessary in order to satisfy both Loss Payee’s requirement to receive the Agreed Value in the event of a Total Loss and the amount required by the third party engine owner or (b) separate additional insurance on such engine must attach in order to satisfy separately the requirements of Lessee to such third party engine owner. In order to ensure performance by Lessee as set forth in this section, Lessee shall be required to provide to Lessor an amended certificate of insurance each time that the coverage is changed to accommodate a third party engine installed on the Aircraft.
19.2.2
If Lessor permits Lessee to pool the Engines pursuant to the provisions of Clause 15 (Replacement of Parts) of this Agreement, the Engines mounted or being mounted on another aircraft operated by Lessee must be separately insured either (i) as if it was a leased engine (Leased Engine Endorsement), or

(ii) insured otherwise satisfactorily to Lessor, to protect Owner’s, Lessor’s and Financer’s interests herein and in the Engine. The Engine Agreed Value shall be as stipulated in Exhibit N (Lease Specific Terms) hereof. In both cases (i) and

(ii) the Loss Payee shall be noted as loss payee and the Additional Insured shall remain Additional Insured with regard to legal liability insurance covering that specific Engine. Any additional premium in respect of this endorsement or separate engine insurance shall be paid by Lessee. In order to ensure performance by Lessee as set forth in this section, Lessee shall be required to provide to Lessor an amended certificate of insurance each time that the coverage is changed to accommodate a third party engine installed on the Aircraft.

19.3
Write Back of Any Date Recognition Exclusion

In the event any of Lessee’s insurances (either the primary insurance or the reinsurance) continue to require any date recognition exclusion clause or similar clause excluding from such insurance coverage damage to any property (including the Aircraft) or death or injury to any person on account of accidents, incidents or occurrences caused by date recognition or other Year 2000-related problems, Lessee at its cost shall obtain for the benefit of itself and each of the Additional Insured the broadest write-back available in the London insurance market with respect to such exclusion.

19.4
Assignment

If Lessor, Owner or Financier sell or otherwise dispose of any interest in the Aircraft or assign all or any of its rights under this Agreement (to the extent permitted under this Agreement) or otherwise disposes of any interest in the Aircraft to any other Person, Lessee shall procure that such Person hereunder be named as loss payee and/or additional assured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by Lessor, Owner or Financier under such policies. Lessor, Owner or Financier and the other Lessor Indemnitees must nevertheless continue to be covered by such policies.

19.5
Deductibles

If there is a material adverse change in the financial condition of Lessee which Lessor reasonably believes will cause Lessee to be unable to pay the deductible upon the occurrence of a partial loss of the Aircraft or an Engine, then Lessor may require Lessee at Lessee’s expense to lower its deductibles on the insurance maintained hereunder to a level which is available on commercially reasonable terms in the insurance market.

19.6
Other Insurance
19.6.1
Lessor may from time to time require Lessee, at Lessee’s expense, to effect such other insurance or such variations to the terms of the existing insurance as may then be customary in the airline industry applicable to the Aircraft and at the time commonly available in the insurance market at commercially reasonable terms.
19.6.2
Lessee may not without the prior written approval of Lessor take out any insurance or procure any reinsurance in respect of the Aircraft other than those required by this Agreement if such insurance or reinsurance may prejudice the effectiveness of any of the insurances or reinsurances or the recovery of any proceeds thereunder or the rights of any Lessor Indemnitees.

19.7
Information Obligation
19.7.1
Upon request from Lessor and/or Financier, Lessee shall provide Lessor with any information reasonably requested by Lessor (including insurance certificates) from time to time concerning the insurance maintained with respect to the Aircraft or in connection with any claim being made or proposed to be made thereunder.
19.7.2
Lessee herewith authorizes Lessor and/or Financier to contact Lessee’s insurance broker directly and acquire any information relevant to Lessee’s contractual insurance obligations under this Agreement.
19.7.3
Lessee shall procure that its insurance/reinsurance underwriters or brokers shall promptly advise Lessor in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft.
19.8
Renewal

Not less than five (5) Business Days before the expiration or termination date of any insurance required hereunder, Lessee shall provide Lessor and Financier with fax or e- mail confirmation from Lessee’s insurance brokers that renewed certificates of insurance evidencing the renewal or replacement of such insurance and complying with Exhibit I (Insurance Requirements) will be issued on the termination date of the prior certificate. Within seven (7) days after such renewal, Lessee shall furnish its brokers’ certificates of insurance to Lessor and Financier.

19.9
Reinsurance
19.9.1
Any reinsurance must be maintained with reinsurers and brokers approved by Lessor. Such reinsurance must in all respects (including amount) in accordance with this Clause 19 (Insurance) and Exhibit I (Insurance Requirements) be satisfactory to Lessor and contain:
(a)
a cut-through and assignment clause satisfactory to Lessor, in each case acting reasonably; and
(b)
a provision that payment will be made notwithstanding any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers.

19.9.2
To the extent that reinsurances are obtained in connection with and pursuant to this Agreement, Lessee shall procure that the insurer enter into an Assignment of Reinsurances with Lessor or the Financier (as directed by Lessor) in form and substance acceptable to Lessor. In the event that the Reinsurers will not agree to an Assignment of Reinsurances with Lessor or the Financier, Lessor may enter into negotiations directly with Lessee’s Reinsurers to find a solution.
19.10
Failure to Insure

If at any time Lessee fails to maintain insurance in compliance with this Clause 19, Lessor may do any of the following (without prejudice to any other rights which it may have under this Agreement by reason of such failure):

(a)
pay any premiums due or to effect or maintain insurance satisfactory to Lessor or otherwise remedy such failure in such manner as Lessor considers appropriate (and Lessee shall upon demand reimburse Lessor in full for any amount so expended by Lessor in that connection); or,
(b)
at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), proceed to and remain at any airport designated by Lessor, until such failure is remedied to Lessor’s satisfaction.
19.11
Assignment of Insurances

Lessee shall enter into an Assignment of Insurances with Lessor or the Financier (as directed by Lessor) and obtain an acknowledgement from the insurer in connection with the Assignment of Insurances, both of the foregoing in form and substance acceptable to Lessor.

20.
EVENTS OF LOSS
20.1
Notice of Total Loss

Lessee shall notify Lessor in writing, promptly after becoming aware of the occurrence of a Total Loss of the Aircraft, any Engine or Landing Gear.

20.2
Payment of Insurance Proceeds

In case of the occurrence of a Total Loss of the Aircraft, all insurance proceeds payable by the insurer(s) shall be payable to the Loss Payee. Lessor and Lessee shall proceed diligently and cooperate fully with each other in the recovery of any and all Total Loss Proceeds under the hull, spares all risks and hull war and spares war insurance.

20.3
Total Loss of Aircraft.
20.3.1
In case of a Total Loss of the Aircraft, the leasing of the Aircraft hereunder is terminated (other than those obligations of Lessee which survive the termination or earlier cancellation of this Agreement) and Lessor shall be released of its obligations under this Agreement but Lessee shall continue to pay Rent (and continue to perform all obligations of Lessee under this Agreement and the other Transaction Documents still capable of performance) until receipt by the Loss Payee of the Agreed Value and receipt by Lessor of all other amounts then due and payable under this Agreement.
20.3.2
In case the insurer(s) have not paid out the Agreed Value to the Loss Payee within ninety (90) days after the Total Loss Date, Lessee shall pay to the Loss Payee an amount equal to the Agreed Value and all Rent due and payable up to such date. In case the insurers pay out an amount to the Loss Payee which is less than the Agreed Value, Lessee shall pay to the Loss Payee the balance of the difference between the amount paid out by the insurers and the Agreed Value.
20.3.3
Upon (i) receipt by the Loss Payee of the payment(s) from Lessee made reference to in the previous paragraph and (ii) receipt by Lessor of all other amounts then due and payable under this Agreement, Lessor shall, and shall procure that the Loss Payee shall assign to Lessee any and all rights they might have in respect of receiving the insurance proceeds from the insurer(s).

20.3.4
Upon receipt by Loss Payee of the Agreed Value and receipt by Lessor of all other monies due and payable by Lessee under this Agreement and the other Transaction Documents, the leasing of the Aircraft under this Agreement shall terminate (other than those obligations of Lessee which survive the termination or earlier cancellation of this Agreement). An amount equal to the balance of the Security Deposit shall in such case be paid to Lessee on the Expiration Date provided that (i) no Event of Default has occurred and is continuing, (ii) no event of default (howsoever defined) under a Companion Agreement has occurred and is continuing, (iii) Lessee has discharged all of its obligations under this Agreement and (iv) Lessee has discharged all of its obligations under the Companion Agreements.
20.4
Surviving Engine(s).

If a Total Loss of the Aircraft occurs and there has not been a Total Loss of an Engine or Engines, then Lessee may request, (subject to agreement of relevant insurers) and on receipt by Loss Payee and Lessor of all monies due under Clause 20 (Event of Loss) and payment by Lessee of all airport, navigation and other charges on the Aircraft, Lessor will procure that Owner transfers all its rights, title and interest in the surviving Engine(s) to Lessee or to Lessee’s insurers, as applicable, but without any responsibility, condition or warranty of any kind whatsoever express or implied on the part of Owner other than as to freedom from any Lessor’s Lien.

20.5
Total Loss Engine, APU, or Landing Gear
20.5.1
Upon the occurrence of a Total Loss with respect to an Engine, the APU, or the Landing Gear, under circumstances in which there has not occurred a Total Loss with respect to the Aircraft, Lessee shall forthwith (and in any event within two

(2) Business Days after such occurrence) give Lessor written notice thereof and Lessee shall replace such Engine, APU or Landing Gear as soon as reasonably possible, but in any event, before the Expiration Date and not more than ninety

(90) days after the occurrence of such Total Loss, by duly conveying to Owner, free and clear of all Liens, title to another engine, or landing gear of the same or an improved model and suitable for installation and use on the Airframe. Such replacement shall occur in accordance with the provisions of Clause 15.1 (Permanent Replacement) hereof.

20.5.2
No Total Loss covered by this Clause 20.5 shall result in any reduction or abatement of any Rent.
20.6
Payments Governmental Agency
20.6.1
Payments received by Lessor or Lessee from any Governmental Authority with respect to a Total Loss resulting from the condemnation, confiscation or seizure of, or requisition of title to or use of the Aircraft or the Airframe, shall be retained by Lessor, if received by Lessor, or promptly paid over to Lessor, if received by Lessee.

20.6.2
Provided that (i) the Loss Payee has received the Agreed Value from the insurer(s) or from Lessor on behalf of any insurer(s) and (ii) no Event of Default under this

Agreement or the other Transaction Documents (howsoever defined) has occurred and is continuing and (iii) Lessor has received all other amounts then due and payable under this Agreement or the other Transaction Documents, Lessor shall pay to Lessee any amount received by Lessor in accordance with this Clause.
20.6.3
Payments received by Lessor or Lessee from any Governmental Authority with respect to a Total Loss resulting solely from the condemnation, confiscation or seizure of, or requisition of title to or use of any Engine shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed its obligations under Clause 20.5 (Total Loss Engine, APU or Landing Gear) hereof with respect to such Engine and Lessor has received all amounts then due under this Agreement and the other Transaction Documents.
20.6.4
Payments received by Lessor or Lessee from any Governmental Authority with respect to a requisition of use during the Lease Term of the Aircraft or any of the Engines, which requisition does not constitute a Total Loss, shall, so long as no Event of Default has occurred and is continuing and provided that Lessor has received all amounts then due under this Agreement and the other Transaction Documents, be paid to, or retained by, Lessee.
21.
OTHER LOSS OR DAMAGE
21.1
Continuing Obligations

If the Aircraft, any Engine or any Aircraft Item suffers loss or damage not constituting a Total Loss of the Aircraft, all of the obligations of Lessee under this Agreement and the other Transaction Documents (including payment of Rent) will continue in full force.

21.2
Procedure
21.2.1
In the event of any loss or damage to the Aircraft which does not constitute a Total Loss of the Aircraft, or any loss or damage to any Engine or Aircraft Item, Lessee shall at its sole cost and expense fully repair the Aircraft, any Engine or Aircraft Item in such manner that the Aircraft, Engine or Aircraft Item is in an airworthy condition and substantially the same condition as it was immediately prior to such loss or damage.
21.2.2
All repairs shall be performed in a manner which preserves and maintains all warranties and service life policies to the same extent as they existed prior to such loss or damage. Lessee shall notify Lessor forthwith of any loss, theft or damage to the Aircraft, any Engine or any Aircraft Item for which the cost of repairs is estimated to exceed the Damage Notification Threshold, together with Lessee’s and/or insurer's proposal for carrying out the repair. Lessor shall have the option to dispute such proposal and be part of the discussion for repair between Lessee and Insurer.

21.2.3
If an Event of Default has occurred and is continuing, any insurance proceeds from the insurers shall be paid to the Loss Payee.
21.3
Government Requisition

If the Aircraft, any Engine or any Aircraft Item is requisitioned for use by any Governmental Authority, Lessee shall promptly notify Lessor of such requisition. All of Lessee’s obligations under this Agreement will continue as if such requisition had not occurred. So long as no Event of Default has occurred and is continuing and Lessor has received all amounts then due under this Agreement and the other Transaction Documents, all payments received by Lessor or Lessee from such Governmental Authority will be paid over to or retained by Lessee. If an Event of Default has occurred and is continuing or if Lessor has not received all amounts then due under this Agreement and the other Transaction Documents, all payments received by Lessee or Lessor from such Governmental Authority may be used by Lessor to satisfy any obligations owing by Lessee and Lessee shall promptly transfer all amounts that it receives from such Governmental Authority to Lessor.

22.
REDELIVERY OF AIRCRAFT
22.1
Redelivery

Lessee, at its own expense, shall on the Expiration Date redeliver the Aircraft in the Redelivery Conditions but otherwise in an “As-is, Where-is” condition with all faults by delivering the same forthwith to Lessor at the Redelivery Location (the "Redelivery"). Subject to Lessor being satisfied that the Aircraft complies materially with the Redelivery Conditions, Lessor and Lessee shall evidence Lessor's acceptance of the Aircraft, and any exceptions thereto, by executing the Aircraft Certificate of Redelivery.

22.2
Redelivery Conditions
22.2.1
Lessee shall redeliver the Aircraft to Lessor in accordance with the following requirements (the "Redelivery Conditions"):
(a)
in a condition which is in compliance with the provisions of Exhibit F (Redelivery Procedure and Redelivery Conditions) hereto;
(b)
free and clear of all Liens (including Permitted Liens, other than Lessor Liens); and,
(c)
duly registered in the name of Lessor as lessor, Owner as owner and evidencing the discontinued leasing to the extent permitted under the Laws of the State of Registration of the Aircraft (including, at Lessor’s option, execution and delivery by Lessee of such documents as may be required to deregister the Aircraft from the register and to terminate the Agreement or to evidence the expiration, termination or cancellation of the leasing of the Aircraft under this Agreement).

22.3
Technical Report
22.3.1
Six (6) months prior to the Expiration Date (and in an updated form at Redelivery), Lessee shall provide Lessor with a technical evaluation regarding the general technical condition of the Aircraft (in a form and substance reasonably satisfactory to Lessor). In addition, upon Lessor’s request, Lessee shall make copies available of:
(a)
drawings of the interior configuration of the Aircraft (both as it presently exists and as it will exist at return);
(b)
an Airworthiness Directive status list;
(c)
a Service Bulletin incorporation list;
(d)
rotable tracked, hard-time and life-limited component listings;
(e)
a list of Lessee-initiated modifications and alterations;
(f)
interior material burn certificates for the soft furnishings replaced during the Lease Term;
(g)
the relevant portions of the Agreed Maintenance Program required for bridging to the most current version of the MPD;

(h)
the complete work scope for the checks, inspections and other work to be performed prior to return;
(i)
a forecast of the checks, inspections and other work to be performed for a period of eighteen (18) months after return of the Aircraft;
(j)
a list of all no-charge Service Bulletin kits with respect to the Aircraft which were ordered by Lessee from Manufacturer or the Engine Manufacturer;
(k)
current Engine disk sheets and a description of the last shop visit for each Engine, full Engine installation/removal history;
(l)
a dent and buckle mapping chart; and,
(m)
any other data which is reasonably requested by Lessor.
22.4
Redelivery Inspection
22.4.1
On a date falling not less than six (6) months prior to the Redelivery of the Aircraft, Lessor and/or its representatives shall have the opportunity to inspect the Aircraft (the "Redelivery Inspection") which inspection may include, but shall not be limited to:
(a)
a systems functional and operational inspection of the Aircraft (and other types of reasonable inspections based upon the Aircraft type, age,

use and other known factors with respect to the Aircraft) in accordance with the MPD and Manufacturer’s guidance;

(b)
inspections to verify the compliance of the requirements as per Exhibit F (Redelivery Procedure and Redelivery Condition) hereto; and,
(c)
a full inspection of the Aircraft Documents (including records and manuals).
22.4.2
Any deviations from the Redelivery Conditions set forth herein shall be corrected by Lessee at its cost prior to the Acceptance Flight described in Clause
22.5
(Acceptance Flight & Borescope Inspection).
22.5
Acceptance Flight & Borescope Inspection
22.5.1
Immediately prior to the Redelivery of the Aircraft, Lessee will carry out for Lessor and/or Lessor’s representatives the Acceptance Flight. All flight costs, insurance and fuel shall be furnished by (and at the expense of) Lessee.
22.5.2
In the event that any defects are revealed during the Acceptance Flight, Lessee shall after rectification of such defects if required as per Manufacturer’s maintenance manual, shall perform another Acceptance Flight as per Manufacturer’s standard flight operation check flight procedures or such other procedures as mutually agreed between Lessor and Lessee. If possible, following consultation and as mutually agreed between the Parties, confirmation of such rectification work may be checked on the ground.
22.5.3
After completion of the Acceptance Flight and immediately prior to Redelivery of the Aircraft to Lessor, for each Engine a video borescope inspection shall be performed on (i) the accessory gear box, reduction gear box, cold section, hot section (including combustion chamber), an Engine ground run shall be performed, and (ii) an engine oil sample shall be performed at Lessee’s expense by a Person reasonably satisfactory to Lessor.
22.5.4
Any deficiencies from the Redelivery Conditions discovered during the Acceptance Flight and borescope inspections as per this Clause 22.5 shall be corrected by Lessee (at its expense) prior to the Redelivery of the Aircraft.
22.6
Indemnity and Insurance

The indemnification and insurance requirements set forth in Clauses 18 (Indemnification) and 19 (Insurance) hereof, respectively, will apply to the Lessor Indemnitees and Lessor’s representatives during the Redelivery process (including the Redelivery Inspection and the Acceptance Flight). With respect to the Acceptance Flight, Lessor’s representatives shall receive the same protections under Lessee’s insurance.

22.7
Continuing Obligations
22.7.1
If Lessee fails to return the Aircraft to Lessor on the Scheduled Expiration Date or, if earlier, on the Expiration Date in compliance with the Redelivery

Conditions and with the Redelivery Inspection completed (for whatever reason), then at Lessor's option:

22.7.1.1
Lessee will rectify such non-compliance as soon as is practicable and until such time as the Aircraft is redelivered in compliance with the Redelivery Conditions and the Redelivery Inspection is satisfied (the "Rectification Period"):
(a)
Lessee's obligations under this Agreement and the other Transaction Documents will continue in full force and effect;
(b)
the Lease Term shall be extended solely for the purpose of allowing such rectification;
(c)
the Agreed Value for the Rectification Period will be an amount equal to the Agreed Value on the Expiration Date; and
(d)
Rent for the Rectification Period shall: (i) be calculated on a per diem basis in an amount equal to 100% (one hundred percent) of the Rent payable on a per diem basis for thirty (30) days following the Expiration Date, plus all Maintenance Reserves; and, (ii) commencing on the thirty first (31st) day, be calculated on a per diem basis in an amount equal to 125% (one hundred and twenty-five per cent) of the Rent payable on a per diem basis, plus all Maintenance Reserves, until the Aircraft is redelivered in compliance with Redelivery Conditions.
22.7.1.2
Lessor may (either upon Lessee's initial non-compliance or at any time during the Rectification Period) accept the redelivery of the Aircraft, notwithstanding such non-compliance, and Lessee shall reimburse Lessor for the reasonable costs of rectifying such non- compliance, provided such non-compliance does not result from Lessor’s own breach or negligent act.
22.7.2
[Reserved].
22.7.3
Nothing in this Clause 22.7 (Continuing Obligations) or elsewhere in this Agreement shall prejudice Lessor's right under Clause 23.3 (Rights and Remedies) or otherwise arising.

22.8
Survival

Lessee’s obligation to pay any amounts and the indemnification obligations under this

Clause 22 shall survive the Expiration Date for a period of two (2) years.

23.
DEFAULT
23.1
Events of Default

The occurrence of each of the following events shall constitute an event of default (each an "Event of Default") under this Agreement:

(a)
Lessee fails to make any payment under this Agreement when due and such failure shall continue (i) in the case of a payment of Rent or Maintenance Reserves, for five (5) Business Days after the due date or (ii) for all other payments under this Agreement or any other Transaction Documents for fifteen

(15) Business Days after the due date;

(b)
Lessee fails to procure and maintain any insurance required by Clause 19 (Insurance) hereof or Lessee shall operate the Aircraft at a time when or in a place where insurance required by the provisions of Clause 19 (Insurance) shall not be in effect or otherwise outside the scope of the insurance coverage maintained with respect to the Aircraft, which shall be an immediate Event of Default;
(c)
Lessee fails in the observance or performance of any material covenants or obligations of Lessee contained in this Agreement or the other Transaction Documents and, where such failure is in the reasonable opinion of Lessor capable of remedy and such failure continues uncured for a period of thirty (30) days after the day such failure has first occurred;
(d)
the Aircraft is deregistered with the Aviation Authority (except if permitted or required pursuant to this Agreement or as a result of the action or omission of Lessor or Lessor Indemnitees) and if the Lessee fails to re-register the Aircraft immediately;
(e)
Lessee fails to timely comply with its obligations under Clause 3 (Delivery and Acceptance) hereof to accept Delivery of the Aircraft when validly tendered by the Lessor hereunder in accordance with the Delivery Conditions, unless otherwise agreed to in writing by the Parties;
(f)
Lessee fails in any material respect to satisfy the Lessor conditions precedent under Clause 2.1 (Conditions Precedent) for which Lessor shall be entitled to withhold the Delivery of the Aircraft to Lessee until such time as all conditions precedent have been satisfied by Lessee to Lessor’s satisfaction; and Clause 2.3 (Conditions Subsequent) hereof and such failure continues uncured for a period of ten (10) days after the day such failure has first occurred;
(g)
Lessee fails to timely comply with its obligation to return the Aircraft to Lessor on the Expiration Date in accordance with the provisions of Clause 22 (Redelivery of Aircraft) hereof, unless otherwise agreed to in writing between the Parties;
(h)
any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto proves to have been incorrect in any material respect when made which if capable of remedy is not remedied within thirty (30) days after such proof of cure;
(i)
any Prohibited Payment has been made or provided, directly or indirectly, by (or on behalf of) Lessee or to Lessee or any of its respective Affiliates or subsidiaries or any of their respective officers, directors or any other person acting on its behalf in connection with this Agreement or the other Transaction Documents (or any officer, director of Lessee or any other Person acting on the

Lessee’s behalf has been held by the judgment of a court, in a criminal or a civil matter, to have made or received a Prohibited Payment);

(j)
except as provided in the Disclosure Letter, any judgment(s) or order(s) made against Lessee for an amount in aggregate in excess of Fifteen Million Dollars (US$15,000,000) (or any equivalent amount in another currency) is not stayed or complied with as soon as practicable and in any event within ninety (90) days and is not being contested by Lessee in good faith with all appropriate proceedings or, if earlier, the due date under such judgment or order, or a creditor attaches or takes possession of, or a distress, execution, sequestration or other similar process for the enforcement of creditors' rights is levied or enforced upon or against any material part of the, undertakings, assets, rights or revenues of Lessee and is not discharged or stayed as soon as practicable and in any event within ninety (90) days;
(k)
except as provided in the Disclosure Letter, any Indebtedness of Lessee is in aggregate in excess of US$15,000,000 (or any equivalent amount in another currency): (i) is not paid when due, (ii) becomes due or capable of being declared due prior to the date when it would otherwise have been due and (ii) the security for which becomes enforceable;
(l)
except as provided in the Disclosure Letter, Lessee is, or is deemed for the purposes of any relevant Law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due;
(m)
except as provided in the Disclosure Letter, Lessee suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness, unless being legally contested by Lessee;
(n)
Lessee, any of its creditors or any other Person commences any case, proceeding or other legal action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, or insolvency resolution professionals/agencies under the Bankruptcy Code or other similar official for it or for all or any substantial part of its assets, or Lessee makes a general assignment for the benefit of its creditors and such case, proceedings or other legal action, which if capable of being cured is not cured within sixty (60) days;
(o)
Information provided by Lessee pursuant to Clause 25 (Information Lessee) hereof or the same is materially false, misleading, incomplete or inaccurate and such information is not rectified within ten (10) Business Days after written notice thereof is given by Lessor to Lessee of such failure;
(p)
Lessee at any time fails to maintain the Aircraft, any Engine or any Aircraft Item in an airworthy condition (other than periods where the Aircraft is undergoing maintenance) or to promptly correct any discrepancy which renders the Aircraft, any Engine or any Aircraft Item not airworthy or to maintain current and valid the certification and other required documentation relating to such airworthiness;

(q)
this Agreement, the other Transaction Documents or any related documents and agreements ceases to be a valid and enforceable agreement and in full force and effect for any reason by operation of Law due to any action or inaction of Lessee;
(r)
Lessee (i) voluntarily suspends substantially all of its airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee are revoked, cancelled or otherwise terminated or the free and continued used and exercise thereof curtailed or prevented, and as a result of any of the foregoing the preponderant business activity of Lessee ceases to be that of a commercial airline or (ii) ceases to hold its current AOC (or equivalent);
(s)
any Aircraft arrest, confiscation, seizure, taken in execution, impounded, forfeited, detained due to Lessee, and such situation is not cured within 5 days;
(t)
except as provided in the Disclosure Letter, any non-payment of any Eurocontrol charges, or other over flight, air navigation, landing, airport or similar charges and such failure continues uncured for a period of five (5) Business Days after notice thereof from Lessor to Lessee;
(u)
any Lien (other than a Permitted Lien) attaches to the Aircraft, any Engine, any Part or any other Aircraft Item due to a reason attributable to the Lessee;
(v)
the occurrence of an Event of Default (as defined in the relevant Companion Agreement) under any of the Companion Agreements;
(w)
the Lessee fails to maintain its corporate existence in the jurisdiction in which it is incorporated at the date of this Agreement and there has not been a Merger; or
(x)
Lessee hereby acknowledges and agrees that the occurrence of any one of the foregoing Events of Default represents repudiation (but not a termination) of this Agreement by Lessee.
23.2
Notification

Lessee shall promptly notify Lessor in writing if Lessee becomes aware of the occurrence of an Event of Default.

23.3
Rights and Remedies
23.3.1
If at any time an Event of Default has occurred and is continuing, Lessor may at its option (and without prejudice to any of its other rights or remedies under this Agreement or the other Transaction Documents or applicable Law):
(a)
accept such repudiation and by notice to Lessee and with immediate effect terminate this Agreement and/or the leasing of the Aircraft (but without prejudice to the continuing obligations of Lessee under this

Agreement, the other Transaction Documents and the other documents to which it is a party and those obligations under this Agreement which survive the termination or earlier cancellation of this Agreement), whereupon all rights of Lessee in and to the Aircraft and/or under this Agreement, as the case may be, shall cease provided that, upon the occurrence of any Event of Default specified in clauses 23.1 (k) to (o), this Agreement shall automatically be deemed to have been repudiated by Lessee and declared in default;

(b)
proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement;

(c)
by written notice to Lessee, require that Lessee immediately cease flying the Aircraft and leave it parked in its then current location in which case Lessee’s obligations under this Agreement and the other Transaction Documents shall continue and remain in full force and effect;
(d)
for Lessee’s account, do anything that may reasonably be required to cure any Event of Default and recover from Lessee all reasonable costs, including legal fees and expenses incurred in doing so;
(e)
either: (i) take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or (ii) cause the Aircraft to be redelivered to Lessor at the Redelivery Location (or such other location as Lessor may require). Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney (with full powers of delegation and substitution) for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that location and will have all the powers and authorizations necessary for taking that action;
(f)
by serving notice require Lessee to redeliver the Aircraft to Lessor at the Redelivery Location in the U.S. (or such other location as Lessor may require); and/or,
(g)
apply all or any portion of the Security Deposit, undisbursed Maintenance Reserves and prepaid Rent held by Lessor under this Agreement to any amounts due and payable by Lessee which are unpaid hereunder.
23.4
Deregistration

If the leasing of the Aircraft is terminated under Clause 23.3 (Rights and Remedies), Lessee shall at the request of Lessor promptly take all steps necessary to effect (if applicable) deregistration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement. Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints Lessor as its attorney (with full powers of delegation and substitution) to execute and deliver any documentation and to do any act or thing required in connection with the foregoing and shall, on or prior to the Delivery Date deliver to Lessor or Lessor’s nominee a Power of Attorney and, from time to time thereafter, if requested by Lessor, deliver to Lessor or Lessor’s nominee any updates or amendments to the foregoing.

23.5
Damage Liability
23.5.1
If an Event of Default occurs, Lessee shall indemnify Lessor and the other Lessor Indemnitees against any loss which Lessor and/or such other Lessor Indemnitee may sustain or incur directly or indirectly as a result, including:
(a)
any Loss sustained or incurred by Lessor or Owner in or as a result of exercising any of Lessor's rights or remedies pursuant to Clause 23.3 (Rights and Remedies), including:
(i)
any Losses incurred by Lessor and/or Owner, as the case may be, in putting the Aircraft into the condition required by this Agreement and any Losses (including Losses Lessor and/or Owner may suffer or incur in connection with any future lease or sale of the Aircraft, in comparison with this Lease) Lessor and/or Owner, as the case may be, may suffer or incur by reason of the

Aircraft not being in such condition; and,
(ii)
any loss, cost, expense or liability sustained or incurred by Lessor in connection with such Event of Default.
23.5.2
Lessor shall have the duty to use commercially reasonable endeavors to mitigate any such loss (including loss of profit), sustained or incurred in accordance with this Clause 23.5.
23.6
Sale or Re-lease

Subject to Clause 23.5.2, if an Event of Default has occurred and this Agreement has been terminated in accordance with Clause 23.3 (Rights and Remedies) hereof, Owner and/or Lessor may sell or re-lease or otherwise deal with the Aircraft at such time and in such manner and on such terms as they consider appropriate in their absolute discretion, free and clear of any interest of Lessee, as if this Agreement had never been entered into.

23.7
Waiver

Lessor may, by written notice to Lessee, at its election waive any Event of Default and its consequences and cancel any prior notice of termination of this Agreement. The respective rights of the Parties shall then be as they would have been had no Event of Default occurred and no such notice been given.

23.8
Remedies Cumulative

No remedy referred to in this Clause 23 is intended to be exclusive, but each is cumulative and in addition to any other remedy referred to above or otherwise available to Lessor; and the exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

23.9
Cape Town Convention

Each Event of Default is an event that constitutes a "default" or otherwise gives rise to the rights and remedies specified in Articles 12 to 15 and 20 of the Cape Town Convention. If an Event of Default is continuing:

(a)
in addition to all other remedies available, the Lessor will be entitled to the remedies referred to in Articles 15(1) and 20(1) of the Cape Town Convention and Article 20(4) thereof will not apply; and,
(b)
the Lessor may procure the deregistration of the Aircraft, its export and physical transfer from the territory in which it is situated.
24.
REPRESENTATIONS AND WARRANTIES
24.1
Lessee Representations & Warranties

Lessee represents and warrants to Lessor that:

(a)
Lessee is a company duly incorporated and validly existing under the laws of Delaware and has the corporate power and authority to own its assets and carry on its business as it is being conducted and, subject to the matters set out in Clauses 2.1 (Conditions Precedent) and 2.3 (Conditions Subsequent), is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft;

(b)
Lessee has the corporate power and authority to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party;
(c)
this Agreement and the other Transaction Documents to which it is a party constitute Lessee's legal, valid and binding obligations enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy or insolvency laws affecting the rights of creditors generally and by principles of equity;
(d)
the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party do not and will not conflict with any laws binding on Lessee or conflict with the constitutional documents of Lessee;
(e)
so far as concerns the obligations of Lessee and subject to Clause 2.3 (Conditions Subsequent), all material authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated by this Agreement (including any import licences and customs formalities) have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f)
Lessee is subject to civil commercial law with respect to its obligations under this Agreement and the other Transaction Documents to which it is a party; and neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement and the other Transaction Documents to which it is a party by Lessee constitute private and commercial acts;
(g)
Lessee has furnished to Lessor a copy (or published publicly online) of Lessee’s most recent consolidated financial statements (if any) and such financial statements have been prepared in accordance with U.S. GAAP and fairly set forth the financial condition of Lessee as of the date indicated thereon and with the results of its operations for the period indicated therein in accordance with said principles;
(h)
no Event of Default has occurred and is continuing or might result from the entry into or performance of this Agreement;
(i)
except as disclosed in the Disclosure Letter, no litigation, arbitration or administrative proceedings are pending or to its knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its business or its ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party;
(j)
the obligations of Lessee under this Agreement and the other Transaction Documents to which it is a party rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatory preferred by law and not by virtue of any contract;
(k)
there has been no material adverse change in the consolidated financial condition of Lessee or the financial condition of Lessee since the date to which the accounts most recently provided to Lessor on or prior to the Delivery Date were drawn up;

(l)
Lessee is not required to withhold any amount on account of Taxes in connection with any payments due under or in connection with this Agreement or the other Transaction Documents;
(m)
except as disclosed in the Disclosure Letter, Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Registration and the Habitual Base and is not required by law to deduct any Taxes from any payments under this Agreement and the other Transaction Documents to which it is a party;
(n)
the financial and other information furnished by Lessee to Lessor in writing in connection with this Agreement and the other Transaction Documents does not contain any untrue statement or omit to state facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful enquiry by Lessee;

(o)
except as disclosed in the Disclosure Letter, there are no overdue air navigation charges or other charges outstanding in respect of aircraft operated by Lessee;
(p)
except as disclosed in the Disclosure Letter, no:
(i)
corporate action, legal proceeding or other procedure or step described in paragraph (h) of Clause 23.1 (Events of Default); or
(ii)
creditors' process for any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affecting any of its assets,

has been taken or, to its knowledge, threatened in relation to it; and none of the circumstances described in paragraphs 23.1(i), 23.1(j), 23.1(k), 23.1(l) or 23.1(m) of Clause 23.1 (Events of Default) applies to it;

(q)
none of Lessee, any of its directors, officers or employees or any person acting on any of their behalf:
(i)
is a Restricted Party; or
(ii)
has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority;
(r)
transactions contemplated by this Agreement will not result in contravention of any Sanction; and,
(s)
Lessee is to its knowledge in all respects in compliance with:
(i)
all Laws to which it may be subject relating to corruption and bribery; and
(ii)
all other Laws to which it may be subject if failure to comply would result in a material adverse change upon its financial condition or business or its ability to perform its obligations under the Transaction Documents.
24.2
Repetition
24.2.1
The representations and warranties in Clause 24.1 (Lessee Representations & Warranties) other than Clauses 24.1(l) and 24.1(m) which shall be repeated subject to Clause 24.2.2, will survive the execution of this Agreement and will be deemed to be repeated by Lessee upon Delivery and on each Rent Due Date with reference to the facts and circumstances then existing.
24.2.2
Clauses 24.1(l) and 24.1(m) will survive the execution of this Agreement and will be deemed to be repeated by Lessee upon Delivery and on each Rent Due

Date with reference to the facts and circumstances then existing, unless the Taxes contemplated in Clauses 24.1(l) and 24.1(m) are payable. If payable, then Lessee shall immediately notify Lessor in writing and no repetition of the representations and warranties will no longer be required.

24.3
Lessee Covenants

Lessee covenants to Lessor that it will:

24.3.1
Performance
(a)
Lessee shall perform and comply with its undertakings and covenants in this Agreement and each other Transaction Documents at all times prior to Delivery (where applicable) and during the Lease Term. All such undertakings and covenants shall, except where expressly otherwise stated, be performed at the expense of Lessee.
(b)
Lessee shall remain liable to Lessor for all of Lessee’s obligations and liabilities under this Agreement and each other Transaction Documents notwithstanding any delegation by Lessee to another Person (including, without limitation, any permitted sublessee) of any such obligations or liabilities or any reliance by Lessee on another Person (including, without limitation, any permitted sublessee) to perform or discharge any such obligations or liabilities, whether or not such delegation or reliance is permitted or contemplated by this Agreement (provided that to the extent any such obligation or liability is actually performed or discharged by such other Person (including, without limitation, any permitted sublessee) as permitted by this Agreement on Lessee’s behalf, such performance or discharge shall constitute performance or discharge of the corresponding obligation or liability of Lessee).
(c)
Lessee will take such steps as are necessary to ensure that no Person, including, without limitation, any permitted sublessee (other than Lessor, Owner or any Financier) acts in any manner inconsistent with Lessee’s obligations under this Agreement.
24.3.2
Information – General and Financial

Lessee shall:

(a)
furnish to Lessor or publish online (in each case in English and in US Dollars):
(ii)
within sixty (60) days after the last Day of each quarter, the unaudited financial statements of the Lessee;
(iii)
as soon as available, but, in any event, no later than one hundred and eighty (180) days after the last day of each financial year of Lessee, its audited balance sheet and cash flow statement as of such day and its audited profit and loss statement for the year ending on such day, inclusive of the statutory auditor’s report; and

(i)
to the extent that Lessee is permitted by applicable Law and is not bound by confidentiality undertakings to third parties, such other information concerning the business or financial affairs of the Lessee as the Lessor may from time to time reasonably request;
(b)
[omitted];
(c)
promptly notify Lessor of any change to Lessee’s registered office, principal place of business or chief executive office if there is more than one place of business not more than thirty (30) days following such change;
(d)
if Lessee becomes aware that the leasing of the Aircraft to Lessee under this Agreement, or any permitted sublease of the Aircraft, is in breach of any other applicable Law or regulation in the State of Registration, Lessee shall notify Lessor as soon as possible and the parties shall discuss how to proceed in order to continue operations by Lessee or sublessee, as applicable, in a manner that is not in breach of any applicable Law or regulation in the State of Registration;

(c) promptly notify Lessor of the occurrence of any Total Loss or of any event which is likely to result in a claim under the Insurances (but in the case of hull claims only, for any claim in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim;

(f)
not represent or hold out Lessor, Owner, Financier or any Affiliate of the foregoing as carrying goods or passengers on the Aircraft or being in any way connected to the operation of the Aircraft;
(g)
if any items delivered to Lessor in connection with this Agreement are required by this Agreement to have a validity and effectiveness for the Lease Term, but have or are of a duration or effectiveness that is for less than the Lease Term when originally delivered, cause replacements, extensions or supplements thereof to be timely delivered to Lessor during the Lease Term to ensure that Lessor maintains at all times during the Lease Term the benefits initially afforded by such items and the continued effectiveness and validity of the same for the Lease Term;
(h)
promptly notify Lessor of the occurrence of any Event of Default;
(i)
provide Lessor, upon request, with evidence satisfactory to Lessor that all Taxes and charges incurred by Lessee in connection with the Aircraft, its location and its operation, including those invoiced by airports and air traffic control authorities have been paid in full within the periods permitted for payment of same;
(j)
within thirty (30) days after receipt by Lessee of a request by Lessor (or such shorter period as may be set forth in any written request by any Governmental Authority for information or documents), Lessee shall furnish in writing and in English to Lessor such information or documents (or copies thereof certified as correct by an authorized officer of Lessee) regarding the Aircraft as may reasonably be requested by Lessor or as may be required to enable Lessor or Owner or any Affiliate thereof to file any report or document required to be filed by it with any Governmental Authority because of its ownership or other interest in the Aircraft, the Airframe or the Engines. Lessee shall be responsible for all reasonable costs in complying with any such request save where such request is made by Lessor in respect of any Affiliate thereof in which case Lessor shall bear the costs of compliance with that request;

(k)
as soon as reasonably practicable after Lessor’s written request no more frequently than once a year, all such documentation and information as requested by Lessor to update its “Know your customer” checks, anti- money laundering checks and other similar requirements; and,
(l)
comply in all respects with all Laws to which it may be subject relating to corruption and bribery; and,
(m)
all other Laws to which it may be subject if failure to comply would result in a material adverse change upon its financial condition or business or its ability to perform its obligations under the Lease or other Transaction Document
24.3.2
Operation of the Aircraft Lessee shall:
(a)
operate the Aircraft solely for commercial purposes from the Habitual Base;
(b)
not use or operate the Aircraft in violation of or contrary to any applicable United States regulations or Laws or in a manner causing Lessor, Owner or any Financier to be in violation of any applicable regulation or Law or cause the Aircraft leased hereunder to be used, operated, maintained and controlled in accordance with (i) all applicable laws, ordinances, rules, regulations, orders, recommendations and requirements of the Aviation Authority, and any other jurisdiction to which the Aircraft and Lessee may be subject and in any country in which the Aircraft may be located, (ii) the relevant manufacturer's instructions, recommendations and manuals and (iii) Lessee's maintenance and operations programs as approved by the aeronautics authority or authorities having regulatory jurisdiction over Lessee to the extent the same does not conflict with subparagraph (ii) above;
(d)
not permit the Engines to be used (i) for any purpose for which they are not designed or reasonably suited, or (ii) outside the tolerances and limitations for which the Engines was designed or otherwise than in accordance with Lessee's aircraft flight manuals and pilot operating manuals applicable to the aircraft on which such Engine is installed and with the airframe and Engine manufacturer's instructions and manuals applicable to the Engines. Lessee shall not nor shall Lessee permit the

Engines to be modified or disassembled for any purpose other than as expressly permitted under this Agreement;

(e)
not use or operate the Aircraft for any purpose for which the Aircraft is not designed or for any purpose other than primarily in passenger service in passenger configuration;
(f)
not use the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;
(g)
not use, operate, or locate the Aircraft or suffer or permit the Aircraft to be used, operated or located in any manner not covered by the Insurances or in any area excluded from coverage by the Insurances;

(h)
not operate, maintain, modify, insure or deal with the Aircraft or any Engine or Part in a manner which discriminates against the Aircraft or such Engine or Part, when compared with the manner in which Lessee operates, maintains, modifies, insures or deals with similar aircraft, engines or parts in Lessee’s fleet;
(i)
comply with all applicable laws and regulations and Lessee shall ensure that, throughout the Lease Term, Lessee shall be the “aircraft operator” for all purposes and Lessee shall identify itself as such to any relevant authority, agency or other third party whenever applicable, or whenever Lessor or Financier may request; and,
(j)
comply with all applicable laws and regulations.
24.3.4
General Covenants, Compliance and Outgoings

Lessee shall:

(a)
at all times during the Term maintain:
(i)
its business as a commercial air carrier;
(ii)
its corporate existence (except as permitted below); and,
(iii)
in full force and effect, all consents, licences, authorizations, approvals, permits, rights and privileges material to its business or to the performance of its obligations under this Agreement and the other Transaction Documents;
(b)
not convey, lease, transfer or dispose of all or substantially all of its property and assets unless by Merger;
(c)
not cause or permit the Aircraft to proceed to, or remain at, any location in an Excluded Country;

(d)
ensure that the Habitual Base remains the habitual base of the Aircraft unless Lessor receives notice to a change hereof;
(e)
promptly pay or cause to be paid within such period as may be agreed between Lessee and the relevant Governmental Authority and/or Aviation Authority and/or Eurocontrol all licence, registration, navigation and fees and charges assessed and demanded by any Governmental Authority and/or Aviation Authority and/or Eurocontrol and/or any other air navigation authority relating to the Aircraft or other aircraft operated by Lessee and Lessee shall promptly pay when due all costs, expenses, charges, fees (including, without limitation, licence and registration fees), and other outgoings related to the operation, storage, maintenance, leasing or registration of the Aircraft; and
(f)
implement appropriate procedures concerning security measures to protect the Aircraft from theft, destruction, hijacking, bombing or other acts of terrorism.
24.3.5
Registration and Protection
(a)
Lessor shall perform the initial FAA filing at its expense. Lessee, at its own cost, shall to the greatest extent permitted by applicable Law:
(i)
keep and maintain the Aircraft registered with the Aviation Authority during the Lease Term;

(ii)
register and record with the Aviation Authority and any other relevant public record (or as required to comply with the Cape Town Convention where applicable) (x) the Aircraft, this Agreement (or particulars thereof); and,
(iii)
make any changes to the registrations referred to at (i) or (ii) above as may be necessary or advisable to take account of any change permitted by this Agreement in ownership of the Aircraft any Engine or Part (including any permanent replacement of any Engine or Part) or any modification to the Aircraft (including Equipment Changes) or any change in the financing of the Aircraft or of any change in applicable Law or introduction of new Law.
(b)
Lessee shall not without the prior written consent of Lessor change the State of registration;
(c)
[reserved];
(d)
It is agreed that the International Interest or other interest constituted by this Agreement be registered with the International Registry;
(e)
Without limiting any other provisions of this Agreement:
(i)
each of Lessor and Lessee will register itself as a transacting user entity with the International Registry and not revoke such registration without the prior written consent of the other party; and,

(ii)
Lessee will co-operate in connection with the execution and filing of any applications, registrations, amendments or deregistrations with the International Registry, as requested by the Lessor from time to time, to ensure the validity and enforcement of the International Interest contemplated by this Agreement; and,
(f)
The Lessee acknowledges for the benefit of the Lessor that:
(i)
any Event of Default under this Agreement shall also constitute a "default" for the purposes of the Convention; and,
(ii)
none of the remedies given by the Lessee in favor of the Lessor in this Agreement is "manifestly unreasonable" for the purposes of the Convention.

For the purposes of this clause, the place “in which Lessee is situated” shall be construed and determined in accordance with the provisions of Article 4 (and Article 68) of the Consolidated Text and the terms: “assignment” (for the purpose of this clause 10.5(c) only), “Contracting State”, “Regional Economic Integration Organisation”, “situated in”, “State”, “International Registry”, “International Interest” and “territorial unit” shall have the meaning given to them in (or, as appropriate, shall be construed in accordance with) the Consolidated Text.

24.3.6
Title and other Property and Security Interests

Lessee shall:

(a)
not at any time:
(i)
represent to others that Lessor, Owner or the Financiers are in any way connected with or responsible for any operation of the Aircraft or the business of the Lessee or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee; or
(ii)
pledge the credit of Lessor, Owner or the Financiers;
(b)
on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Owner. Lessee further undertakes to inform any third party attempting to seize or arrest the Aircraft that Lessee does not have any ownership interest in or title to the Aircraft;
(c)
not do or omit to do or knowingly permit to be done or omitted to be done any act or thing which might reasonably be expected to jeopardise the rights of Lessor as lessor or Owner as owner of the Aircraft or the Financiers under any security interest or assignment in respect of the Aircraft of this Agreement;

(d)
not abandon the Aircraft, any Engine or any Part; and,
(e)
not allow the Aircraft, any Engine or any Part, Lessor’s or Owner’s or any Financier’s interest in the same, or this Agreement or the Insurances, to become or remain subject to any security interest (other than Permitted Liens) and promptly at Lessee’s expense take such action as may be necessary to discharge any such security interest other than Permitted Liens if the same shall exist at any time.
24.3.7
Recognition of Rights

Lessee shall from time to time, on request by Lessor, procure that any Person to whom possession of the Aircraft, any Engine or Part is given (and, in the case of any Engine or Part, any person who has any interest in an aircraft on which any such Engine or Part may be installed) acknowledges in writing to Lessor, Owner and the Financiers, in a form acceptable to Lessor, Owner and the Financiers, that it will respect the interests of Lessor as lessor and Owner as owner of the Aircraft, Engine or Part and the interests of the Financiers under any security interest in respect of the Aircraft, any Engine or Part and will not seek to exercise any rights whatsoever in relation to such Aircraft, Engine or Part.

24.4
Lessor Representations & Warranties

Lessor represents and warrants to Lessee that:

(a)
Lessor is a company duly incorporated and validly existing under the laws of Utah, USA, and has the corporate power to own its assets and carry on its business as it is now being conducted;
(b)
this Agreement and the Transaction Documents constitute Lessor's legal, valid and binding obligation;
(c)
the choice by Lessor of New York Law to govern this Agreement and the transactions contemplated by this Agreement and the submission by Lessor to the jurisdiction of the courts of New York is valid and binding on Lessor;
(d)
the entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not conflict with any laws binding on Lessor or conflict with the constitutional documents of Lessor or conflict with any document which is binding upon Lessor or any of its assets;
(e)
so far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required under the laws of its state of incorporation in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery have been obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f)
no litigation, arbitration or administrative proceedings are pending or to its knowledge threatened against Lessor which, if adversely determined, would have a material adverse effect upon its ability to perform its obligations under this Agreement and the other Transaction Documents to which it is a party;
(g)
Lessor is subject to civil commercial law with respect to its obligations under this Agreement and neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessor constitute private and commercial acts;
(h)
Owner is, or upon Delivery will be, the holder of full legal and beneficial title to the Aircraft and Lessor has the full authority to lease the Aircraft to Lessee hereunder;
(i)
No corporate action, legal proceeding or other procedure or creditors' process for any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affecting any of its assets, has been taken or, to its knowledge, threatened in relation to it;
(j)
none of Lessor, any of its directors, officers or employees or any person acting on any of their behalf:
(i)
is a Restricted Party; or
(ii)
has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority; and,
(k)
transactions contemplated by this Agreement will not result in contravention of any Sanction.
25.
INFORMATION OF LESSEE
25.1
General Information
25.1.1
Lessee shall promptly furnish to Lessor (or publish online):
(a)
not later than one hundred and eighty (180) days or, if earlier, as soon as the same become publicly available following the end of each financial year, provide or make available to Lessor its audited consolidated financial statements for that financial year (including a balance sheet, statement of cash flows and profit and loss statement), prepared in English and in accordance with U.S. GAAP, consistently applied and stating in comparative form the respective figures as of the end of and for the preceding financial year;
(b)
not later than ninety (90) days following the end of the first three fiscal quarters of each fiscal year of Lessee, provide or make available to Lessor its unaudited consolidated financial statements for that quarter (including a balance sheet, statement of cash flows and profit and loss statement), prepared in English and in accordance with U.S. GAAP, consistently applied and stating in comparative form the respective figures as of the end of and for the preceding quarter;

(c)
prompt written notice of all proceedings by or before any Governmental Authority which, if adversely determined, (i) might adversely affect Lessor’s ownership or other interests in the Aircraft, or (ii) which relate to the Aircraft and where the amount involved not covered by insurance is in excess of US$100,000; and
(d)
subject to any applicable confidentiality restrictions or regulations binding on Lessee, promptly provide or make available to Lessor such additional information as Lessor may from time to time in writing reasonably require (including without limitation information concerning the Aircraft and Lessee’s, business and operations).

Lessee shall promptly notify Lessor if any information provided to Lessor has become inaccurate or misleading.

25.2
Aircraft Related Charges
25.2.1
Upon reasonable request of Lessor, Lessee shall advise Lessor of the amounts incurred or an estimate thereof by the Lessee, in respect of charges at airports, aviation authorities or air navigation authorities relating to the Aircraft. Lessee shall ensure that during the Lease Term these charges shall be paid in a timely manner.
25.2.2
Lessee hereby (i) authorizes Lessor to contact any relevant authority to obtain the above information; and (ii) agrees upon or before the Delivery Date to provide Lessor with a signed Statement of Account Letter; and (iii) on the request of Lessor write directly to the relevant authorities authorizing the disclosure of the above information to Lessor.
25.3
Reporting Requirements
25.3.1
Lessee shall, on a monthly basis no later than by the end of the tenth (10th) day of each calendar month, commencing with the calendar month following the month in which the Delivery occurs, furnish to Lessor a Monthly Report in a form as per Exhibit L (Form of Monthly Report) hereto, which shall include the Flight Hours/Cycles/landings of the Aircraft, and the individual components for which Maintenance Reserves are payable by Lessee, during the previous month, provided that the Monthly Report relating to the last month (or any portion thereof) of the Lease Term shall be furnished to Lessor on the Expiration Date.

If the Monthly Report for any calendar month is not provided by the tenth (10th) Business Day of the calendar month, Lessor may invoice Lessee for (and Lessee shall pay) Maintenance Reserves for that calendar month based on the utilization of the Aircraft during that month, as determined by Lessor on the basis of Lessee’s previous utilization of the Aircraft. An adjustment (to reflect actual utilization during the relevant month) shall be made to Maintenance

Reserves payable for the next calendar month following receipt of the relevant Monthly Report.

25.3.2
Lessee shall promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Aircraft Item, its use, location and condition including the Flight Hours and Cycles available on the Aircraft and any Engine until the next scheduled check, inspection, Overhaul or shop visit, as the case may be.
26.
ASSIGNMENT
26.1
No Assignment by Lessee

No assignment, novation, transfer, mortgage or other charge may be made by Lessee of any of its rights or obligations with respect to this Agreement, the Aircraft, any Engine or Aircraft.

26.2
Assignment by Lessor
26.2.1
Lessor may at any time and without Lessee’s consent, but subject to providing prior written notice to Lessee, sell, assign or transfer its rights and interest with respect to this Agreement (a “Transfer”) to a third party (the “Lessor Assignee”) subject to compliance with the following conditions:
(a)
Lessee will not be liable for any increased cost or obligation (including as to Taxes) hereunder for which it would not have been liable had such Transfer not taken place or any loss of benefit which it would not have suffered had such Transfer not taken place, both of the foregoing based on the applicable law in force and effect at the time of such assignment or transfer;
(b)
the Lessor Assignee will have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement on the part of Lessor; and,
(c)
any Lessor Assignee shall not be an airline competitor of Lessee, or be owned and controlled by an airline competitor of Lessee, that competes with Lessee, and shall have a net worth of at least ten million USD.
26.3
Conditions of Transfer

Each of Lessor and any Financier may, at any time and without Lessee’s consent, transfer to any person or entity (a “Transferee”) the Aircraft and/or any or all of its rights under this Agreements and the Transaction Documents, provided that:

26.3.1
Lessor shall reimburse Lessee for its reasonable out of pocket costs and expenses (including legal expenses) incurred in connection with any transfer or assignment pursuant to Clause 26.2 (Assignment by Lessor) not to exceed USD$100,000, unless otherwise agreed in writing by the Parties.
26.3.2
Lessor shall procure that any Person that becomes a holder of an interest in the Aircraft by virtue of a transfer pursuant to Clause 26.2 (by way of security or otherwise) shall provide an undertaking of quiet enjoyment to Lessee in substantially the same terms as the Lessor's covenant set out in this Agreement.

26.3.3
As of the date of the transfer, such transfer will not cause Lessee to be in violation of applicable Law.
26.3.4
Lessee shall not be subject to any reduced rights or greater obligations (other than those required to give effect to such sale, assignment, transfer or novation) as a result of such sale, assignment, transfer or novation than Lessee would have had if such sale, assignment, transfer or novation had not taken place based on applicable laws and circumstances in effect as at the date of such sale, assignment, transfer or novation.
26.3.5
Any transfer or assignment pursuant to Clause 26.2 (Assignment by Lessor) shall not contravene any applicable requirements of the Aviation Authority with respect to the Aircraft at the time of such transfer or assignment.
26.4
Lessor

The term "Lessor" as used in this Agreement means the lessor of the Aircraft at the time in question. In the event of the sale of the Aircraft or Transfer, the Lessor Assignee shall become "Lessor" of the Aircraft under this Agreement. Lessee shall acknowledge and accept the Lessor Assignee as the new "Lessor" under this Agreement and shall look solely to the Lessor Assignee for the performance of all the Lessor obligations and covenants under this Agreement arising on and after the date of Transfer arising on and after the Aircraft sale date.

26.5
Financier Requirements

Lessor and/or Owner may at any time and without Lessee’s consent, but following prior written notice, grant security interests over the Aircraft and assign the benefit of this Agreement to a Financier as security for Lessor’s or Owner’s obligations to such Financier.

26.6
Assignment by Owner

Owner may at any time and without Lessee’s consent sell, assign or transfer its rights and interest with respect to the Aircraft to a third party provided at all times that the quiet enjoyment covenant contained herein is not breached.

26.7
Lessee Cooperation
26.7.1
On request by Lessor, Owner, the Lessor Assignee or Financier, Lessee shall during the Lease Term execute all such documents as Lessor, Owner, Lessor’s Assignee or Financier may reasonably request.
26.7.2
Lessee shall provide all other reasonable assistance and cooperation to Lessor, Owner, the Lessor Assignee and Financier in connection with any such financing, refinancing, sale or assignment or the perfection and maintenance of any such security interest, including, at Lessor’s cost, making all necessary filings and registrations in the State of Registration and providing all opinions of counsel with respect to matters reasonably requested by Lessor, Owner, the Lessor Assignee and Financier.

27.
NOTICES

Any notice, request or information required or permissible under this Agreement shall be in writing and in English.

Notices shall be delivered in person or sent by e-mail, fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth herein.

In the case of an e-mail, notice shall be deemed to be received on the date the e-mail becomes available in the recipients’ e-mail in-box, in the case of a fax, notice shall be deemed received on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent. In the case of a mailed letter, notice shall be deemed received upon actual receipt. In the case of a notice sent by expedited delivery, notice shall be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice shall be deemed received on the earliest possible date in accordance with the above provisions.

Notices will be sent to:

If to Lessee: Global Crossing Airlines Inc.

Bldg. 5A, Miami Int’l Airport

4th Floor

4200 NW 36th Street, Miami, FL 33166 Attn: Ryan Goepel

Telephone: 713-775-2680

Email: ryan.goepel@globalxair.com

with copy to: Indyara Andion, V.P. & General Counsel

indyara.andion@globalxair

If to Lessor: Bank of Utah, not in its individual capacity, but solely as owner trustee

50 South 200 East, Suite 110 Salt Lake City, UT 84111 USA

Attn:

Tel:

Email:

with copy to: Spectre Cargo Solutions, LLC

1449 Airpark

Horseshoe Bay, Texas 78657 Attn: Jordan Jaffe

Email: jjaffe@spectre.aero, jmiller@spectre.aero

or to such other address as any party may designate for itself by written notice to the other party.

28.
MANUFACTURER’S WARRANTIES
28.1
Assignment
28.1.1
Notwithstanding this Agreement, Lessee remains entitled to the benefit of each warranty, express or implied, with respect to the Aircraft, any Engine or any Aircraft Item so far as concerns any Manufacturer, vendor, maintenance provider, subcontractor or supplier (the "Manufacturer’s Warranties"). Provided, however, that with respect to any work on an Engine arising from a warranty claim, Lessor shall have final approval of any related workscope. To the extent permitted, Lessor shall assign to Lessee all Manufacturer’s Warranties. Lessor further agrees, if requested by Lessee and at Lessee's expense, to take such further action as Lessee may reasonably request to confirm Lessee's authority to enforce any warranty rights in Aircraft, any Engine or any Aircraft Item and to assist Lessee in the enforcement thereof.
28.1.2
At Redelivery, all such Manufacturer’s Warranties assigned during the Lease

Term shall be reassigned to Lessor.

28.2
Proceeds

Except to the extent Lessor and Lessee otherwise specifically agree in a particular case, all proceeds of any such claim as mentioned under Clause 28.1 (Assignment) hereof will be paid directly to Lessee provided no Default or Event of Default has occurred and is continuing.

Except with respect to Engine claims where work is required, which Lessor shall handle, or as Lessor and Lessee shall otherwise agree in a particular case, Lessee shall procure that all engines accessories, components, furnishings or equipment provided by the Manufacturer, vendor, maintenance provider, subcontractor or supplier in replacement of defective Engine accessories or Parts pursuant to the terms of any warranty are installed promptly by Lessee and that legal title thereto free of all Liens vests in Owner. On installation those items will be deemed to be an Engine accessory or Part as applicable.

28.3
Agreement

To the extent any warranties relating to the Aircraft are made available under an agreement between any Manufacturer, vendor, subcontractor or supplier and Lessee, this Section 28 is subject to that agreement.

Lessor and Lessee shall enter into customary Assignments of Warranties with the Manufacturers of each of the Airframe and the Engines, pursuant to which all remaining warranties and service life policies of the Airframe and Engines are assigned to Lessor on the Expiration Date. For as long as no Event of Default has occurred and is continuing, Lessor will further grant to Lessee, on a conditional basis, all rights and benefits under such warranties and service life policies and allow Lessee to during the Lease Term exercise such warranties and service life policies.

29.
LAW AND DISPUTE
29.1
Governing Law

This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles (other than Section 5-1401 and 5-1402 of the General Obligations Law and any successor provisions thereto).

29.2
Jurisdiction
29.2.1
The courts of the State of New York shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).
29.2.2
The Parties agree that the courts of the State of New York are the most appropriate and convenient courts to settle disputes and accordingly neither Party will argue to the contrary save that, as such agreement conferring jurisdiction is for the benefit of the Lessor only, the Lessor shall retain the right to bring proceedings against the Lessee in any court in another country.
29.2.3
The Parties agree to accept service at the addresses set forth in Clause 27 (Notices).
29.3
[Reserved.]
29.4
Repossession

Notwithstanding the provisions of Clauses 29.1 (Governing Law) and 29.2 (Jurisdiction) hereof, the governing Law and jurisdiction shall in case of a repossession action by Lessor in accordance with Clause 23 (Default) hereof, be (at the exclusive choice of Lessor), any Law and competent court in which jurisdiction the Aircraft may be physically positioned, operated and/or registered.

30.
MISCELLANEOUS
30.1
Counterparts

This Agreement may be executed in two or more counterparts and by the Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

30.2
Entire Agreement

This Agreement constitutes the entire agreement between Lessor and Lessee concerning the subject matter hereof and supersedes all preceding correspondence, agreements and stipulations whether oral or in writing between the Parties concerning the subject matter hereof.

30.3
Severability

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, this will not affect the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

30.4
Time is of the Essence

Time and strict and punctual performance by Lessee are of the essence with respect to each provision of this Agreement.

30.5
Language

This Agreement is in the English language and all notices, opinions, financial statements and other documents given under this Agreement shall be provided in the English language or, if not submitted in the English language, shall be accompanied by one certified copy of an English translation thereof for each copy of the foregoing so submitted. The meaning and interpretation of the English version of this Agreement and all documents delivered in connection herewith shall govern in the event of any conflict with the non-English version thereof including any disputes, arbitration or litigation relating hereto.

30.6
Expenses

Whether or not the transactions contemplated hereby are consummated, each Party shall bear their own respective fees, costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement. For avoidance of doubt, Lessor shall bear all the costs and expenses in connection with the provision of the Legal Opinion in connection with this transaction.

In addition, in the event of a change of registration outside of USA FAA, Lessee shall pay to Lessor promptly following demand all costs and expenses (including legal, survey and other costs) payable or incurred by Lessor in connection with the perfection of this Agreement in the State of Registration, the Habitual Base and other states (as appropriate given the operation of the Aircraft) including the provision of legal opinions, tax advice, stamp duties, notarial fees, translations and registrations, if required by either Lessor or Lessee in respect thereof. Lessee shall also be responsible for all costs incurred by Lessor, Owner and/or Financier (including legal costs) in connection with the enforcement of this Agreement and the preservation of their respective rights in this Agreement and the Aircraft.

30.7
Amendments

The provisions of this Agreement may only be amended or modified by an instrument in writing executed by Lessor and Lessee.

30.8
Headings

All clause and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Agreement. Any reference to a specific clause,

paragraph or section will be interpreted as a reference to such clause, paragraph or section of this Agreement.

30.9
Exhibits

The Exhibits to this Agreement constitute an integral part thereof. In case of conflict between the provisions of the Exhibits and the provisions of this Agreement, the provisions of the Exhibits shall prevail.

30.10
Negotiation

Each Party has been advised by counsel of its choosing and this Agreement shall not be construed against the Party drafting the same.

Lessee hereby expressly acknowledges that the waivers, disclaimers and indemnities provided herein form an integral part hereof and that Lessor would not have entered into this Agreement in the absence of such waivers, disclaimers and indemnities and that the Rent amounts have been calculated and agreed based upon Lessee’s agreement to such waivers, disclaimers and indemnities.

30.11
Further Assurances

Lessee shall from time to time do and perform such other and further acts and execute and deliver any and all such further instruments as may be required by applicable Law or reasonably requested in writing by Lessor, Owner and/or Financier to establish, maintain and protect the rights and remedies of Lessor, Owner and/or Financier and to carry out and effect the intent and purposes of this Agreement.

30.12
Third Parties Beneficiaries

Owner, any Financier or any other Lessor Indemnitee from time to time and who is not a party to this Agreement shall be entitled to enforce and enjoy the benefit of such terms of this Agreement expressed to be for the benefit of such Owner, any Financier or Lessor Indemnitee in respect of the obligations of Lessee. Save as provided above no other person who is not a party to this Agreement has any rights under the to enforce or enjoy the benefit of any part of this Agreement. It is further agreed that, notwithstanding the above, the Parties do not require the consent of any person who is not a party to this Agreement to amend or terminate this Agreement.

30.13
Disclaimer of Consequential Damages

Unless otherwise provided in this Agreement, each Party agrees that it shall not be entitled to recover, and hereby disclaims and waives any right that it may otherwise have to recover, consequential damages as a result of any breach or alleged breach by the other Party of any of the agreements, representations or warranties contained in this Agreement.

31.
CONFIDENTIALITY AGREEMENT

Each of Lessor and Lessee shall keep confidential and shall not, without the prior written consent of the other Party hereto, disclose to any other Person the subject matter of this Agreement and the other Transaction Documents and the transactions contemplated hereby provided that the Parties shall be entitled, without any such consent, to disclose the same:

(a)
in connection with any legal proceedings arising out of or in connection with this Agreement and the other Transaction Documents;
(b)
if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovery of documents or otherwise;
(c)
pursuant to any applicable Law;
(d)
to any fiscal, monetary, tax, governmental or other competent authority; or to the insurers (and/or insurance brokers), auditors, bankers, Financiers, existing and potential investors, shareholders, directors, legal or other professional advisors of Lessor, Owner, Financier, the Lessor Indemnitees or Lessee;
(e)
if any of the same is or shall become publicly known otherwise than as a result of a breach by such Party of this Clause 31;
(f)
to the Lessor Indemnitees and any Affiliate of the Lessor Indemnitees; or,
(g)
in connection with Lessor’s, Owner’s and/or Beneficial Owner’s potential sale, financing, refinancing of or related to the Aircraft and/or transfer or assignment of this Agreement or any right or interest therein, including, potential Financiers, purchase or other permitted assigns of Lessor.

EXHIBITS

Exhibit A Definitions and Instructions

Exhibit B Conditions Precedent and Subsequent

Exhibit C Delivery Procedure and Delivery Condition

Exhibit D Certificate of Acceptance

Exhibit E Technical Acceptance Certificate

Exhibit F Redelivery Procedure and Redelivery Condition

Exhibit G Certificate of Redelivery

Exhibit H Maintenance Reserves

Exhibit I Insurance Requirements

Exhibit J Form of Deregistration Power of Attorney

Exhibit K Statement of Account Letter

Exhibit L Form of Monthly Report

Exhibit M Sublease Requirements

Exhibit N Lease Specific Terms

Exhibit O Aircraft Documents

Exhibit P Loose Equipment

Exhibit Q Engine Protocol

EXHIBIT A: DEFINITIONS AND INSTRUCTIONS

I. DEFINITIONS

Unless the context requires otherwise, the following terms shall have the following meanings for all purposes of this Agreement and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

"Acceptance Flight" shall mean the Aircraft acceptance flight in accordance with the Manufacturer’s standard flight operation check flight procedures (or such other procedure as Lessor may approve) which shall be for the duration necessary to perform such check flight procedures, but in any event not more than two (2) hours and with a maximum of two (2) Lessor representatives on board.

"Activity Based Charges" means the activity based charges portion of the Maintenance Reserves payable in accordance with Exhibit H (Maintenance Reserves), Clause 17 (Maintenance Reserves), and Clause 8 (Payments).

"Actual Cost" shall mean the actual amount paid or incurred by a party.

"Additional Insured" shall have the meaning set forth in Clause 19.1 (Insurance) hereof.

"Affiliate" shall mean any other Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Person specified.

"After-Tax Basis" means, in respect of a payment on which Taxes are imposed (for the purposes of this definition, a "Due Payment"), that the Due Payment shall be supplemented as necessary by one or more further payments so that the recipient of the Due Payment receives the Due Payment in full as if no Taxes had been imposed on the Due Payment.

"Agreed Maintenance Facility" shall mean a maintenance facility approved by the Aviation Authority and an FAA Part 145 facility or such other maintenance facility as Lessor may approve following consultation with the Lessee, for the accomplishment of the maintenance, testing, inspection, repair, overhaul or modification that is intended to be accomplished with respect to the Airframe, any Engine, the APU, any Landing Gear,

or any Part, as the case may be.

“Agreed Maintenance Performer” shall mean each Agreed Maintenance Facility, each Engine maintenance facility or other maintenance or repair organization where Lessor and Lessee agree to have work performed in accordance with the terms of this Lease Agreement.

"Agreed Maintenance Program" means Lessee's maintenance program (as approved by the Aviation Authority) based on the applicable latest revision of the Manufacturer’s maintenance program for the Aircraft or such other maintenance program as agreed by Lessor. The Agreed Maintenance Program shall include a corrosion prevention and control program based on the corrosion prevention, treatment and correction criteria recommended by the Manufacturer or Aviation Authority if such a program is provided.

"Agreed Value" shall mean the amount as per Exhibit N (Lease Specific Terms) hereto.

“Airbus” shall mean Airbus SE.

"Aircraft" shall mean, as the context may require, the Airframe together with (a) the Engines, APU and Landing Gear, whether installed or not installed on the Aircraft, (b) all Parts or components thereof, (c) spare parts or ancillary equipment or devices furnished with the Airframe or the Engines, (d) all Aircraft Items and other property, tangible and intangible, which are delivered by Lessor to Lessee hereunder and not otherwise described in the preceding portions of this definition, (e) all Aircraft Documents and all substitutions, replacements, amendments and renewals of any and all thereof, and (f) subject to Clause 15.4 (Alterations, Modifications and Additions) hereof, all alterations, modifications and additions which may be made to, installed on or incorporated into the Aircraft.

"Aircraft Documents" shall mean, the original paper copies in original format (with additional photographic, digital, electronic or other medium if required by Lessor) of

(i) the manuals and records and all other documentation pertaining to the Airframe, Engines, APU, Landing Gear and Parts delivered with the Aircraft on the Delivery Date and (ii) all records and documentation generated during the Lease Term that are related to the maintenance, inspections and alterations, modifications and additions accomplished during the Lease Term with respect to the Aircraft.

"Aircraft Item" shall mean the Aircraft, the Airframe, any of the Engines, the APU, any Landing Gear, or any of the Parts, as the context may require.

“Aircraft Manufacturer” means Airbus SE.

"Airframe" shall mean the Airbus A321-232 model airframe bearing MSN 1153 together with all Landing Gear and any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, as specified in the Certificate of Acceptance.

"Airworthiness Directive" or "AD" shall mean any airworthiness directive issued by the, FAA, to the extent each such airworthiness directive is applicable to the Aircraft, any Engine, the APU, any Landing Gear or any Part.

"AOC" shall mean the Aircraft Operator Certificate issued to the Lessee by the Aviation Authority.

"APU" shall mean the auxiliary power unit installed in the Airframe on the Delivery Date, or any replacement thereof made pursuant to this Agreement, together, in any case, with any and all Parts which are from time to time incorporated in or attached to such auxiliary power unit and any and all Parts removed therefrom so long as title thereto remains vested in Owner in accordance with the terms of this Agreement.

“APU Cycle” means one continuous operation of the APU beginning at the moment the APU is started and continuing until it subsequently shuts down.

"APU Hour" shall mean each hour or fraction thereof, measured to two decimal places of operation of the APU, whether installed on the Aircraft or another aircraft.

“APU Overhaul” means off-wing APU shop visits including disassembly, inspection, component repair and balancing, reassembly and testing of the relevant APU, accomplished in accordance with the APU Manufacturer’s Maintenance Manual, with a scheduled Life Limited Part and Airworthiness Directive release of no less than 6,000 Cycles.

"ARC" shall mean the Airworthiness Review Certificate.

"Assignment of Insurances" shall mean the assignment of insurances entered into or to be entered into between Lessor (as assignee) and Lessee (as assignor) and shall include an acknowledgement of such assignment of insurance by the insurer, the foregoing, in form and substance satisfactory to Lessor.

"Assignment of Reinsurances" shall mean the assignment of reinsurances entered into or to be entered into between Lessor (as assignee) and the Lessee’s primary insurer(s), if any, and shall include an acknowledgement of such assignment of reinsurance by the reinsurer(s) (to the extent generally provided by such reinsurer as a practice), the foregoing in form and substance satisfactory to Lessor, if any.

"Aviation Authority" shall mean the governmental department, bureau, commission or agency in the State of Registration that under the Law of the applicable State of Registration shall, from time to time, have control or supervision of civil aviation in that state or have jurisdiction over the registration, airworthiness, operation, or other matters relating to the Aircraft.

“Bankruptcy Code” means the Insolvency and Bankruptcy Code, 2016.

“Back to Birth Traceability” means in respect of any Life Limited Part or life limited part, original documentary evidence specifying the part number and the unique serial number of such Life Limited Part or life limited part, and providing a detailed full operational history record acceptable to aircraft leasing industry standards but in any event having the following: (i) the Original Delivery Document where Original Delivery Document means (x) for a part delivered new as a spare part, the manufacturer’s airworthiness document (FAA 8130-3 or EASA Form One) showing the part number and serial number, (y) for a part delivered new installed on an assembly, the manufacturer’s assembly bill of material listing showing part number, serial number, assembly serial number and where relevant the as-delivered model and thrust rating; and, (ii) a certified removal/installation (‘on/off’) transaction history detailing an unbroken record of the hours and cycles elapsed at each relevant thrust rating (for engine life limited parts) from new up to current.

"Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banking institutions are closed in either the country of Lessor or of Lessee or in relation to a day on which a payment is to be made under this Agreement in Dollars, such day need only be a day which banks are open for foreign exchange business New York or Miami.

"C-Check" shall mean all Airframe maintenance tasks and defect rectifications, including out of phase tasks, CPCP tasks, replacement of time-controlled Parts, to be carried out at the Airbus MPD recommended C-Check interval, which is 24 months and

5,000FH/3,000FC based on Lessee’s projected utilization, or as otherwise mutually agreed in writing in advance.

"Calendar Tasks" means any maintenance tasks controlled by days or any calendar limits.

"Cape Town Convention" means the Convention on International Interests in Mobile Equipment (the "Convention") and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the "Protocol"), both signed in Cape Town, South Africa on November 16, 2001 together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention and/or the Protocol by the "Supervisory Authority" (as defined in the Protocol), the "International Registry" or "Registrar" (as defined in the Convention) or an appropriate "Registry Authority" (as defined in the Protocol) or any other international or national body or authority.

"Certificate of Acceptance" shall mean the certificate to be executed and delivered by Lessee (and countersigned by Lessor) on the Delivery Date substantially in the form of Exhibit D (Certificate of Acceptance) hereto.

"Certificate of Airworthiness" means the certificate of airworthiness as issued by the Aviation Authority.

"Certificate of Redelivery" shall mean the certificate to be executed and delivered by Lessor (and countersigned by Lessee) on the Redelivery Date substantially in the form of Exhibit G (Certificate of Redelivery) hereto.

"Claims" shall have the meaning set forth in Clause 18.1 (Indemnification) hereof. "Cold Section" shall mean with respect to any Engine, the part of the turbo machinery,

which is not the hot section in accordance with the Engine Manufacturer’s Maintenance

Manual, such as the Fan, Low Pressure Compressor (LPC) module.

"Cold Section Inspection" or "CSI" shall mean with respect to any Engine, the complete Overhaul of the Cold Section in accordance with the Engine Manufacturer’s Maintenance Manual.

"Combined Single Limit" shall mean the higher amount of (i) the amount as per Exhibit N (Lease Specific Terms) hereto, or ii) the requirement in the industry or by law of an aircraft this size and for similar operations or in the country of registration required at any time, or (iii) the limit provided for under the primary insurance or for Lessees other aircraft of similar size and for similar operations at any time, any one occurrence (but in the annual aggregate in respect of products legal liability and personal injury liability).

"Companion Aircraft" shall mean those certain Airbus A321-200 aircraft which are subject to the Companion Agreements.

"Companion Agreements" shall mean the aircraft lease agreements that Lessor (or any of its Affiliates) may enter into with Lessee with respect to the Companion Aircraft.

"CPCP Tasks" shall mean the applicable corrosion prevention and/or protection program per the Manufacturer’s MPD. During the Lease Term, Lessee shall be responsible for reporting and rectifying any corrosion which is level 2 or higher per the MPD.

“Cutoff Date” shall mean the April 30, 2024, or such later date as may be agreed by Lessor and Lessee.

"Cycle" shall mean one take-off and landing of the Aircraft (or in respect of any Engine, Landing Gear or Part, an aircraft on which such Engine, Landing Gear or Part is (or was) then currently installed).

"Damage Notification Threshold" shall mean the amount as per Exhibit N (Lease Specific Terms) hereto.

"Deductible" shall mean the amount as per Exhibit N (Lease Specific Terms) hereto. "Default" shall mean any Event of Default.

"Delivery" shall mean the delivery of the Aircraft by Lessor to Lessee and the acceptance thereof by Lessee under this Agreement.

"Delivery Condition" shall mean the delivery condition of the Aircraft as described in Exhibit C (Delivery Procedure and Delivery Condition) hereto.

"Delivery Date" shall mean the date on which the Delivery takes place in accordance with this Agreement.

"Delivery Location" shall mean the location as per Exhibit N (Lease Specific Terms) hereto or such other place as the Parties shall agree upon in writing.

“Deregistration Power of Attorney/DPoA” means an irrevocable deregistration power of attorney issued, or as the context may require, to be issued by the Lessee substantially in the form set forth in Exhibit J (Deregistration Power of Attorney) in favor of the Lessor and the Financier.

"Disclosure Letter" shall mean a disclosure letter provided by Lessee to Lessor prior to Delivery in a form and substance reasonably satisfactory to the Lessor and Financier.

"Dollars" or "US$" shall mean the lawful currency of the United States of America.

"EASA" shall mean the European Aviation Safety Agency, or any Person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

“Engine Agreed Value" shall mean the amount as per Exhibit N (Lease Specific Terms) hereto.

“Engine Performance Restoration” shall mean, at a minimum, level 2.9 disassembly and refurbishment of the high pressure compressor, combustor and high pressure turbine consistent with the IAE V2500 generic eMMP.

"Engines" shall mean two (2) IAE V2530 model engines as set forth in the Certificate of Acceptance (or any replacement of either thereof made pursuant to this Agreement) together, in any case, with any and all Parts which are from time to time incorporated in or attached to any such engine and any and all Parts removed there from so long as title thereto remains vested in Lessor in accordance herewith.

“Engine Manufacturer” means International Aero Engines.

“Eurocontrol” means the European Organization for the Safety of Air Navigation.

"Event of Default" shall have the meaning set forth in Clause 23.1 (Events of Default) hereof.

"Expiration Date" shall have the meaning set forth in Clause 4.2 (Lease Termination) hereof.

“Excluded Country” means Russia, Crimea, Cuba, Iran, North Korea, Sudan, Syria, and any state, country or jurisdiction which is subject to any sanction, resolution, order or embargo (howsoever described) by (i) the United Nations Security Council, (ii) any governmental authority of the European Union (or the United Kingdom, France, Italy or

Germany), the United States of America, the State of Registration or the habitual base of the Aircraft, in each case, the effect of which, unless any applicable consents, exemptions or licences have been obtained in relation to the Aircraft, prohibits Lessor, Owner, any Financier, Lessee, and/or any permitted sublessee from operating, exporting and/or using the Aircraft to, from or in that state, country or jurisdiction.

"Export Certificate of Airworthiness" means the certificate of airworthiness for export as issued by the Aviation Authority.

"FAA" shall mean, as the context requires, the United States Federal Aviation Administration and/or the Administrator of the United States Federal Aviation Administration, or any Person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

"Final Delivery Date" shall mean the date as per Exhibit N (Lease Specific Terms) hereto or such other date as Lessor and Lessee shall agree upon in writing.

"Finance Documents" means any document entered into between the Lessor and/or Owner with a Financier in respect of, or in connection with, financing or refinancing the Aircraft.

"Financier" shall mean any other Person / each and any Person from time to time notified by Lessor to Lessee, from whom financing or refinancing, as the case may be, for the acquisition or continued ownership of the Aircraft, as the case may be, by Owner, Lessor or the New Owner, as the case may be, has been, is to be, or is for the time being, obtained and/or in whose favor or for whose benefit security over the Aircraft is to be, or is for the time being, granted by Lessor, Owner or the New Owner, as the case may be.

"Fixed Monthly Charges" means the fixed monthly charges portion of the Maintenance Reserves payable in accordance with Exhibit H (Maintenance Reserves), Clause 17 (Maintenance Reserves), and Clause 8 (Payments).

"Flight Hour" shall mean each hour or fraction thereof, measured to two decimal places, elapsing from the moment the wheels of the Airframe (or in respect of any Engine, Landing Gear or Part, an aircraft on which such Engine, Landing Gear or Part, is (or was) then currently installed) leave the ground on take-off to the moment when the wheels of the Airframe (or such aircraft on which an Engine, Landing Gear or Part is (or was) then currently installed) touch the ground on landing.

“Freighter Lease” means the aircraft operating lease agreement between Lessor and Lessee whereby the Aircraft is leased by Lessor to Lessee for one hundred and two

(102) months.

"Governmental Authority" shall mean and include, as applicable, (i) the FAA, EASA, and any other applicable Aviation Authority; (ii) any national government, or political subdivision thereof or local jurisdiction therein; (iii) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in

(ii) above, however constituted; and (iv) any association, organization, or institution of which any entity described in (ii) or (iii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant, but only to the extent that any of the preceding in clauses (i)-(iv) have jurisdiction over the Aircraft or its operations.

"Habitual Base" shall mean the location as set forth in Section 13.2.1(e)(i).

"Heavy Maintenance Visit Check" or "HMV Check" shall mean either an “Airframe 6 Year Repetitive Structural Check” or an “Airframe 12 Year Repetitive Structural Check” as defined in Exhibit H.

"I.A.T.A." shall mean the International Air Transport Association, or any Person, governmental department, bureau, commission or agency succeeding to the functions thereof.

"IDERA" means an Irrevocable Deregistration and Export Request Authorization as specified by the Cape Town Convention.

"Indebtedness" means any indebtedness for or in respect of:

(a)
moneys borrowed;
(b)
any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)
any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the applicable accounting principles, be treated as an operating or a finance or a capital lease;
(e)
receivables sold or discounted (other than any receivables to the extent they are sold on a nonrecourse basis);

(f)
any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;
(g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);
(h)
any counter indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;
(i)
any amount raised by the issue of redeemable shares;
(j)
any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into that agreement is to raise finance; and,
(k)
(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“International Interest” has the meaning given to such term in the Consolidated Text.

“Know your customer” or “KYC” shall mean due diligence required by the USA PATRIOT Act and other US laws and regulations requiring confirmation of the identity of the customer with which companies do business.

"Landing Gear" shall mean the two (2) main and the one (1) nose landing gear installed on the Airframe on the Delivery Date (or any permanent replacement landing gear pursuant to the terms of this Agreement) together, in any case, with any and all Parts which are from time to time incorporated in or attached to any such landing gear and any and all Parts removed there from so long as title thereto remains vested in Owner in accordance herewith.

"Law" shall mean and include (a) any statute, decree, constitution, regulation, rule, order,

judgment, AD or other directive of any Governmental Authority; (b) any treaty, pact, compact or other agreement to which any Governmental Authority is a party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

"Lease Term" shall mean the lease term set forth on Exhibit N (Lease Specific Terms) hereto.

"Legal Opinion" shall mean a legal opinion to be delivered by Lessee’s external counsel in the State of Registration form and substance reasonably satisfactory to Lessor and taking in to consideration the governing law of this Agreement.

"Lessor Assignee" shall have the meaning set forth in Clause 26.2 (Assignment by Lessor) hereof.

"Lessor Indemnitees" shall mean Lessor, Owner, each Financier and any Person informed by Lessor to Lessee in accordance with Clause 19.1.2, and their respective and any subsequent respective successors and assigns and permitted transferees, Affiliates, subsidiaries, and their respective officers, contractors, partners, directors, shareholders, employees, servants and agents.

"Lessor Lien" shall mean:

(a)
any Lien in respect of the Aircraft, any Aircraft Item or this Agreement created by Lessor, Owner or any Financier;
(b)
any Lien in respect of the Aircraft which results from acts of or claims against Lessor not related to the transactions contemplated by or permitted under this Agreement;
(c)
any Lien in respect of the Aircraft for Lessor Taxes; and
(d)
any Lien resulting from a breach by Lessor of its express obligations under this Agreement or any of the documentation entered into in relation to this transaction, which are not a result of a breach by Lessee of its express obligations under this Agreement.

"Lessor Taxes" shall have the meaning set forth in Clause 9.1 (Tax Indemnity) hereof.

"Lessor Assignee" shall have the meaning set forth in Clause 26.2 (Assignment by Lessor) hereof.

“Letter of Intent” means the Letter of Intent between Lessor and Lessee dated August 31, 2023, with respect to the Aircraft and the Companion Aircraft.

"Lien" shall mean any encumbrance or security interest whatsoever, however and wherever created or arising including any right of ownership, security, mortgage, pledge, lien, charge, attachment, encumbrance, lease, exercise of rights, security interest, claim or right of possession or detention, statutory or other right in rem, hypothecation, title transfer or retention, levy, set-off or any other agreement or arrangement having the effect of conferring security.

"Life Limited Part" or "LLP" shall mean any Part that has a predetermined life limit as mandated by the Manufacturer, the FAA, EASA, the Aviation Authority or any other applicable Governmental Authority, which requires any such Part to be discarded upon reaching such life limit.

"Loose Equipment" shall mean the items identified in Exhibit P (Loose Equipment).

"Loss" shall mean any cost, expense (including the reasonable fees of professional advisers), financial liability, damage or monetary loss of any kind.

"Loss Payee" shall mean Financier (or Lessor if there is no Financier or such other Person as Lessor may nominate from time to time).

"Maintenance Planning Document" or "MPD" shall mean the Aircraft

Manufacturer’s maintenance planning data document, as revised from time to time to include all revisions up to and including the then most current revision issued by the Manufacturer.

"Maintenance Reserves" means the Activity Based Charges and the Fixed Monthly Charges payable in accordance with Exhibit H (Maintenance Reserves), Clause 17 (Maintenance Reserves), and Clause 8 (Payments).

"Mandatory Orders" shall mean any applicable mandatory modification to the Aircraft, Engine(s) or any Aircraft Item issued by the Manufacturer, FAA or the Aviation Authority to maintain the airworthiness or utility of the Aircraft, Engine(s) or any Aircraft Item.

"Mandatory Service Bulletins" shall mean any applicable mandatory or time limited modification to the Aircraft, Engine(s) or any Aircraft Item issued by the Manufacturer, FAA or the Aviation Authority to maintain the airworthiness or utility of the Aircraft, Engine(s) or any Aircraft Item.

"Manufacturer" shall mean, in the case of the Airframe, Airbus, in the case of the Engines, IAE and in the case of any Part, Landing Gear, the respective manufacturers or the type certificate holders hereof.

"Manufacturer’s Warranties" shall have the meaning set forth in Clause 28.1 (Assignment) hereof.

“Merger” means any amalgamation, demerger, merger or corporate reconstruction: (i) where the surviving entity is compliant with and legally bound by the terms of this Agreement and the net worth of the surviving entity is greater than the net worth of Lessee immediately prior to such Merger, and which is not a Merger with a direct competitor to Lessor or (ii) any other Merger which has received the prior written consent of Lessor.

"Monthly Report" shall mean the monthly report to be delivered by Lessee to Lessor in the form of Exhibit L (Form of Monthly Report) hereto

"Mortgage" shall mean the first priority mortgage and security agreement dated or to be dated on or about the date hereof granted by Owner in favor of Financier.

"New Owner" shall mean such Person, as notified by Lessor to Lessee, to whom Owner transfers, or intends to transfer, title to the Aircraft in accordance with the terms of this Agreement.

“Non-Conformity” shall mean a defect which is beyond AMM or other such OEM manual limits.

"Notice and Acknowledgements" shall mean the notice and acknowledgement in connection with the Security Assignment executed by Lessor and Lessee addressed to the Financier, in form and substance satisfactory to Lessor.

"OEM" means the Original Equipment Manufacturer. "Overhaul" shall mean:

(a)
with respect to any APU, Landing Gear, or Part, as applicable, the full disassembly to piece part level, inspection, repair, reassembly, painting and testing in accordance with the overhaul or restoration procedures in the Manufacturer's overhaul manual, maintenance manual and maintenance recommendations;
(b)
with respect to any Engine the full disassembly to piece part level, inspection, repair, reassembly and testing in accordance with Manufacturer's overhaul manual as set forth for a full performance restoration

"Owner" shall mean such entity as the Lessor notifies as being the Owner of the Aircraft from time to time.

"Passenger-Related Maintenance" shall mean the detailed plan to be developed between Lessor and Lessee, each acting reasonably, related to the installation of a functional, 200Y (or similar as agreed with Lessee) passenger interior in the Aircraft. It is currently envisioned that Lessor would provide, free of cost, a shipset of passenger seats from A321 msn 1642, and that the following items would be undertaken at 50/50 cost share.:

1.
IRAN of above-referenced passenger seats during C check.
2.
Purchase of Leather seat covers, subject to Lessee and Lessor agreeing on cost.
3.
Provisioning of an FAA LOPA, which shall be done under Lessor’s oversight.
4.
General interior refurbishment as directed by Lessee during the C check, which may for example include:
a.
New Carpets and moonmats.
b.
Touch-up of lavatories and overhead bins.
c.
Touch up and repair of sidewalls, ceiling panels, bulkheads, etc.

Expected costs are to be reviewed and agreed between the parties, each acting reasonably, prior to any expenditure.

The shipset of passenger seats including covers shall become property of Lessee upon induction of the Aircraft into cargo conversion.

"Passenger-Related Maintenance Cap” shall mean the amount of Two Hundred and

Forty Thousand US Dollars (US$240,000).

"Parts" shall mean any and all appliances, components, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment and additions of whatever nature other than (i) the Engines, (ii) the APU, (iii) the Landing Gear, and (iv) temporary replacement parts installed pursuant to this Agreement, which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or which have been removed therefrom, but where title to which remains vested in Owner or Lessor, as the case may be, in accordance with the terms hereof.

"Past Due Interest" means any interest paid or payable pursuant to Clause 8.4.

"Past Due Interest Rate" shall mean interest at the rate of the lesser of ten percent (10%) per annum and the maximum rate allowable under applicable law.

"Permitted Lien" shall mean;

(a)
the respective rights of Lessor, Owner, Financier and Lessee as herein provided;
(b)
a Lessor Lien;
(c)
any lien for Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings so long as adequate reserves are maintained with respect to such Taxes;
(d)
any lien of a repairer, mechanic, carrier, hangar keeper or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue; or,
(e)
any permitted sublease, to the extent permitted under this Agreement, but only if (in relation to each of sub-paragraphs (c) and (d) above):
(i)
adequate reserves have, in the determination of the Lessor, been provided for the payment of such Taxes or obligations; and,
(ii)
any such proceedings or the continued existence of such lien do not, in the determination of the Lessor, involve any likelihood of the sale, forfeiture, disposal or loss of the Aircraft, any Engine or any part thereof or any interest therein or of any criminal liability on any Lessor Indemnitee.

"Person" shall mean an individual, general partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or limited partnership, Governmental Authority or other entity of whatever nature.

“PMA Parts” means Part Manufacturer Approval parts. "Prohibited Payment" shall mean

(a)
any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would constitute bribery or an improper gift or payment under, or a breach of, any Law of any jurisdiction; or
(b)
any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would or might constitute bribery within the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 17 December 1997 or any European Union legislation.

“Qualifying Maintenance Event” means unserviceability of an Engine, Landing Gear, or APU due to (i) LLP expiration; (ii) performance degradation from normal use in the operation of the Aircraft; or (iii) any other occurrence requiring the removal and shop visit of an Engine, Landing Gear, or APU, unless such occurrence results from the gross negligence or wilful misconduct of Lessee. Should there be any insured event resulting in Engine removal, the proceeds of any claim shall be vested in the Lessor.

"Qualifying Work" means a C Check, an HMV Check, Engine Performance Restoration, Engine LLP Replacement, Landing Gear Overhaul, or APU Overhaul accomplished during the Lease Term or at Redelivery the workscope of which has been approved by Lessor and qualifies for reimbursement of Maintenance Reserves in accordance with Exhibit H.

"Redelivery" shall have the meaning set forth in Clause 22.1 (Redelivery) hereof.

"Redelivery Conditions" shall have the meaning set forth in Clause 22.2 (Redelivery Conditions).

"Redelivery Inspection" shall have the meaning set forth in Clause 22.4 (Redelivery Inspection) hereof.

"Redelivery Location" shall mean the location as per Exhibit N (Lease Specific Terms) hereto.

"Rent" shall mean the amount as per Exhibit N (Lease Specific Terms) hereto. "Rent Commencement Date" shall have the meaning set forth in Clause 3.6.4. "Rent Due Date" shall have the meaning set forth in Clause 7.3 (Rent Due Date).

"Restricted Party" means a person that is: (i) listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organized under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (iii) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

"Sanctions" means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union (iv) the United Kingdom; (v) any country having jurisdiction over any Financiers or (vi) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State; or (vii) U.S.A. Patriot Act (together the “Sanctions Authorities").

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

"Scheduled Delivery Date" shall mean the date as per Exhibit N (Lease Specific Terms) hereto.

"Scheduled Expiration Date" shall mean the date as per Exhibit N (Lease Specific Terms) hereto.

"Security Assignment" shall mean the security assignment by Lessor of its rights under this Agreement to Financier, in form and substance satisfactory to Lessor.

"Security Deposit" shall be the amount set forth in Clause 5.1.1 (Security Deposit).

"Service Bulletin" shall mean any modification to the Aircraft, Engine(s) or any Aircraft Item issued by the Manufacturer, to maintain the airworthiness, improve the reliability, improve operational capability, or utility of the Aircraft, Engine(s) or any Aircraft Item.

"State of Registration" shall mean the country as per Exhibit N (Lease Specific Terms) hereto or such other jurisdiction as Lessor may approve in writing in its sole discretion.

"Statement of Account Letter" shall mean the statement of account letter substantially in the form of Exhibit K (Statement of Account Letter) hereto.

“Taxes" means all license and registration fees and all taxes, customs, surcharges, fees, levies, imposts, duties, charges, compulsory social contributions, deductions or withholdings of any nature (including any import duty (whether deferred or not), value added, any goods and services tax, franchise, transfer, sales, gross receipts, use, business, excise, turnover, personal property, stamp or other tax) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed.

"Technical Acceptance Certificate" shall mean the certificate to be executed and delivered by Lessee (and countersigned by Lessor) on or before the Delivery Date substantially in the form of Exhibit E (Technical Acceptance Certificate) hereto.

"Terminating Action" means the alteration or modification of the Aircraft in accordance with Service Bulletins, Manufacturer guidance or recommendation, or Airworthiness Directives required to eliminate repetitive inspections or a specific maintenance action.

"Total Loss" means an occurrence of any of the following events in relation to the Aircraft, any Engine, APU, Landing Gear:

(a)
an event that results in an insurance settlement on the basis of an actual, constructive, compromised, arranged or agreed total loss (as defined in Lessee's hull insurance policies);
(b)
destruction or damage beyond economic repair or permanent rendering unfit for normal use for any reason whatsoever;
(c)
theft, disappearance (including hijacking), or seizure for a period in excess of the lesser of ninety (90) consecutive days or the balance of the Lease Term (whichever is shorter); or

(d)
condemnation, confiscation, or other taking or requisition of title or taking of requisition of use or hire by any Governmental Authority and such prevention of use shall have continued beyond the earlier of (i) the lesser of the balance of the Lease Term and ninety (90) consecutive days, or (ii) the date of receipt of insurance or condemnation proceeds with respect thereto.

"Total Loss Date" means the date on which each Total Loss occurs.

"Total Loss Proceeds" means the proceeds of the hull, spares all risk and hull war and spares war insurance arising in respect of a Total Loss.

"Transaction Documents" means this Agreement, the Lease, the Assignment of Insurances, the Assignment of Reinsurances, the Security Assignment, the Notice and Acknowledgement, any amendments to this Agreement, the Power of Attorney, the IDERA, the Certificate of Acceptance and any documents and agreements required under Clause 26.5 (including, if applicable, a security assignment and a notice and acknowledgement in connection therewith), together with any schedules, documents, notices or certificates pursuant thereto.

"U.S. GAAP" means generally applicable accounting principles, as practiced and applied in the United States of America from time to time, and consistently applied.

2.
INTERPRETATION

In this Agreement, unless a contrary indication appears:

(a)
references to Clauses and Exhibits are to be construed as references to the Clauses of, and Exhibits to, this Agreement and references to this Agreement include its Exhibits;
(b)
Clause and Exhibit headings are for ease of reference only;
(c)
a reference to an "amendment" includes a supplement, novation, restatement or reenactment and "amended" will be construed accordingly;
(d)
words importing the plural shall include the singular and vice versa, and words importing a gender include every gender;

(e)
this Agreement or any other agreement or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended, restated or substituted from time to time;
(f)
references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated association or body of persons and any Governmental Authority, whether or not having separate legal personality and references to any Party shall be construed so as to include the successors, permitted assignees and permitted transferees of the relevant party;
(g)
references to any provision of Law is a reference to such provision as applied, amended, extended or re-enacted and includes any subordinate legislation;

(h)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;
(i)
any statutory or other legislative provision (including any FAA/EASA/ Aviation Authority regulations) shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;
(j)
a reference to an "approval" shall be construed as a reference to any approval, consent, authorization, exemption, permit, licence, registration, filing or enrolment by or with any competent authority;
(k)
a reference to "authorization" also includes an approval, authorization, certificate, consent, declaration, exemption, filing, licence, notification, order, permit, recording or registration (and references to obtaining consents shall be construed accordingly);
(l)
assets of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues);
(m)
consent of Lessor shall be construed to mean the prior written consent of Lessor which unless otherwise expressly stated may be given or withheld at Lessor's absolute discretion and if Lessor is required to not unreasonably withhold its consent, it shall not be deemed acting unreasonably if it acts in accordance with the provisions of Finance Documents;
(n)
control, in relation to a body corporate, means the power of a person to secure by means of the holding of shares or the possession of voting power directly or indirectly in or in relation to that or any other body corporate, or by virtue of any powers conferred by contract, the articles of association or other document directly or indirectly regulating that or any other body corporate, or otherwise that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person and cognate expressions shall be construed accordingly;
(o)
hereof, herein and hereunder and other words of similar import mean this Agreement as a whole and not any particular part hereof;
(p)
indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(q)
Lessee, Lessor, Owner, New Owner, Financier, or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(r)
serviceable shall be construed to mean, in relation to the Aircraft, the Airframe, any Engine, any other Aircraft Item or any other system incorporated or installed in or attached to the Aircraft (or any part thereof), that it operates in full compliance with the aircraft maintenance manual specifications and limitations, disallowing consideration for any minimum equipment list or other form of dispensation and, in the case of an individual Part, that it is fit for its intended use and purpose and complies with the relevant manufacturer's specifications and tolerances;
(s)
a time of day is a reference to Greenwich Mean Time;
(t)
a calendar month means a month in the Gregorian calendar;
(u)
A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived; and
(v)
a reference to "including" shall be construed as a reference to "including without limitation", so that any list of items or matters appearing after the word "including" shall be deemed not to be an exhaustive list, but shall be deemed rather to be a representative list of those items or matters forming a part of the category described prior to the word "including".

EXHIBIT B: CONDITIONS PRECEDENT AND SUBSEQUENT

A.
Lessor Conditions Precedent
1.
Lessor’s obligation to enter into this Agreement shall be subject to the satisfaction of the following conditions precedent on or before the date of this Agreement, and, in the case of documentary conditions precedent, in form and substance satisfactory to Lessor (all documents delivered to Lessor pursuant to this paragraph will be at Lessee’s cost and will be in English and if not in English will be accompanied by a certified English translation):
(a)
Lessor is satisfied that no Default has occurred under this Agreement or the other Transaction Documents (howsoever defined) as a result of the execution of this Agreement;
(b)
[Reserved.]
(c)
Lessor shall have received an amount equal to the Security Deposit that is due and payable upon the date of this Agreement in the form of cash;
(d)
Lessor shall have received (satisfactory in form and substance to Lessor) a certificate of an officer of Lessee certifying that each of the following documents (being attached to such certificate) is true and correct:
1.
the constitutional documents (including, without limitation, the memorandum and articles of association / certificates of incorporation) of Lessee;
2.
the resolutions of the board of directors of Lessee or other written evidence of appropriate corporate action authorizing the execution, delivery and performance of this Agreement and the leasing of the Aircraft hereunder and appointing a specified Person or Persons to execute this Agreement on its behalf;
3.
a specimen of the signature of each Person authorized to execute this Agreement and the other Transaction Documents on behalf of Lessee;
4.
all other documents related thereto, together with an incumbency certificate or a power of attorney executed by a duly authorized officer of Lessee as to the Person or Persons authorized to execute and deliver such documents on behalf of Lessee; and
5.
a copy of the original financial statements relating to the Lessee.
(e)
[Reserved];
(f)
[Reserved];
(g)
Evidence of the issue of each approval, licence and consent which may be required in relation to or in connection with the remittance to Lessor in Dollars of all amounts payable under this Agreement and the other Transaction

Documents or the performance by Lessee of any of its other obligations hereunder;

(h)
Lessor’s completion of compliance review of Lessee’s business in accordance with applicable U.S. law and regulations, including KYC compliance; and,

(i)
the representation and warranties given by Lessee as set out in Clause 24.1 shall be true and correct as at the Delivery Date of the Aircraft.
2.
Lessor's obligation to deliver the Aircraft on lease to Lessee hereunder shall be subject to Lessor’s satisfaction of the following conditions precedent on or prior to the Delivery of the Aircraft, and, in the case of documentary conditions precedent, in form and substance satisfactory to Lessor (all documents delivered to Lessor pursuant to this paragraph will be at Lessee’s cost and will be in English and if not in English will be accompanied by a certified English translation):
(a)
Lessor is satisfied that no Event of Default shall have occurred and is continuing;
(b)
Lessor shall have received from Lessee the full amounts of the Security Deposit and the Rent due on Delivery;
(c)
all of the conditions precedent under the Finance Documents in connection with any financing or refinancing by Lessor and/or Owner have been satisfied to the satisfaction of the Financier;
(d)
any other documents or conditions which the Financier may require under this Agreement shall have been provided to the Financiers satisfaction;
(e)
Lessor shall have received (satisfactory in form and substance to Lessor) copies of such documents reasonably required by the Financier to secure its interest in the Aircraft and this Agreement (including the Security Assignment, the Notice and Acknowledgement, the Assignment of Insurances and the Assignment of Reinsurances);
(f)
Lessor shall have received a copy of the Certificate of Acceptance (with the original document to be couriered to Lessor promptly after the Delivery), duly executed and delivered by Lessee, and dated and effective as of the date of the Delivery;
(g)
Lessor shall have received a copy of each Transaction Documents executed and delivered by the respective party or parties thereto (other than Lessor and Owner);
(h)
Lessor shall have received a copy of Lessee’s executed officer’s certificate;
(i)
Lessor shall have received the fully executed Freighter Lease;
(j)
Lessor shall have received a letter of undertaking together with certificates of insurance/reinsurance signed by such insurance broker and/or reinsurance broker which evidences the insurance required under this Agreement;

(k)
Lessor shall have received from Lessee a copy of the duly executed Statement of Account Letter;
(l)
Lessor shall have received from Lessee for review not less than five (5) days prior to the Scheduled Delivery Date a copy of Lessee's Agreed Maintenance Program and Lessee shall have submitted such document for approval to Aviation Authority before Delivery;
(m)
Lessor shall have received a copy of Lessee’s air transport licence/AOC and all other licences, including, a no objection certificate from Aviation Authority for import, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;
(n)
Lessor shall have received evidence of the issue of each authorization, approval, consent and notification which may be required in relation to, or in connection with, the remittance to Lessor in Dollars of all amounts payable under this Agreement;
(o)
Lessor shall have received evidence that all necessary or advisable governmental and corporate licences, authorizations, consents, filings or approvals to ensure the validity, enforceability and effectiveness of this Agreement and other Transaction Documents;

(p)
Lessor shall have received such other certificates, documents, opinions and agreements relating to the transactions contemplated by or related to this Agreement and the other Transaction Documents, as may be necessary or reasonably requested by Lessor;
(q)
upon Delivery, there shall have been no material adverse change in the business condition of Lessee from the date of signature of this Agreement resulting in a likelihood of non-performance of Lessee’s obligations under this Agreement;
(r)
the representation and warranties given by Lessee as set out in Clause 24.1 shall be true and correct as at the Delivery Date of the Aircraft;
(s)
[Reserved];
(t)
there shall have been no Total Loss with respect to the Aircraft; and,
(u)
Lessor shall have received at least scanned copies of all executed Transaction Documents prior to Delivery of the Aircraft to Lessee.
B.
Lessee Conditions Precedent
1.
Lessee's obligation to take Delivery and lease the Aircraft from Lessor hereunder shall be subject to the satisfaction of the following conditions precedent on or before the Delivery:
(a)
there shall have been no Total Loss with respect to the Aircraft;
(b)
Lessee shall have received (satisfactory in form and substance to Lessee) a copy of a resolution of Lessor’s board of directors, duly authorizing or ratifying the lease of the Aircraft hereunder and the execution, delivery and performance of this Agreement, together with a copy of the power of attorney as to the person(s) authorized to execute and deliver said certification and said documents on behalf of Lessor;

(c)
the representation and warranties given by Lessor as set out in Clause 24.4 shall be true and correct as at the Delivery Date of the Aircraft;
(d)
Receipt by Lessee of quiet enjoyment letters as provided under Clause 13.7.1; and,
(e)
Lessor shall have tendered for Delivery the Aircraft in the Delivery Condition.
C.
Conditions Subsequent
1.
Lessor's obligation to continue leasing the Aircraft to Lessee hereunder shall be subject to Lessee’s satisfaction of the following conditions subsequent on or after the Delivery of the Aircraft (in the time required by such condition), and, in the case of documentary conditions subsequent, in form and substance satisfactory to Lessor (all documents delivered to Lessor pursuant to this paragraph will be at Lessee’s cost and will be in English and if not in English will be accompanied by a certified English translation):
(a)
Lessor shall have received evidence that as soon as possible after the import of the Aircraft into the State of Registration that the Aircraft has been validly registered under the laws of the State of Registration;
(b)
Lessor shall have received an original of each Transaction Documents executed and delivered by the respective party or parties thereto (other than Lessor and Owner);
(c)
Lessor shall have received an original executed Lessee’s officer’s certificate;

(d)
Lessor shall have received from Lessee the duly executed original Statement of Account Letter;
(e)
As soon as possible after the registration of the Aircraft, Lessee shall ensure that Lessor shall have received evidence that all filings, registrations, recordings have been made and other actions have been taken which are necessary or desirable to ensure the validity and enforceability of this Agreement, the other Transaction Documents and/or any other document relating to the transactions contemplated herein and to protect the rights, title and interests of Lessor, Owner and Financier in and to the Aircraft;
(f)
As soon as practicable following the Delivery Date, but in any event within one

(1) Business Day after the Delivery Date and before the Aircraft is flown to its Habitual Base, Lessor shall receive each of the following, all of which shall be in form and substance reasonably satisfactory to Lessor:

(i)
[reserved];

(ii)
Lessor shall have received one (1) scanned copy of the signed, stamped and notarized Deregistration Power of Attorney in favor of the Lessor and the Financier executed by Lessee by an authorized person;
(iii)
If applicable, Lessor shall have received one (1) scanned copy of the signed, notarized IDERA, pursuant to the Cape Town Convention executed by Lessee in favor of the Financier, file stamped by the Aviation Authority of the State of Registration;
(iv)
a certified copy of the temporary certificate of airworthiness or special ferry flight permit for the Aircraft from the Aviation Authority;
(v)
a certified copy of the temporary license for radio communication apparatus issued by the State of Registration;
(vi)
.pdf scan of the fully executed Acceptance Certificate; and,
(vii)
Air Traffic Control Letter: a letter in Agreed Form from Lessee addressed to Eurocontrol and each other relevant air traffic control authority pursuant to which Lessee authorizes the addressee to issue to Lessor, upon Lessor's request from time to time, a statement of account of all sums due by Lessee to such authority-in respect of all aircraft (including, without limitation, the Aircraft) operated by Lessee.
(g)
As soon as practicable following the Delivery Date, but in any event within five

(5) Business Days after the Delivery Date and before the Aircraft is operated in the State of Registration, Lessor shall receive each of the following, all of which shall be in form and substance reasonably satisfactory to Lessor:

(i)
a copy of the certificate of airworthiness for the Aircraft from the Aviation Authority;
(h)
As soon as practicable following the Delivery Date, but in any event within seven (7) Business Days after the Delivery Date, Lessor shall receive each of the following:
(i)
a certified copy of Lessee’s air operator’s certificate with the updated operation specifications including the aircraft and any other licenses, certificates and permits required to be maintained by Lessee for the public transport of passengers and cargo by aircraft;

(ii)
evidence satisfactory to the Lessor that the Aircraft is subject to the Agreed Maintenance Program;
(iii)
satisfactory evidence that any customs documentation required for the import of the Aircraft into the State of Registration, including without limitation, a certified true copy of the bill of entry for home consumption of the Aircraft issued by the customs authority at the time of import into the State of Registration in respect of the Aircraft, in form and substance reasonably satisfactory to the Lessor;

(iv)
evidence of certified true copies of the DPoA and IDERA being submitted with and acknowledged by the Aviation Authority;
(v)
one (1) original and one (1) certified copy of the duly executed, stamped, dated and notarised DPoA executed by Lessee by an authorized person, in favor of the Lessor and Financier; and
(vi)
one (1) original and one (1) certified copy of the signed stamped, dated and notarised IDERA, pursuant to the Cape Town Convention executed by the Lessee in favor of Lessor.

(i) As soon as practicable following the Delivery Date, but in any event within three (3) months of date of issue of the temporary license for radio communication apparatus, the license for radio communication apparatus, issued by the State of Registration.

EXHIBIT C: DELIVERY PROCEDURE AND DELIVERY CONDITION

Part A DELIVERY PROCEDURE

The Delivery Procedure as set out in Clause 3 will be the framework for the delivery procedure; however, the parties will meet thirty (30) days prior to the Scheduled Delivery Date to specify any additional terms, or further requirements or procedures dictated by the location of the Aircraft, the ferry of the Aircraft and/or delivery.

Part B DELIVERY CONDITION

1.
The Aircraft shall be in passenger configuration and with fresh C-check, 6 year and 12 year HMV checks, and landing gear and APU capable of operating at least thirty-six

(36) months, and with fresh paint in Lessee’s livery.

2.
Engines shall be serviceable, capable of making full rated power, and have no on-watch items or reduced interval inspections.

3.
All FAA AD’s shall be cleared for 180 days. All equipment required to operate under FAA Part 121 environment shall be installed and be serviceable.

EXHIBIT D: CERTIFICATE OF ACCEPTANCE

THIS ACCEPTANCE CERTIFICATE is delivered, on the date set out below by Global Crossing Airlines Inc. (Lessee), to Bank of Utah, not in its individual capacity, but solely as owner trustee (Lessor), pursuant to clause of the Aircraft Operating Lease Agreement dated of

2024 between Lessor and Lessee (the Lease Agreement). Capitalised terms used in this Certificate shall have the meanings given to such terms in the Lease Agreement.

(i)
Details of acceptance

Lessee hereby confirms to Lessor that Lessee has at o'clock time on this day of , 2023, at accepted the following, in accordance with the provisions of the Lease Agreement:

a.
Airframe Aircraft Registration: [ • ]

Aircraft Model: Airbus A321-232

Aircraft serial number; 1153

Aircraft Total Flight Hours since new. = hours.

Aircraft Total Months (or part thereof) since Airframe C Check.

= months.

Aircraft Total Cycles since new. = Cycles.

Aircraft Total Months (or part thereof) since HMV Check (or since new if not performed). = Months.

b.
Engines

No. 1 Serial Number:

Engine #1 Total Flight Hours / Cycles since new =

No 2 Serial Number:

Engine #2 Total Flight Hours / Cycles since new = hours and

hours and cycles. cycles

Engine #1 – Total flight hours/cycles since last Engine Performance Restoration = hours and cycles

Engine #2 – Total flight hours/cycles since last Engine Performance Restoration = hours and cycles

Engine #1 LLP Status: Engine #2 LLP Status:

(see appendix 1 attached to this Certificate)

(see appendix 1 attached to this Certificate)

(c) Landing Gears

Left Hand Main Gear Serial

/Number:

Left Hand Main Gear total months (or part thereof) since new or since last Landing Gear Overhaul =

Months

Right Hand Main Gear Serial /Number:

Right Hand Main Gear total months (or part thereof) since new or since last Landing Gear Overhaul =

Months

Nose Gear Serial /Number: Nose Gear total months (or part thereof) since new or since last Landing Gear Overhaul = Months

a.
APU

Serial /Number:

Total APU operating Hours since new or last APU Overhaul = hours

Total APU operating Hours since last APU Overhaul =

hours

b.
Fuel Status: Kilograms/Pounds/US Gallons/Litres .
c.
Aircraft records and documentation as per list signed by Lessor and Lessee and attached hereto.
d.
Place of Acceptance: [ ], [ ].
e.
Loose Equipment. [Use form in Exhibit P.]

2. Delivery discrepancies report (see attached appendix )

(a) [ ]

(b) [ ]

3. Confirmation

The Lessee confirms to the Lessor that as at the time indicated above, being the time of Delivery:

(a)
the representations and warranties contained in clause 24 of the Agreement are hereby repeated;
(b)
the Aircraft is insured as required by the Agreement;
(c)
the Lessee confirms that there shall be affixed to the Aircraft and the Engines the fireproof notices required by the Agreement no later than 30 days after the date hereof;
(d)
the Lessee has irrevocably and unconditionally accepted the Aircraft for lease under the Agreement without any reservations whatsoever; and
(e)
the Lessee's authorized technical experts have inspected the Aircraft and records to ensure they conform to the Lessee's requirements. The Aircraft and records are, save for any discrepancies noted in paragraph 2 above, in accordance with the Delivery Conditions and satisfactory in all respects.

IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date specified in paragraph 1 above.

SIGNED on behalf of SIGNED on behalf of:

GLOBAL CROSSING AIRLINES INC. BANK OF UTAH, not in its individual capacity, but solely as owner trustee

By: By:

Name: Name:

Title: Title:

EXHIBIT E: TECHNICAL ACCEPTANCE CERTIFICATE

THIS TECHNICAL ACCEPTANCE CERTIFICATE is delivered, on the date set out below by Global Crossing Airlines Inc. (Lessee), to Bank of Utah, not in its individual capacity, but solely as owner trustee (Lessor), pursuant to clause of the Aircraft Operating Lease Agreement dated of 2024 between Lessor and Lessee (the Lease Agreement).

Capitalised terms used in this Certificate shall have the meanings given to such terms in the Lease Agreement.

1. Details of Technical Acceptance: Lessee hereby confirms to Lessor that Lessee has at

o'clock time on this day of , 2024, at

technically accepted the following, in accordance with the provisions of the Lease Agreement:

(b) Airframe

Aircraft Model: Airbus A321-232 Aircraft Registration: [ • ]

Aircraft serial number; 1153

Aircraft Total Flight Hours since new. = hours.

Aircraft Total Months (or part thereof) since Airframe C Check.

= months.

Aircraft Total Cycles since new. = Cycles.

Aircraft Total Months (or part thereof) since HMV Check (or since new if not performed). = Months.

(b)
Engines

No. 1 Serial Number:

Engine #1 Total Flight Hours / Cycles since new =

No 2 Serial Number:

Engine #2 Total Flight Hours / Cycles since new = hours and

hours and cycles. cycles

Engine #1 – Total flight hours/cycles since last Engine Performance Restoration = hours and cycles

Engine #2 – Total flight hours/cycles since last Engine Performance Restoration = hours and cycles

Engine #1 LLP Status: Engine #2 LLP Status:

(see appendix 1 attached to this Certificate)

(see appendix 1 attached to this Certificate)

(c) Landing Gears

Left Hand Main Gear Serial

/Number:

Left Hand Main Gear total months (or part thereof) since new or since last Landing Gear Overhaul =

Months

Right Hand Main Gear Serial /Number:

Right Hand Main Gear total months (or part thereof) since new or since last Landing Gear Overhaul =

Months

Nose Gear Serial /Number: Nose Gear total months (or part thereof) since new or since last Landing Gear Overhaul = Months

(d) APU

Serial /Number:

Total APU operating Hours since new or last APU Overhaul = hours

Total APU operating Hours since last APU Overhaul =

hours

(e) Fuel Status: Kilograms/Pounds/US Gallons/Litres .

(f) Aircraft records and documentation as per list signed by Lessor and Lessee and attached hereto.

(g) Loose Equipment. [Use form in Exhibit P.]

1.
Delivery discrepancies report (see attached appendix )

(a) [ ]

(b) [ ]

2.
Confirmation

The Lessee confirms to the Lessor that as at the time indicated above, being the time of

Delivery:

(a)
the Lessee has technically accepted the Aircraft for lease under the Agreement without any reservations whatsoever; and
(b)
the Lessee's authorized technical experts have inspected the Aircraft and records to ensure they conform to the Lessee's requirements. The Aircraft and records are, save for any discrepancies noted in paragraph 2 above, in accordance with the Delivery Conditions and satisfactory in all respects.

IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Technical Acceptance Certificate on the date specified in paragraph 1 above.

SIGNED on behalf of SIGNED on behalf of:

GLOBAL CROSSING AIRLINES INC. BANK OF UTAH, not in its individual capacity, but solely as owner trustee

By: By:

Name: Name:

Title: Title:

EXHIBIT F - REDELIVERY PROCEDURE AND REDELIVERY CONDITIONS

On the Expiry Date, the Aircraft will be redelivered to Lessor by Lessee in accordance with the Redelivery Procedure set out in Part A and in the Redelivery Condition set out in Part B.

Part A Redelivery Procedure

The Redelivery Procedure as set out in Clause 22 will be the framework for the Redelivery Procedure; however, the parties will meet thirty (30) days prior to the Scheduled Redelivery Date to specify any additional terms, or further requirements or procedures dictated by the location of the Aircraft, the ferry of the Aircraft and/or redelivery

Part B Redelivery Condition

The Redelivery Condition shall be at least the same condition as at Delivery (mirror-in/mirror- out), normal wear and tear excepted, unless otherwise stated below.

1.
Provided no Event of Default has occurred and is continuing, engines under Lessor- managed Engine Protocol support may be Redelivered serviceable, with a minimum of 25 flight cycles remaining.

2.
The Aircraft shall be airworthy, serviceable, with all FAA AD’s cleared for 180 days, under no reduced inspection or maintenance intervals (except as allowed for engines under Engine Protocol) and include all equipment required to operate under FAA FAR 121.

3.
The Aircraft shall be current with all MPD Tasks.

4.
Landing Gear and APU shall be serviceable and under no reduced inspection or maintenance intervals.

5.
Lessor will manage all maintenance and paint work required during the passenger-to- freighter conversion. The cost of the C-check during conversion will be paid from supplemental rent (maintenance reserves) collected from Lessee during the Lease Term.

6.
Upon Redelivery Lessee shall ensure that an equal quantity of fuel shall be on board the Aircraft as there was at Delivery, failing which an adjustment shall be made in respect of fuel on board on the Delivery Date and the Redelivery Date at the price then prevailing at the Redelivery Location.

EXHIBIT G: CERTIFICATE OF REDELIVERY

THIS ACCEPTANCE CERTIFICATE is delivered, on the date set out below by Bank of Utah, not in its individual capacity, but solely as owner trustee (Lessor) to Global Crossing Airlines Inc. (Lessee), pursuant to clause of the Aircraft Lease Agreement dated of 202_ between Lessor and Lessee (the Lease Agreement). Capitalised terms used in this Certificate shall have the meanings given to such terms in the Lease Agreement.

1.
Details of acceptance:

Lessee hereby confirms to Lessor that Lessee has at o'clock time on this day of , at , accepted the following, in accordance with the provisions of the Lease Agreement:

(a)
Airframe

Aircraft Model: Airbus A321-232 Aircraft Registration: [ • ]

Aircraft serial number; 1153

Aircraft Total Flight Hours since new. = hours.

Aircraft Total Months (or part thereof) since Airframe C Check.

= months.

Aircraft Total Cycles since new. = Cycles.

Aircraft Total Months (or part thereof) since HMV Check (or since new if not performed). = Months

(b) Engines

No. 1 Serial Number:

Engine #1 Total Flight Hours / Cycles since new =

No 2 Serial Number:

Engine #2 Total Flight Hours / Cycles since new = hours and

hours and cycles. cycles

Engine #1 – Total flight hours/cycles since last Engine Performance Restoration = hours and cycles

Engine #2 – Total flight hours/cycles since last Engine Performance Restoration = hours and cycles

Engine #1 LLP Status: Engine #2 LLP Status:

(see appendix 1 attached to this Certificate)

(see appendix 1 attached to this Certificate)

(c) Landing Gears

Left Hand Main Gear Serial

/Number:

Left Hand Main Gear total months (or part thereof) since new or since last Landing Gear Overhaul =

Months

Right Hand Main Gear Serial /Number:

Right Hand Main Gear total months (or part thereof) since new or since last Landing Gear Overhaul =

Months

Nose Gear Serial /Number: Nose Gear total months (or part thereof) since new or since last Landing Gear Overhaul = Months

(d) APU

Serial /Number:

Total APU operating Hours since new or last APU Overhaul = hours

Total APU operating Hours since last APU Overhaul =

hours

(e) Fuel Status: Kilograms/Pounds/US Gallons/Litres .

(f) Aircraft records and documentation as per list signed by Lessor and Lessee and attached hereto.

(g) Place of Acceptance: [ ], [ ].

(h) Loose Equipment. [Use form in Exhibit P.]

2.
Redelivery discrepancies report (if any):

(a) [ ]

(b) [ ]

3.
Confirmation:

Lessor confirms to Lessee that as at the time indicated above, Lessor's authorized technical experts have inspected the Aircraft and records to ensure they conform to Lessor's requirements, save for any discrepancies noted in paragraph 2 above, the Aircraft and records are in accordance with the Redelivery Condition and is satisfactory in all respects.

IN WITNESS WHEREOF, Lessor has, by its duly authorized representative, executed this Certificate on the date specified in paragraph 1 above.

SIGNED on behalf of SIGNED on behalf of:

GLOBAL CROSSING AIRLINES INC. BANK OF UTAH, not in its individual capacity, but solely as owner trustee

By: By:

Name: Name:

Title: Title:

EXHIBIT H: MAINTENANCE RESERVES

A.
MAINTENANCE RESERVES
1.
Pursuant to Section 17 of this Agreement, Lessee will pay cash Maintenance Reserves to the Lessor, calculated at the rates as specified below.

Event	Rate	Unit	Definition

6 Year	$16,000.00	per month

“Airframe 6 Year Repetitive Structural Check” means a block structural check which includes all repetitive 6 year and lesser structural inspections and which shall include all 72 month and lesser tasks (and equivalent Flight Hour and Flight Cycle Tasks) ensuring that no inspections on such Tasks are due within the next 36 month period in accordance with the Maintenance Program which, at a minimum, includes the airworthiness limitations section of the Manufacturer’s Maintenance Planning Document.

12 Year	$7,500.00	per month

“Airframe 12 Year Repetitive Structural Check” means a block structural check which includes all repetitive 12 year and lesser structural inspections and which shall include all 144 month and lesser tasks (and equivalent Flight Hour and Flight Cycle Tasks) ensuring that no inspections on such Tasks are due within the next 36 month period in accordance with the Maintenance Program which, at a minimum, includes the airworthiness limitations section of the Manufacturer’s Maintenance Planning Document.

LG	$4,500.00	per month	Landing Gear Overhaul
APU	$49.50	per APU Hour	APU Overhaul
EPR @ 30k	$258 for 2023; $267.03 for 2024	per Engine FH	Engine Performance Restoration, for V2530; At FH:FC Ratio of 2.0:1 & 10% thrust derate
EPR @ 33k	$308 for 2023; $318.78 for 2024	per Engine FH	Engine Performance Restoration, for V2533; At FH:FC Ratio of 2.0:1 & 10% thrust derate
Engine LLPs	$271 for 2023; $297 for 2024-	per Engine FC	Engine LLP Rate, escalates every January 1st in accordance with the OEM price increase

Event	Rate	Unit	Definition
C Check	$15,278	per month (Fixed Monthly Charge)	“C Check” means a block “C” check which shall include all 36 month and lesser tasks (and equivalent Flight Hour and Flight Cycle Tasks).

2.
Engine Severity Matrix and Maintenance Reserves

The Engine Performance Restoration Maintenance Reserves per Flight Hour payable by Lessee for each Engine shall be determined on a monthly basis and shall be the rate set forth in the Severity Matrix below (and as may be further adjusted as described in the paragraphs below) that most closely corresponds to Lessee’s actual Flight Hour to Cycle utilization ratio and the average takeoff thrust derate for each Engine during the preceding calendar month for which such payment is due.

Severity Matrix for Neutral Environment Based on a minimum of 10% thrust derate
US$ Effective January 1 2024
FH:FC ratio	V2530	V2533

Below 1.0	$473.68	$565.48
1.0	$449.64	$536.77
1.2	$401.55	$479.37
1.4	$353.47	$421.97
1.6	$316.96	$378.38
1.8	$291.98	$348.58
2.0	$267.03	$318.78
2.2	$255.28	$304.76
2.4	$243.54	$290.73
2.6	$232.71	$277.80
2.8	$222.80	$265.98
3.0	$212.89	$254.14
3.2	$208.12	$248.45
3.4	$203.35	$242.75
3.6 and Above	$200.97	$239.91
3.
Adjustment to Maintenance Reserve Rates

The rates referred to in section 1 of this Exhibit H are based upon January 2024 Dollars. Every January 1st throughout the Lease Term (commencing on January 1, 2025), the rates shall be adjusted as follows:

(a)
For everything except Engine Performance Restoration and Engine LLP Restoration Escalation: 3.5% per year for the first two years, then 3.0% per year.
(b)
For Engine Performance Restoration: 3.5% per year.
(c)
For Engine LLPs, the Engine LLP Maintenance Reserves Rate shall be adjusted annually on the first day of the calendar month in which the Engine Manufacturer makes effective an adjustment to the catalog list prices for LLPs.

The Engine LLP rate shall be escalated annually by the year over year percentage change in the OEM catalog list price for each individual LLP.

4.
Reimbursement of Maintenance Reserves

Lessor shall, subject to the above and other provisions of this Exhibit H and provided that no Default has occurred and is then continuing, reimburse to Lessee from the Maintenance Reserves Account an amount equal to the actual net cost (without any profit, mark-up or VAT) incurred by Lessee in respect of Qualifying Work as follows:

4.1
Reimbursement of C Check or HMV Check Maintenance Reserves
(a)
The cost of labor and materials consumed at either a C Check or an HMV Check(s) completed during the Lease Term or at Redelivery.
(b)
No reimbursement under this paragraph 3.1 shall be made in respect of any maintenance or replacement of Parts unless such maintenance or replacement is solely as a result of failing a routine requirement for an operational or functional test of any MPD task while installed on the Aircraft or such maintenance or replacement is required by an MPD task.
4.2
Reimbursement of Landing Gear Overhaul Maintenance Reserves
(a)
The cost of labor and materials consumed during each Landing Gear Overhaul completed during the Lease Term or at Redelivery.
(b)
Costs will be reimbursed from the account balance of the Landing Gear overhaul.

(c)
No reimbursement under this paragraph 3.4 shall be made in respect of (i) any component unless it forms part of the Landing Gear and is scheduled to be overhauled at that time, (ii) the repair, replacement or Overhaul of rotable parts such as wheels, tires, brakes, transducers, switch assemblies, side struts, braces, and uplock and downlock mechanisms, (iii) labor and material necessary for removal and installation of external Parts (except when such external Parts are removed or installed at the maintenance facility accomplishing such Landing Gear Overhaul), (iv) replacement, repair, or overhaul of external Landing Gear Parts not otherwise covered by the Landing Gear Overhaul defined in the Manufacturer's Repair Manual, (v) rental of tooling or equipment for the removal, installation and shipping of the Landing Gear (or individual leg thereof), or (vi) charges incurred for the use of a temporary replacement landing gear.
4.3
Reimbursement of APU Overhaul Maintenance Reserves
(a)
The cost of labor and materials consumed during each APU Overhaul completed during the Lease Term or at Redelivery.
(b)
No reimbursement under this paragraph 3.5 shall be made in respect of (i) labor and material necessary for removal and installation of external Parts (except when such external Parts are removed or installed at the maintenance facility in order to perform such APU Overhaul), (ii) replacement, repair or overhaul of external APU Parts, (iii) rental of tooling or equipment for the removal, installation and shipping of the APU.

4.4
Exclusions from Maintenance Reserves Reimbursement

In addition to the foregoing in this section 3, the following shall be and are specifically excluded from reimbursement from Maintenance Reserves:

4.4.1
With respect to all Qualifying Work, expenses incurred in connection with or as a result of:

(a)
The cost of shipping any Engine, Landing Gear (or individual leg thereof), or the APU, or ferrying the Aircraft to the maintenance facility performing such Qualifying Event;
(b)
any fees or expenses incurred by representatives of Lessee;
(c)
any handling charges or other mark-ups by Lessee;
(d)
any maintenance and material required to correct or repair damage caused by the ingestion by an Engine or the APU of a foreign object external to such Engine or APU ("FOD");
(e)
any maintenance and material covered by, or reimbursable by, a claim under any Manufacturer's warranties, other vendor’s warranties, or by insurance (with deductibles being treated as reimbursable by insurance for purposes of this exclusion);
(f)
any cost which is recoverable from a manufacturer’s, servicers, or maintenance facility’s concessions or credits;
(g)
any deferred maintenance discrepancies;
(h)
any maintenance and material required for or in connection with elective Parts replacement, AD compliance and Aviation Authority compliance;
(i)
accidental damage, foreign objects, faulty maintenance or installation, incident, improper operations, abuse, neglect, or misuse;
(j)
modifications (including interior/freighter reconfiguration);
(k)
the accomplishment of service bulletins;
(l)
removal and installation charges with respect to (1) any Engine (for an Engine Performance Restoration or Engine LLP replacement) or (2) any Landing Gear

(or individual leg thereof), or APU (for an APU Overhaul);
(m)
taxes paid or due and payable on or in connection with the accomplishment of the Qualifying Event and any labor and materials supplied thereunder.

4.5
Manufacturer Warranties

If Lessee receives any payment from any relevant manufacturer pursuant to any relevant warranty or other support arrangements in respect of a maintenance event in respect of which Lessee would otherwise be eligible for reimbursement from the Lessor pursuant to paragraph 4 above, Lessee shall (i) not be entitled to receive any reimbursement from the Lessor pursuant to the Lease Agreement and (ii) to the extent that the Lessor has already made a payment to the Lessee hereunder in respect of the relevant maintenance event, reimburse the Lessor on demand for any amount already paid by the Lessor to the Lessee hereunder in respect of such maintenance event.

5.
Maintenance Reserves Amounts Allocation
5.1
Lessor shall keep a notional running account in respect of Maintenance Reserves for:
(a)
the C Check
(b)
the Airframe 6 Year Repetitive Structural Check
(c)
the Airframe 12 Year Repetitive Structural Check
(d)
each Engine
(e)
each individual Engine LLP;
(f)
the Landing Gear; and
(g)
the APU
5.2
Lessor shall credit the notional running accounts and sub-accounts detailed in paragraph

5.1 with all amounts actually received by Lessor in respect of the airframe C Check and HMV Checks, for each Engine, for the Landing Gear and the APU pursuant to Sections 1, 2, and 3 of this Exhibit H, and shall debit such accounts and sub-accounts with all sums paid to or on behalf of Lessee in respect of the airframe C Checks and HMV Checks, for each Engine, for the Landing Gear and the APU or otherwise permitted to be debited from such accounts and sub-accounts pursuant to this Exhibit H.

6.
Shortfalls
6.1
Lessor shall not be obliged to pay any sum under this Exhibit H to the extent the amount requested would exceed the lesser of (a) the balance in the relevant notional account (or sub-account, as the case may be) as of the time of completion of the relevant airframe C Check or HMV Check, Landing Gear Overhaul, or APU Overhaul, as the context may require, and (b) the balance of such notional account (or sub-account, as the case may be) at the time Lessor is required to make a payment to Lessee in respect of such request.
6.2
In any case in which the amount paid to Lessee by Lessor hereunder is not sufficient to pay the cost of such airframe C Check or HMV Check, Landing Gear Overhaul, or APU Overhaul, Lessee shall be obliged to and shall meet such shortfall from its own resources and shall not subsequently be permitted to claim reimbursement of such amounts under this Agreement.
6.3
Notwithstanding the foregoing, solely with respect to the first Landing Gear Overhaul or APU Overhaul to be accomplished by the Lessee during the Lease Term, Lessor will provide maintenance reserve carry forwards for landing gear and APU life utilization prior to Delivery, calculated as follows:

Landing Gear Overhaul

In addition to the Reimbursement of Landing Gear Overhaul Maintenance Reserves pursuant to Section 4 above, Lessor shall pay the lesser of (a) or (b) below.

(a)
The difference between Actual Cost and the Maintenance Reserves amount in the relevant leg’s notional account, or

(b)
A = B x C

A = Lessor payment under this Section 6.3

B = the then current Landing Gear Overhaul rate

C = the months since overhaul (on the Delivery Date) of the Landing Gear.

APU Overhaul

In addition to the Reimbursement of APU Overhaul Maintenance Reserves pursuant to Section 4 above, Lessor shall pay the lesser of (a) or (b) below.

(c)
The difference between Actual Cost and the Maintenance Reserves amount in the APU maintenance reserves account, or
(d)
A = B x C

A = Lessor payment under this Section 6.3

B = the then current APU Overhaul rate

C = the APU Hours since overhaul (on the Delivery Date) of the APU.

7.
Rights in Maintenance Reserves

IT IS ACKNOWLEDGED AND AGREED THAT THE AMOUNTS PAID BY LESSEE AND CREDITED TO THE ACCOUNTS AND SUB-ACCOUNTS REFERRED TO IN THIS EXHIBIT H ARE THE SOLE AND EXCLUSIVE PROPERTY OF LESSOR. LESSOR WILL NOT HOLD ANY SUCH FUNDS AS AGENT OR ON TRUST FOR LESSEE OR IN ANY SIMILAR CAPACITY. NO INTEREST SHALL ACCRUE OR BE PAID AT ANY TIME TO LESSEE. LESSOR SHALL BE ENTITLED TO RETAIN ABSOLUTELY ANY CREDIT BALANCE, INCLUDING ANY INTEREST THEREON, ON THE ACCOUNTS REFERRED TO IN THIS EXHIBIT H REMAINING AFTER ANY EXPIRATION OR TERMINATION OF THE LEASE TERM.

8.
Claims for Reimbursement
8.1
Lessee shall promptly submit to Lessor detailed and substantiated labor and material invoices for all maintenance for which reimbursement is sought under this Exhibit H, including documentation satisfactory to Lessor evidencing completion of such Qualifying Work in accordance with the approved workscope and the cost associated therewith. Lessor shall in a prompt manner pay to Lessee all amounts reimbursable hereunder upon actual receipt and satisfactory examination of such invoices and paperwork from the Qualifying Work.

8.2
Prior to the reimbursement of the above Maintenance Reserves to Lessee, Lessee shall provide Lessor:
(a)
the completed detail workscope report for the Qualifying Work,
(b)
documentary evidence that all arrears had been paid by the Lessee to the MRO for the Qualifying Work,
(c)
a statement from the MRO that Lessee has paid all outstanding invoices for the Qualifying Work,
(d)
an MRO statement the Aircraft, Engine, Landing Gear (or individual leg thereof), or APU (as the case may be) has been released to the Lessee, and
(e)
Lessee confirmation that the Aircraft, Engine, Landing Gear (or individual leg thereof), or APU (as the case may be) has returned to commercial service.
8.3
Any claim for reimbursement shall be made within three (3) months after completion of the relevant maintenance work.
8.4
In no event shall Lessor be obligated to reimburse or make any payment to Lessee under this Exhibit H, whether due to a Reimbursement of Maintenance Reserves or otherwise,
(i)
if and for so long as a Default or Event of Default has occurred and is continuing or
(ii)
with respect to a claim for reimbursement which has not been made within the time limits specified in paragraph 9.3 above. Lessor shall not be obligated to cure any such Default or Event of Default by granting an offset to Lessee for any amounts that would be payable hereunder in the absence of such Default or Event of Default.
8.5
For Qualifying Work for which Maintenance Reserves are paid, if the Qualifying Work is completed on a day that is not the last day of a calendar month, then calculations regarding the amount available for reimbursement shall be apportioned based on a month consisting of thirty (30) days.

EXHIBIT I: INSURANCE REQUIREMENTS

Insurance:

Lessee will maintain, at its own expense, comprehensive “airline” liability insurance (including passenger liability and contractual coverage), all risks hull and hull war and related perils on terms in compliance with the State of Registration limits in an amount not less than US$750,000,000 (Cargo Liability Limit of $10,000,000) per occurrence (or such higher amount Lessee may carry on any other aircraft in its fleet), with terms acceptable to Lessor based on industry standards. Such policies shall be carried with insurers reasonably acceptable to Lessor. The Lessor, its Financiers, and the previous owners of the Aircraft shall be named as co-Insureds in respect of liability and product liability insurance.

Types of Insurance:

The Insurances required to be maintained are as follows:

(a)
Hull All Risks of loss or damage (including, without limitation, FOD and DOD) whilst flying and on the ground with respect to the Aircraft on an agreed value basis for the Agreed Value and with a deductible not exceeding US$250,000 each claim, or such other amount agreed by Lessor from time to time;
(b)
Hull War and Allied Perils, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets, including confiscation and requisition by the State of Registration for the Agreed Value;
(c)
All Risks (including War and Allied Risk except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an “agreed value” basis for their full replacement value and including engine test and running risks;
(d)
Aircraft Third Party, Property Damage, Passenger, Baggage, and Airline General Third Party (including Products) Legal Liability for a combined single limit (bodily injury/property damage) of an amount not less than US$750,000,000 (Cargo Liability Limit of $10,000,000) for any one occurrence covering the Aircraft. War and Allied Risks are also to be covered under the policy to the fullest extent available from the leading international insurance markets (which coverage shall include but not be limited to an extended war risk coverage endorsement equivalent to the terms of AVN52E).

Terms of Hull and Spares Insurance

All required hull and spares insurance, so far as it relates to the Aircraft, will:

(a)
Additional Assureds: name Lessor, Owner, the Financier (if any) and each Financier (if any) and their respective successors and assigns as additional assureds for their respective rights and interests;
(b)
Settlement of Losses: name Financier (and if no Financier, then Lessor) as (sole) Loss Payee in respect of any Total Loss of the Aircraft or Airframe and provide that any such Total Loss will be settled with Financier (and if no Financier, then Lessor) and will be payable in Dollars directly to Financier (and if no Financier, then Lessor) as (sole) Loss Payee or as Financier (and if no Financier then Lessor) may direct, for the account of all interests provided that where proceeds do not relate to a Total Loss of the Aircraft or Airframe and Financier (and if no Financier, then Lessor) has not notified the insurers to the contrary, the loss will be settled with and paid to Financier (and if no Financier, then Lessor) or where the loss does not exceed the Damage Notification Threshold and Lessor has not notified the insurers to the contrary, the loss will be settled with and paid to Lessee;

(b)
50/50 Provision: if separate hull “all risks” and “war risks” insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);
(c)
No option to Replace: confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Total Loss; and,

(d)
Engines: provide that the Agreed Value amount shall automatically increase to include the value of any engine attached to the Airframe which is not an Engine.

Terms of Liability Insurance

All required liability insurances will:

(a)
Additional Insureds: include Lessor; each of the other Lessor Indemnitees; and WWTAI AirOpCo II DAC, FIG LLC, WWTAI AirOpCo 1 Bermuda Ltd., and each of their respective affiliates, shareholders, members, managers, officers, directors, employees, servants, agents, representatives, successors and assigns, as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;
31.1.2
Severability: include a severability of interests clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured; and,
31.1.3
Primary Policy: contain a provision confirming that the policy is primary without right of contribution, and the liability of the insurers will not be affected by any other insurance of which any Lessor Indemnitee or Lessee may have the benefit so as to reduce the amount payable to the additional insureds under such policies.

Terms of All Insurances

All Insurances will:

(a)
Best Industry Practice: be in accordance with best industry practice of Persons operating similar aircraft in similar circumstances;
(a)
Dollars: provide cover denominated in dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

(b)
Worldwide: operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;
(c)
Acknowledgement: acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Owner;
(d)
Breach of Warranty: provide that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission by Lessee, or any other Person other than the respective additional insureds seeking protection and shall insure the interests of each of the additional insureds regardless of any breach or violation by Lessee, or any other Person other than the respective additional insureds seeking protection of any warranty, declaration or condition, contained in such Insurances;
(e)
Subrogation: provide that the insurers will hold harmless and waive any rights of recourse against the additional assureds or to be subrogated to any rights of Lessor or Lessee;
(f)
Premiums: provide that the additional insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;
(g)
Cancellation/Change: provide that the Insurances will continue unaltered for the benefit of the additional insureds for at least thirty days after written notice by registered mail or fax of any cancellation, change, event of non-payment of premium or instalment thereof has been sent by insurer(s) to Lessor or where an insurance broker is appointed to the insurance broker who shall promptly send on such notice to Lessor, except in the case of war risks for which seven days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five great powers or nuclear peril for which termination is automatic;
(h)
Reinsurance: any reinsurance will: (A) be on the same terms as the original insurances and will include the provisions of this Schedule; (B) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers’ liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and (C) contain a “cut- through” clause in the following form (or otherwise satisfactory to Lessor): “The Reinsurers and the Reinsured hereby mutually agree that, in the event of any claim arising under the reinsurances in respect of a total loss or other claim, as provided by the Aircraft Operating Lease Agreement dated

2024 and made between Lessor and Lessee, such claim is to be paid to the Person named as sole loss payee under the primary insurances,

the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the Person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith; subject to such provisions not contravening any Law of the State of Incorporation;”

(i)
Initiating Claims: contain a provision entitling Lessor or any insured party to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and,
(j)
Indemnities: accept and insure the indemnity provisions of this Agreement.

Deductibles

Lessee shall be responsible for any and all deductibles under the Insurances.

Application of Insurance Proceeds

The Insurances will be endorsed to provide for payment of proceeds as follows:

(a)
Total Loss: all insurance payments received as the result of a Total Loss occurring during the Term will be paid to Lessor, and Lessor will pay the balance of those amounts to Lessee after deduction of the Agreed Value and all other amounts which may be or become payable by Lessee to Lessor under this Agreement;
(b)
Other Loss/Damage: all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting a Total Loss will be applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement;

(c)
Liability Proceeds: all insurance proceeds in respect of third party liability will be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made; and,
(d)
Default: notwithstanding the foregoing paragraphs, if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor may elect.

To the extent that insurance proceeds are paid to Lessee, Lessee agrees to comply with the foregoing provisions and apply or pay over such proceeds as so required.

EXHIBIT J: FORM OF DEREGISTRATION POWER OF ATTORNEY

(Form to be executed and notarised by Lessee)

The undersigned, Global Crossing Airlines Inc., a company duly organised and existing under the laws of and whose registered office is at

(the “Company”), refers to an Aircraft Lease Agreement (the “Lease Agreement”) dated [●] between Bank of Utah, not in its individual capacity, but solely as owner trustee (the “Lessor”) and the Company with respect to the leasing of one (1) Airbus A321-232 aircraft bearing manufacturer's serial number 1153 and [●] registration mark [●] (the “Aircraft”).

As security for the performance of the Company’s obligations under the Lease Agreement and the other Transaction Documents, the Company hereby IRREVOCABLY APPOINTS [●] (each an “Attorney” and together the “Attorneys”) as its true and lawful attorney to execute and to perform upon its behalf and in its name or otherwise to deliver any documents, instruments or certificates with such amendments thereto (if any) which may be required to apply for and to:

(a)
obtain deregistration of the Aircraft from the register of aircraft maintained by the Aviation Authority and the export of the Aircraft from [●] upon the termination in accordance with the terms of the Lease Agreement of the leasing of the Aircraft to the Company;

(b)
register, deregister and consent to the registration and/or deregistration at the international registry of any interest in relation to the Aircraft under the convention on international interests in mobile equipment and the protocol to the convention on matters specific to aircraft equipment signed in Cape Town South Africa on 16 November 2001, together with any regulations made in connection with them;

(c)
take possession of the Aircraft, for which purpose the Attorney may enter any premises belonging to or in the occupation of or under control of the Companywhere the Aircraft may be located, or cause the Aircraft to be redelivered to theAttorney at such location as the Attorney may require, and direct the pilots of the Company or other pilots to fly the Aircraft to that airport and will have the powers and authorizations necessary for taking that action; and,

(d)
complete any documentation for and take any steps to export the Aircraft from whatever location and to move the Aircraft to and import the Aircraft into such location as the Attorney may determine.

AND generally to do any and all such acts and things and to execute under seal or hand (as appropriate) such documents, deeds, instruments and communications as may be requested or required to give effect to any of the terms of the transactions contemplated by the Lease Agreement or such documents. The Attorney has full power to represent the Company before any governmental authority, ministry, agency or department in [●], (including without limitation, the CAA, the Airports Authority of the State of Registration, authorities under the goods and services tax and the Chief Customs Commissioner of any zone, as may be applicable) and also before any company, organization, individual or other entity.

AND the Company hereby undertakes from time to time and at all times to indemnify each Attorney against all costs, claims, expenses and liabilities howsoever incurred by each Attorney in connection herewith and further undertakes to ratify and confirm all acts and things and all documents, deeds, instruments and communications whatsoever which each Attorney shall lawfully do or cause to be done in or by virtue of this Power of Attorney.

AND for the better doing, performing and executing the matters and things aforesaid the Company hereby further grants to each Attorney full power and authority for it to appoint as its substitute any person, company or firm as attorney of the Company and to delegate to any such substitute attorney all the powers and authorities hereby conferred and to revoke any such appointment from time to time and to substitute or appoint any other or others in the place of such attorney or attorneys as the Attorney shall from time to time think fit.

AND any person, agency or company relying upon this Power of Attorney need not and will not make any determination or require any court judgment as to whether an Event of Default (however so defined) has occurred.

PROVIDED ALWAYS that the rights and powers granted to each Attorney pursuant to this Power of Attorney shall only be exercisable upon occurrence of an Event of Default (as defined in the Lease Agreement) which is continuing and in the circumstances where Lessor has exercised its right to terminate the leasing of the Aircraft under the Lease Agreement.

This Power of Attorney is irrevocable and is coupled with an interest. This Power of Attorney is governed by, and shall be construed in accordance with, [●] law.

This Power of Attorney is made by way of deed this day of at

.

EXECUTED AND DELIVERED AS A DEED

GLOBAL CROSSING AIRLINES INC. )

pursuant to a )

Resolution of the Board of Directors )

Passed on )

in the presence of: )

[Name] )

[Designation] )

EXHIBIT K: STATEMENT OF ACCOUNT LETTER

Date:

To whom it may concern Dear Sirs,

We hereby confirm that Global Crossing Airlines Inc. (“Lessee”) has entered into that certain Aircraft Lease Agreement with Bank of Utah, not in its individual capacity, but solely as owner trustee (“Lessor”) with respect to the leasing of one (1) Airbus A21-232 aircraft bearing manufacturer's serial number 1153 (the "Aircraft") dated [●].

We hereby authorize all air traffic control authorities, maintenance providers, airfields and civil aviation authorities to issue to [●] (“Authorized Representative”), upon request from time to time, a statement of account of all sums due by Lessee in respect of the aircraft in its fleet and, in particular, the Aircraft, as at the date of each such request by such Authorized Representative.

For and on behalf of

GLOBAL CROSSING AIRLINES INC.

By:

Name:

Title:

Appendix to

Statement of Account Letter

Organisation	Type of Charge

Airports Authority of State of Registration (and any entity permitted under applicable laws to exercise the powers of the Airports Authority in respect of operation and management of airports in the State of Registration)

Air navigation service charges and all other levies, fees, duties and other charges
The Civil Aviation Authority	Air navigation service charges and all other levies, fees, duties and other charges

Any other Air Authorities into whose jurisdiction the operator flies the Aircraft, including Eurocontrol	Air navigation service charges and all other levies, fees, duties and other charges
All airport and airport authorities in which the operator exercise landing rights	Airport fees and charges

EXHIBIT L: FORM OF MONTHLY REPORT

[●]

Form of technical report

Monthly Data Return Document
Operator: [**	]
Registration: [**		]
Aircraft serial number:		Type:	Month ending:

1
Aircraft utilization

Aircraft total Flight Hours
Aircraft total Cycles
Flight Hours for month
Cycles for month

2
Engine status (originally installed Engines at Delivery)

	Pos.1	Pos.2
Engine Serial Number:
Flight Hours for the month:
Cycles for the month:
Flight Hours/Cycles since last shop visit:
Next limiter:
Remaining Cycles to next limiter:
Average Thrust Derate for the month:

3
APU – serial number

	Flight Hours/Cycles since new	Flight Hours/Cycles for the month	Flight Hours/Cycles since last shop visit

Limiter:		Cycles Remaining

4
Landing Gears

	Total Flight	Flight	Date of next	Cycles till
	Hours/Cycles	Hours/Cycles	OVH	next OVH
since last
overhaul
Nose

Right
Left

Major Qualifying Work reporting (only as applicable)

●
C-Check / Airframe HMV Check: complete section 5

●
Major damage: complete section 6

●
APU change: complete section 7

●
Engine change: complete section 8

●
Maintenance program change: complete section 9

●
Other significant events: complete section 10

5
Major Check Report

Date of Check:	Total Flight Hours:	Total Cycles:
Location:	Agent:	Downtime:
Type of check:
Description of work to be carried out:

NEXT DUE: C-check date (which C ** )	6 year/12 year date:

6
Major Damage Report

Major Damage Description: (if outside SRM only)

7
APU Removal

8
Engine removal and shop visit report – for removed Engine (only original Engines): provide shop visit report later when available.

Serial Number:	Date of removal:
Position:	Airframe Flight Hours at removal:
Engine Total Hours:	Airframe Cycles at removal:
Flight Hours/Cycles since last shop visit:
Shop visit:
Reason for removal:

Repair Agent:	Location:
Intended work scope: (incl. AD/SB):

9
Significant Events

For Name:

Signature: Date:

EXHIBIT M: SUBLEASE REQUIREMENTS

Any approved sublease shall be subject to the following requirements:

Lessee may not sublease the Aircraft to any sublessee without prior written approval of Lessor, except for (i) charters, and (ii) wet leases that do not exceed six (6) months in duration, which can be performed without prior notice or approval from Lessor.

EXHIBIT O: AIRCRAFT DOCUMENTS

Lessor will provide to Lessee one set of the following documents at Delivery in electronic form:

A.	Certificates
A003	Export Certificate of Airworthiness
A004	FAA Noise Certificate (or equivalent) e.g. AFM page
A005	FAA Radio Station License including installed list of all Radio transmitting equipment
A006	Aircraft De-Registration confirmation from the FAA

A007	Burn Certifications: Certification of compliance with the fire blocking requirements as outlined in FAR/JAR Part 25 including:
A007 D	Flight Attendant Seats
A007 I	Galley Floor Covering
A008	Certificate of Sanitary Construction (if applicable)
A012	AOC including Operation Limitation
B.	Aircraft Maintenance Status Summaries
B001	Certified current Time in Service (Hours & Cycles) & Maintenance Status
B002	Certified status of airframe & appliance Airworthiness Directives (including method of compliance)
B007	Certified status of installed Hard Time components (including time, hours and cycles remaining)
B009	Certified status of Airframe Check/Inspection history
B010	Certified list of Deferred Maintenance Items (if applicable)
B011	Certified status of Maintenance Task compliance listing ('Last Done\Next Due') including 'Out of Phase' Inspections
B012	Operator Incident (Clearance) Statement to include Airframe, Engines, Landing Gear & APU covering period of operation
B013	Certified map of structural repairs and allowable damage, including reference to applicable approved data and time limited items

B014	Certified status of Certification Maintenance Requirements (CMR)
B015	Statement of the Aircraft eligible Type Certification
B016	Life Limited Parts Status, Airframe Parts (if applicable)
B017	Certified statement of Oil and Fluid types used in Aircraft, Engines and APU
B022	Operator Maintenance Program Summary
B023	Aircraft Flight Time Report / Aircraft Log Book
C.	Aircraft Maintenance Records
C001	Aircraft Technical Logs
C002	'A' Checks - Last complete cycle of 'A' Checks (or equivalent)
C003	'C' Checks - Last complete cycle of 'C' Checks (or equivalent)
C004	All major Airframe Structural Check packages

C005	CPCP/ISIP certified maintenance task cards (including level of corrosion found and rectification)
C009	Structural Repairs and allowable damage certified maintenance task cards, including repair data and Regulatory Approval, if not within scope of SRM
C011	Certification Maintenance Requirements (CMR's) certified maintenance task cards
C012	Certified Aircraft Weighing Report
C013	Flight Control Balance Status - original manufacturer data or certified maintenance task card (if applicable)
C014	Last Demonstration Flight Report and relevant Technical Log
C016	Compass Deviation Report including certified task card
C018	Certified Current Records Inventory (including full inventory of boxes delivered)
D.	Configuration Status
D001	Layout of Passenger Accommodation Drawing (LOPA), including Seat Part Numbers
D003	Emergency Equipment Drawing with item description and Part Number

D005	Inventory Listing of Avionics Units installed (E & E Bay)
E.	Aircraft Manufacturer Records
E001	Certificate of Airworthiness for Export at Manufacture (where applicable)
E002	Manufacturer report of Airworthiness Directives incorporated at Manufacture
E003	Manufacturer original Component fitted listing
E004	Manufacturer’s Repair/Alteration Report.
E005	Manufacturer Report of Service Bulletins and optional Modifications incorporated at manufacturer
E008	Manufacturer report of Landing Gear Life Limited Parts installed at manufacture including Part number and Serial number
F.	Engine Record
F001	Certified statement of total time in Service (Hours & Cycles)
F002	Certified status of Engine Airworthiness Directives including method of compliance
F003	Certified current status of Engine Service Bulletins incorporated at Transition/Redelivery

F005	Certified Life Limited Parts Listing indicating cycles remaining
F006	Manufacturer Delivery Documents (Vital Statistics Logbook, Test Data/Performance Summary, Configuration Listing and SB Status at Manufacture)
F007	Engine/Module Shop Visit Reports from last shop visit and any subsequent shop maintenance
F008	Individual total cycle substantiation data for each Life Limited Part since manufacture, and confirmation that each LLP was not Incident related
F009	Condition Monitoring Report (Current Trend Data)
F011	Last Borescope Report (including video if available)
F012	Last Engine Test Cell Report
F013	Last on wing Maximum Power Assurance Ground Run
F014	Engine Incident (Clearance) Statement

F015	ETOPS compliance report and certified maintenance task cards (if applicable)
F016	Type of Engine Oil used
F017	Operator certified statement of Engine non-exceedence during period of operation
F018	Power Rating Operation Statement (Cycles of operation e.g. at B1, B2, C1, etc.)
F019	Certified maintenance task cards - Engine Field Repairs since last shop visit (if applicable)
F020	Certified maintenance task cards - Long Term Preservation - (if applicable)
F021	Certified maintenance task cards - Fan Blade Distribution Sheet
F022	Certified maintenance task cards - Last Fan Blade lubrication
F023	Certified maintenance task cards - Engine Mount NDT Inspection (if applicable)
F025	Certified High Pressure Turbine Blade listing to include TSN/CSN/TSO/CSO (if LLP)
F026	Certificate of Airworthiness for Export at manufacture (if applicable)
F027	Certified Maintenance Taskcards for last 'C' Check compliance
G.	APU Records
G001	Certified total Time in Service (Hours & Cycles) of APU (including statement of ratio from Aircraft Hrs to APU Hrs)

G002	Certified status of APU Airworthiness Directives including method of compliance
G003	Certified status of APU Manufacture Service Bulletins incorporated
G007	LLP status and certified history of life consumed to date (if applicable)
G008	Operational Performance Test certified maintenance task card
G009	Last Test Cell Report
G010	ETOPS Compliance Report and certified maintenance task cards (if applicable)
H.	Component Records

H001	Airworthiness Release Certificate for each Hard Time Component - 8130'S only, as available from previous operator and subject to their records retention policies
I.	Landing Gears
I001	Airworthiness Release Certificate from Last Overhaul - 8130's only
I002	Certified status of Life Limited Parts (LLP's) for each Landing Gear showing Cycles consumed since new and allowable Cycles remaining to Last Shop Visit
I003	Maintenance Shop Reports from last overhaul and any subsequent shop maintenance
I005	Full BTB Traceability to Manufacture for all Life Limited Parts (as identified in applicable manufacture document) going through 1st Overhaul
J.	Manuals – Provided by Lessee/Operator

Any discrepancies in the Aircraft Documents at Delivery shall be noted in the Acceptance Certificate and will be noted in the Redelivery Certificate at Redelivery.

All Aircraft Documents of maintenance, inspection, modification and overhauls accomplished will be in the English language and all “dirty finger prints” shall be available.

EXHIBIT P: LOOSE EQUIPMENT

ITEM	P/N	NOMENCLATURE	QTY	NOTE
1.
2.
3.
4.
5.
6.

Galley Insert

ITEM	VENDOR P/N	NOMENCLATURE	QTY	NOTE

1.
2.
3.
4.

ARI: Date:

XIA: Date:

EXHIBIT Q: ENGINE PROTOCOL

Engine Replacement for a Qualifying Event

The following applies to engines with a Qualifying Event (Performance Restoration or LLP Restoration) and does not apply to a non-Qualifying Event such as a repair shop visit, foreign object damage, misuse, abuse or improper maintenance, storage or handling.

1.
Lessor will provide a replacement engine

(a)
In the event that an engine is subject to a Qualifying Event (Performance Restoration or LLP Restoration).

(b)
Provided that Lessee shall provide adequate prior written notice of the requirement, to permit Lessor to position a replacement engine at Lessee’s Habitual Base or as otherwise mutually agreed, (15) days prior to the scheduled engine removal date.

(c)
The removed engine will be promptly prepared for shipment by Lessee or its Approved Maintenance Provider, at no cost to Lessor for shipment on

Lessor’s engine stand to such destination as may be designated by Lessor. The Lessor will bear all costs of engine shipment.

(d)
The Redelivery Condition will not be applicable if a time-continued replacement engine with less than Delivery Condition life remaining adjusted for remaining lease period, in Lessor’s reasonable opinion, is provided by Lessor.

2.
Backup Option 1 – Lessee may operate its own spare engine

(a)
In the event that no replacement engine can be provided by Lessor, Lessee may install a Lessee owned engine on the Aircraft.

(b)
In the event that Lessee shall install a Lessee owned engine on the Aircraft, Lessor will reimburse Lessee for its internal costs of such Lessee owned engine, provided that any Rent and Supplemental Rent shall not exceed then-current industry rates for long-term engine rental.

(c)
The Redelivery Condition will not be applicable.

3.
Backup Option 2 – Lessee may operate a Third-party lease engine

(a)
In the event that a replacement engine cannot be provided either under Option 1 or Option 2 above, Lessee may lease an engine from a third party on commercially reasonable terms on a short-term basis.

(b)
Lessor will reimburse Lessee its costs for renting a replacement engine provided that the costs are less than or equal to the then-current rates for the applicable V2500 or CFM56-5B engines, as applicable.

(c)
Lessee will minimize the lease term to avoid lease commitment beyond the time required for Lessor to provide a replacement engine.

(d)
The Redelivery Condition will not be applicable.

EXECUTION PAGE

TN WITNESS WHEREOF, Lessor and Lessee have each caused this Agreement to be duly executed by their duly authorized officers on the date first written above.

SIGNED on behalf of SIGNED on behalf of:

GLOBAL CROSSING AIRLINES INC. BANK OF UTAH, not in its individual capacity, but solely as owner trustee

By: By:

Name: Ryan Goepel Name: Michael Arsenault

Title: President & CFO Title: Senior Vice President